UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FIDELITY & GUARANTY LIFE

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Two Ruan Center

601 Locust Street, 14th Floor

Des Moines, IA 50309

December 30, 2014

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Fidelity & Guaranty Life, to be held on Wednesday, February 11, 2015, at 11:00 a.m., Central Time, at Two Ruan Center, 601 Locust Street, Des Moines, IA 50309.

At the meeting, stockholders will be asked to consider the matters contained in the enclosed Notice of Annual Meeting of Stockholders and proxy statement. We will also consider any additional business that may be properly brought before our annual meeting.

Details regarding requirements for admission to our annual meeting are described in the proxy statement under the heading “How do I attend the Annual Meeting?”

If you have any questions concerning our annual meeting and you are the stockholder of record of your shares, please contact our Investor Relations Department at (844) 582-2972 or by email at Investor.Relations@fglife.com or our proxy solicitor, Georgeson, toll-free, at (888) 293-6812. If you are the stockholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, American Stock Transfer & Trust, by telephone at (800) 937-5449. If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning our annual meeting or your stock ownership.

Stockholders of record can vote their shares by attending our annual meeting or by submitting a proxy through the mail or over the Internet. Instructions for using these convenient services are provided on the proxy card. Please make sure to read the enclosed information carefully before voting your shares. You may also vote your shares by marking your votes on the enclosed proxy card. If you attend our annual meeting, you may withdraw your proxy and vote your shares in person. If your shares are held in street name, you should vote your shares in accordance with the instructions of your bank or brokerage firm or other nominee.

We appreciate your continued support of Fidelity & Guaranty Life.

Sincerely,

Phillip J. Gass

Chairman of the Board

Two Ruan Center

601 Locust Street, 14th Floor

Des Moines, IA 50309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 11, 2015

December 30, 2014

To Our Stockholders:

We will hold the annual meeting of stockholders of Fidelity & Guaranty Life on Wednesday, February 11, 2015, at 11:00 a.m., Central Time, at Two Ruan Center, 601 Locust Street, Des Moines, IA 50309. The purposes of our annual meeting are as follows:

1.	To elect four Class I directors;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015;

3.	To conduct an advisory vote on the compensation of our named executive officers;

4.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation;

5.	To approve the Fidelity & Guaranty Life Section 162(m) Employee Incentive Plan, which approval is necessary to qualify performance awards payable in cash for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code; and

6.	To approve the Fidelity & Guaranty Life 2013 Stock Incentive Plan, as amended, which approval is necessary to permit members of the compensation committee to receive awards under the plan and which approval is necessary to qualify performance awards for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code.

Our board of directors recommends a vote FOR Proposals 1, 2, 3, 5 and 6 and a vote of “every three years” on Proposal 4. These proposals are described in the attached proxy statement, which you are encouraged to read fully. Stockholders will also consider any additional business that may be properly brought before our annual meeting or any adjournment or postponement thereof.

Details regarding requirements for admission to our annual meeting are described in the attached proxy statement under the heading “How do I attend the annual meeting?”

Our board of directors has set the close of business on December 15, 2014, as the record date for our annual meeting. The stock transfer books of our company will not be closed following the record date, but only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, our annual meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at our annual meeting and will also be available for ten days prior to the meeting, during normal business hours, at our principal office located at Two Ruan Center, 601 Locust Street, 14th Floor, Des Moines, IA 50309.

The vote of each eligible stockholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend our annual meeting.

By Order of the board of directors,

Phillip J. Gass

Chairman of the Board

GENERAL INFORMATION ABOUT THE PROXY STATEMENT AND THE ANNUAL MEETING

Why am I receiving these materials?

This proxy statement, the accompanying Notice of Annual Meeting of Stockholders and proxy card are being furnished to the stockholders of Fidelity & Guaranty Life by our board of directors to solicit your proxy to vote at our annual meeting of stockholders and any adjournments or postponements thereof to be held on Wednesday, February 11, 2015, at 11:00 a.m., Central Time, at Two Ruan Center, 601 Locust Street, Des Moines, IA 50309.

This proxy statement summarizes the information that holders of shares of our common stock need to vote at our annual meeting. Unless stated otherwise herein or the context requires otherwise, references to “shares” means shares of our common stock, and “stockholder” means a holder of our common stock.

We will begin mailing this proxy statement, along with the proxy card and the other materials listed below, on or about December 30, 2014. To ensure that your proxy is voted at our annual meeting, your proxy should be received no later than 5:00 p.m., Eastern Time, on February 10, 2015, if given by mail, or by 11:59 p.m., Eastern Time, on February 10, 2015, if submitted over the Internet.

We have requested that banks, brokerage firms and other nominees who hold shares on behalf of the beneficial owners of our shares as of the close of business on December 15, 2014, forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

What materials am I receiving?

You are receiving:

1.	this proxy statement for our annual meeting;

2.	a proxy card or voting instruction form for our annual meeting; and

3.	our annual report to stockholders for the fiscal year ended September 30, 2014 (“Fiscal 2014”), which includes our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”), on November 19, 2014.

What is the purpose of the annual meeting?

At our annual meeting, including any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon the following proposals:

1.	To elect Messrs. Benson, Cheliotis, Gass and Gregson as Class I directors;

2.	To ratify the appointment of KPMG LLP (“KPMG”) as our company’s independent registered public accounting firm for the fiscal year ending September 30, 2015 (“Fiscal 2015”);

3.	To conduct an advisory vote on the compensation of our named executive officers;

4.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation;

5.	To approve the Fidelity & Guaranty Life Section 162(m) Employee Incentive Plan, which approval is necessary to qualify performance awards payable in cash for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code; and

6.	To approve the Fidelity & Guaranty Life 2013 Stock Incentive Plan, as amended, which approval is necessary to permit members of the compensation committee to receive awards under the plan and which approval is necessary to qualify performance awards for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code.

You may also be asked to consider and vote upon other business as may come before our annual meeting or any adjournment or postponement thereof. Other than matters incident to the conduct of our annual meeting and those set forth in this proxy statement, we do not know of any business or proposals to be considered at our annual meeting. If any other business is proposed and properly presented at our annual meeting, the proxies received from our stockholders give the proxy holders the authority to vote on any other matters in their discretion.

Who are the nominees for election and what would be the size and composition of the board and its standing committees following their election?

The nominees for election as Class I directors at our annual meeting are Messrs. Benson, Cheliotis, Gass and Gregson. See “Proposal 1 Election of Directors—Nominees for Election as Directors” for our nominees’ biographical information. Messrs. Asali, Launer, and Melchionni will continue as Class II directors and Messrs. Bawden, Tweedie and Williams will continue as Class III directors. See “Proposal 1 Election of Directors—Continuing Directors.”

Messrs. Bawden, Benson, Gregson and Melchionni are “independent” directors under the applicable SEC rules, the NYSE Listed Company Manual and related rules (“NYSE Rules”) and our Corporate Governance Guidelines. As of December 15, 2014, our audit committee is comprised of Messrs. Bawden, Gregson and Melchionni. Mr. Bawden qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. As of December 15, 2014, our compensation committee is comprised of Messrs. Cheliotis, Gregson and Melchionni. As of December 15, 2014, our nominating and corporate governance committee is comprised of Messrs. Cheliotis, Gass and Tweedie. The chairpersons of the audit, compensation, and nominating and corporate governance committees are Messrs. Bawden, Cheliotis and Gass, respectively.

As of December 15, 2014, Harbinger Group Inc. (“HGI”) owned approximately 80.1% of our common stock. As a result, we are a “controlled company” within the meaning of the NYSE corporate governance standards. Accordingly, we are presently relying on, and intend to continue to rely on exemptions from certain corporate governance requirements. Specifically, as a controlled company, we are not required to have (1) a majority of independent directors, (2) a nominating and corporate governance committee composed entirely of independent directors or (3) a compensation committee composed entirely of independent directors.

Following the election of the Class I directors, our board will be comprised of ten directors and there will be no vacancies on our board.

What does our board recommend?

The board recommends a vote as follows:

•	FOR each of the nominees;

•	FOR the ratification of the appointment of our independent registered public accounting firm;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR an advisory vote on executive compensation to be held EVERY THREE YEARS;

•	FOR the approval of the Fidelity & Guaranty Life Section 162(m) Employee Incentive Plan; and

•	FOR the approval of the Fidelity & Guaranty Life 2013 Stock Incentive Plan, as amended.

Who can vote?

Our board has fixed the close of business on December 15, 2014, as the date to determine the stockholders who are entitled to attend and vote at our annual meeting. On the record date, our outstanding capital stock consisted of 58,691,200 shares of common stock, which was held by approximately 22 holders of record including persons who hold shares for an indeterminate number of beneficial owners. Each share of common stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval.

Can I obtain a list of stockholders entitled to vote at the annual meeting?

At our annual meeting, and at least ten days prior to our annual meeting, a complete list of stockholders entitled to vote at the meeting will be available at our principal office, Two Ruan Center, 601 Locust Street, 14th Floor, Des Moines, IA 50309, during regular business hours. Stockholders of record may inspect the list for proper purposes during normal business hours.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of record. You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust. Our proxy materials were sent directly to you by our company and you can vote your shares as instructed on the accompanying proxy card.

Beneficial owner of shares held in “street name.” You are a beneficial owner if at the close of business on the record date your shares were held in the name of your bank, brokerage firm or other nominee. Being a beneficial owner means that your shares are held in “street name.” Our proxy materials were forwarded to you by that organization, and their instructions for voting your shares should accompany this proxy statement.

How do I attend the annual meeting?

All stockholders at the close of business on the record date are invited to attend our annual meeting. For admission, stockholders should come to our annual meeting check-in area no less than 15 minutes before our annual meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the record date, along with a form of photo identification. Registration will begin at 10:30 a.m., Central Time, and our annual meeting will begin at 11:00 a.m., Central Time. Please note that the use of cameras and other recording devices will not be allowed at our annual meeting.

If I am a stockholder of record, how do I vote and what are the voting deadlines?

If you are a stockholder of record, there are several ways for you to vote your shares:

•	By mail. You may submit your vote by completing, signing and dating the proxy card received and returning it in the prepaid envelope by following the instructions that appear on the proxy card. Proxy cards submitted by mail must be received no later than 5:00 p.m., Eastern Time, on February 10, 2015, to be voted at our annual meeting.

•	Via Internet. You may vote your shares via the Internet by following the instructions provided in the proxy card. If you vote via the Internet, you do not need to return a proxy card by mail. Internet voting is available 24 hours a day, 7 days a week. Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on February 10, 2015, to be voted at our annual meeting.

•	In person at the Annual Meeting. You may vote your shares in person at our annual meeting. Even if you plan to attend our annual meeting in person, we recommend that you also submit your proxy card or vote via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting. Details regarding requirements for admission to our annual meeting are described in this proxy statement under the heading “How do I attend the annual meeting?”

I hold my shares in “street name,” how do I vote and what are the voting deadlines?

If you are a beneficial owner of your shares, you should have received voting instructions from the bank, brokerage firm or other nominee holding your shares. You should follow such instructions in order to instruct your bank, brokerage firm or other nominee on how to vote your shares. The availability of Internet voting will depend on the voting process of the bank, brokerage firm or other nominee holding your shares. Shares held beneficially may be voted in person at our annual meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares. Details regarding requirements for admission to our annual meeting are described in this proxy statement under the heading “How do I attend the annual meeting?”

Can I revoke or change my vote after I submit my proxy?

Stockholders of record. If you are a stockholder of record, you may revoke your vote at any time before the final vote at our annual meeting by:

•	signing and returning a new proxy card with a later date, since only your latest proxy card, received no later than 5:00 p.m., Eastern Time, on February 10, 2015, will be counted;

•	submitting a later-dated vote via the Internet, since only your latest Internet vote received by 11:59 p.m., Eastern Time, on February 10, 2015, will be counted;

•	attending our annual meeting in person and voting again; or

•	delivering a written revocation to Eric L. Marhoun, Executive Vice President, General Counsel and Secretary, at Fidelity & Guaranty Life, Two Ruan Center, 601 Locust Street, 14th Floor, Des Moines, IA 50309, by 5:00 p.m., Central Time, on February 10, 2015.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow its instructions for changing your vote.

What is a “quorum”?

We may hold our annual meeting only if a “quorum” is present, either in person or by proxy. A “quorum” is a majority of our outstanding shares entitled to vote on the record date. Your shares will be counted towards establishing a quorum if you vote by mail, over the Internet or if you vote in person at our annual meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. If a quorum is not present at our annual meeting, we may adjourn the meeting from time to time until we have established a quorum.

What if I do not give specific instructions?

Stockholders of record. If you are a record holder of shares and you do not give specific voting instructions, the proxy holders will vote your shares as recommended by our board on all matters presented in this proxy statement, and as the proxy holders determine in their discretion with respect to any other matters properly presented for a vote at our annual meeting.

Beneficial owners of shares held in “street name.” If your shares are held in “street name” and you do not give specific voting instructions to your nominee, then, under the NYSE Rules, your nominee generally may vote on routine matters but cannot vote on non-routine matters. If you do not give instructions on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares; this is generally referred to as a “broker non-vote.”

Which ballot measures are “routine” or “non-routine”?

Proposal 1 (election of directors), Proposal 3 (advisory vote on executive compensation), Proposal 4 (advisory vote on frequency of executive compensation voting), Proposal 5 (approval of the Section 162(m) Employee Incentive Plan) and Proposal 6 (approval of the 2013 Stock Incentive Plan, as amended) are considered non-routine matters under applicable rules. A brokerage firm or other nominee cannot vote without instructions on non-routine matters. Therefore, if you hold your shares in street name, it is critical that you give instructions on how to cast your vote with respect to these non-routine matters if you want your votes to count. If you do not instruct your bank, brokerage firm or other nominee how to vote on these non-routine matters, no votes will be cast on your behalf.

Proposal 2 (the ratification of the appointment of KPMG as our independent registered public accounting firm for Fiscal 2015) is considered routine under applicable rules. A broker or other nominee generally may vote on routine matters, and therefore no broker non-votes are expected in connection with this proposal.

What vote is required to approve the proposals?

Each director nominee who receives an affirmative vote by the holders of a plurality of the votes cast will be elected a director (Proposal 1).

The vote on the frequency of holding a future advisory vote on executive compensation (Proposal 4) is advisory and non-binding, and if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

The affirmative vote of the holders of a majority of the votes represented at our annual meeting in person or by proxy is required to ratify our board’s appointment of KPMG as our independent registered public accounting firm for Fiscal 2015 (Proposal 2), to approve, on an advisory basis, the compensation of our named executives (Proposal 3), to approve the Section 162(m) Employee Incentive Plan (Proposal 5), and to approve the 2013 Stock Incentive Plan, as amended (Proposal 6).

With regards to Proposal 1 (election of directors), shares represented by proxies that are marked “WITHHOLD” and shares that are present in person or proxy but not voted will be excluded entirely from the vote and will have no effect on the outcome of this vote because the directors are elected by a plurality vote. With regards to Proposal 2 (ratification of KPMG’s appointment as auditor), Proposal 3 (advisory vote on executive compensation), Proposal 5 (approval of the Section 162(m) Employee Incentive Plan), and Proposal 6 (approval of the 2013 Stock Incentive Plan, as amended), shares marked “ABSTAIN” and shares that are present in person or by proxy but not voted will be considered present at the Annual Meeting and will have the effect of a vote against each of these proposals because approval of each of these proposals requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. With regards to Proposal 4 (advisory vote on the frequency of a future advisory vote on executive compensation), shares represented by proxies that are marked “ABSTAIN” and shares which are not voted will be excluded entirely from the vote and will have no effect on the outcome of this vote because the stockholders’ recommendation with respect to Proposal 4 is determined by a plurality vote.

HGI, which as of the record date held approximately 80.1% of the voting power entitled to vote at our annual meeting, has notified us that it intends to vote all of its shares at our annual meeting in accordance with our board’s recommendations.

How are broker “non-votes” and abstentions treated?

Broker “non-votes” and shares held as of the record date by holders who are present in person or represented by proxy at our annual meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at our annual meeting will be counted as present for purposes of establishing a quorum.

Broker “non-votes” and abstentions will: (i) have no effect on the outcome of the votes on Proposal 1 and Proposal 4 because each of these proposals is determined by a plurality vote and (ii) have the effect of a vote against Proposal 2, Proposal 3, Proposal 5 and Proposal 6 because approval of each of these proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy at our annual meeting and entitled to vote.

Who will count the votes and serve as the inspector of election?

We have engaged American Stock Transfer & Trust as our independent inspector of election to tabulate stockholder votes at our annual meeting.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of our board. Certain officers, directors and other employees may also solicit proxies on our behalf by mail, telephone, fax, Internet or in person. Our company is paying for the cost of preparing, assembling and mailing this proxy soliciting material. We have engaged Georgeson to assist us in the distribution of proxy materials and the solicitation of votes described above. We will bear the costs of the fees for the solicitation agent, which are not expected to exceed $10,000. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common shares held of record by them, and these custodians will be reimbursed for their reasonable charges and expenses to forward our proxy materials to their customers or principals.

What is the deadline to propose actions for consideration at the 2016 annual meeting of stockholders?

We expect to hold our 2016 annual meeting of stockholders in February 2016. For a stockholder’s proposal to be considered timely for inclusion in our proxy statement and form of proxy relating to the 2016 annual meeting, such proposal should be received by us not later than the close of business on the later of October 14, 2015, or the tenth day following the day on which public announcement of the 2016 annual meeting is first made by the company.

Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The by-laws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not fewer than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or more than 70 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to our corporate secretary (x) not earlier than 120 days prior to the meeting or (y) no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which a public announcement of the date of such meeting is first made by us.

Where can I find voting results?

We will publish the final voting results from our annual meeting in a Current Report on Form 8-K within four business days of the date of our annual meeting.

How can stockholders communicate with our board?

Stockholders may communicate with our board by writing to Fidelity & Guaranty Life, c/o Board of Directors, Two Ruan Center, 601 Locust Street, 14th Floor, Des Moines, IA 50309. Please see the additional information in the section captioned “Communications with Board Members.”

Where are the company’s principal executive offices located and what is the company’s Investor Relations telephone number?

Our principal executive offices are located at Two Ruan Center, 601 Locust Street, 14th Floor, Des Moines, IA 50309. You may contact our Investor Relations Department by phone at 1-844-582-2972 or by email at Investor.Relations@fglife.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on February 11, 2015.

The proxy statement and other proxy materials are available on the company’s website at www.fglife.com under the heading “Annual Reports and Proxy Statements.”

Who can help answer my questions?

If you have any questions about our annual meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Banks, Brokers and Shareholders

Call Toll-Free (888) 293-6812

PROPOSAL 1

ELECTION OF DIRECTORS

Our certificate of incorporation provides for the division of our board into three classes of as nearly equal number of directors as possible. Class I is comprised of four directors and Classes II and III are comprised of three directors each. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The term of each class of directors is three years, with the term for one class expiring each year in rotation. As a result, one class of directors is elected at each annual stockholders meeting for a term of three years, to hold office until their successors are elected and qualified or until their earlier death, removal or resignation. The term of the current Class I directors expires at our annual meeting.

Directors

The following table sets forth information about our directors. The respective age of each individual in the table below is as of December 15, 2014.

NAME	POSITION	CLASS	AGE
James M. Benson*	Director	I	68
Kostas Cheliotis	Director	I	37
Phillip J. Gass	Chairman and Director	I	36
Kevin J. Gregson*	Director	I	55
Omar M. Asali	Director	II	44
Leland C. Launer, Jr.	Chief Executive Officer and Director	II	59
William P. Melchionni*	Director	II	70
William J. Bawden*	Director	III	68
L. John H. Tweedie	Director	III	69
Thomas A. Williams	Director	III	55

*	Independent director.

Our nominating and corporate governance committee proposes nominees for election to our board and such nominees are reviewed and approved by the entirety of our board. Our nominating and corporate governance committee and our board recommend that each nominee for director be elected at our annual meeting. The nominees are Messrs. Benson, Cheliotis, Gass and Gregson. The nominees have consented to continue to serve as directors if elected. Mr. Benson has served as a director since October 2014. Mr. Cheliotis has served as a director since 2012. Mr. Gass has served as a director since 2011 and as Chairman since 2013. Mr. Gregson has served as a director since 2011. Under our certificate of incorporation, our board of directors consists of such number of directors as may be determined from time to time by resolution of our board. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director and the elected person will serve the remainder of the term of the class to which he or she is appointed. Each director will hold office until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. In addition, if a nominee becomes unavailable for any reason or should a vacancy occur before the election, which we do not anticipate, the proxies will be voted for the election, as director, of such other person as our board may recommend. Proxies cannot be voted for a greater number of persons than are included in the class of directors—this year that number is four.

Our board of directors is led by our non-executive Chairman, Mr. Gass. Our board of directors has determined that Messrs. Bawden, Benson, Gregson and Melchionni are independent within the meaning of the federal securities laws and the NYSE Rules.

Nominees for Election as Directors

Class I Directors—Nominees for Three-Year Terms Expiring 2018

James M. Benson has served as one of our directors since October 2014. Mr. Benson has over 40 years of industry experience and is a nationally-recognized expert in the fields of financial services and insurance. He has served as President and CEO of Benson Botsford, LLC, since 2006, and has been a director there since 2010. Since 2006, Mr. Benson has served on the board of Sapient Corp. Since 1995 he has served on the board of Hospital for Special Surgery. He serves on the board of Valmark Securities, Inc., and from 2010 until 2013 he was a board member of Aviva USA Corp. He was President and CEO of John Hancock Life Insurance Company, a division of Manulife Financial, from 2002 to 2006. Prior to joining Hancock in 2002, he was President of MetLife, Inc.’s Individual Business enterprise. During his tenure at MetLife, he was Chairman, President and CEO of New England Financial as well as Chairman, President and CEO of GenAmerica Financial Corporation. Before joining MetLife in 1997, he held the dual position of President and COO of the Equitable Companies, Inc., and was CEO of its flagship life insurance operation, Equitable Life Assurance. Mr. Benson received his undergraduate degree from the University of Illinois and an M.B.A. from the University of Southern California. We believe Mr. Benson’s industry experience well qualifies him to serve on our board of directors.

Kostas Cheliotis has served as a director of our company since 2012 and as Chairman of our compensation committee since June 2013. He currently serves as Senior Vice President and Deputy General Counsel of HGI and is focused on HGI’s investments in financial institutions, including insurance, reinsurance and asset management. Mr. Cheliotis also currently serves as a board member of Front Street Re (Cayman) Ltd., which is HGI’s reinsurance platform focusing on fixed annuities (“FSRCI”), and HGI Asset Management Holdings, LLC, which is the parent company of CorAmerica Capital LLC, Energy & Infrastructure Capital, LLC, Five Island Asset Management, LLC (“FIAM”), and Salus Capital Partners, LLC (“Salus”). Prior to joining HGI, Mr. Cheliotis served as Vice President & Investment Counsel of Harbinger Capital. Mr. Cheliotis started his career in 2002 as an Associate at Milbank, Tweed, Hadley & McCloy LLP, in the firm’s Mergers & Acquisitions group. At Milbank, he represented public and private companies in connection with mergers, acquisitions, divestitures, complex joint ventures, restructurings and other corporate transactions. He has completed transactions throughout Asia, Europe, Latin America and the United States in numerous regulated and non-regulated industries. Mr. Cheliotis received his B.A. from St. John’s University, magna cum laude, and his J.D. from New York Law School, summa cum laude, where he was a member of the Law Review. We believe that Mr. Cheliotis’s legal and regulatory background and experience well qualify him to serve on our on our board of directors.

Phillip J. Gass has served as director of our company since 2011 and as Chairman of the Board since June 2013. Mr. Gass serves as Managing Director of Investments of HGI and is responsible for HGI’s investments in financial institutions, including insurance, reinsurance and asset management. Mr. Gass led the acquisition of our company by HGI, and the founding of FSRCI and HGI’s asset management businesses. Mr. Gass also currently serves as a board member of FSRCI, and HGI Asset Management Holdings, LLC. Prior to joining HGI, Mr. Gass was a senior analyst with an affiliate of HGI, Harbinger Capital, a private investment firm. He joined Harbinger Capital in 2008 after serving as Vice President with GE Capital, the financial services unit of General Electric, where he was responsible for leading the underwriting of private equity and structured finance investments. Prior to GE Capital, Mr. Gass held roles at Dresdner Kleinwort Wasserstein where he focused on loan workouts and company turnarounds. Mr. Gass began his career at the Sumitomo Bank underwriting structured finance investments. Mr. Gass also currently serves on the boards of FSRCI and HGI Asset Management Holdings, LLC. Mr. Gass received a B.S. in Finance from New York University and is a CFA charterholder. We believe that Mr. Gass’s insurance, asset management and financial experience well qualifies him to serve on our board of directors.

Kevin J. Gregson has served as director of our company since 2011 and is a member of the audit, compensation and affiliate transactions committees. Mr. Gregson currently serves as the Lead Account Director for the Insurance Industry for Towers Watson. Prior to his role at Towers Watson, Mr. Gregson was a managing director at Alvarez and Marsal Business Consulting, a financial advisory services company, focused primarily on the financial services industry. With over 30 years of experience, he specializes in developing and implementing business solutions for global organizations. Prior to joining Alvarez and Marsal, Mr. Gregson served as founder and president of Bridge Pointe, LLC, a Bermuda-based insurance and reinsurance company and advisory services firm that provides innovative insurance solutions for insurers and corporate sponsors. Previously, he was a co-founder and principal of The Gregson Group, a business advisory firm helping companies align business strategies with organizational and human capital strategies. Before that, he served as a managing partner and Life Science industry group leader with Ernst & Young. Mr. Gregson earned a bachelor’s degree from the University of Delaware and has attended the Executive Finance Program at the University of Michigan. We believe that Mr. Gregson’s insurance and human resources experience well qualifies him to serve on our board of directors.

Vote Required

To be elected as a Class I director at our annual meeting, each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at our annual meeting. A plurality vote means that the director nominee with the most affirmative votes in favor of his election to a particular directorship will be elected to that directorship.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS.

Continuing Directors

Class II Directors—Terms Expiring 2016

Omar M. Asali has served as director of our company since 2011. He has served as President of HGI since October 2011, as Acting President since June 2011, and as a director of HGI since May 2011. Mr. Asali is also the Vice Chairman of the board of Spectrum Brands, Chairman of the board of HGI Asset Management Holdings, LLC, a director of FSRCI, Zap.Com and Compass Production GP, LLC., each of which is a subsidiary of HGI, and a member of the investment committee of HGI’s asset managers. Mr. Asali is responsible for overseeing the day-to-day activities of HGI, including M&A activity and overall business strategy for HGI and HGI’s underlying subsidiaries. Mr. Asali has been directly involved in all of HGI’s acquisitions across all sectors, and he is actively involved in HGI’s management and investment activities. Prior to becoming President of HGI, Mr. Asali was a Managing Director and Head of Global Strategy of Harbinger Capital, an affiliate of HGI. Prior to joining Harbinger Capital in 2009, Mr. Asali was the co-head of Goldman Sachs Hedge Fund Strategies (“Goldman Sachs HFS”) where he helped manage approximately $25 billion of capital allocated to external managers. Mr. Asali also served as co-chair of the Investment Committee at Goldman Sachs HFS. Before joining Goldman Sachs HFS in 2003, Mr. Asali worked in Goldman Sachs’ Investment Banking Division, providing M&A and strategic advisory services to clients in the High Technology Group. Mr. Asali previously worked at Capital Guidance, a boutique private equity firm. Mr. Asali began his career working for a public accounting firm. Mr. Asali received an M.B.A. from Columbia Business School and a B.S. in Accounting from Virginia Tech. We believe that Mr. Asali’s financial and asset management experience well qualifies him to serve on our board of directors.

Leland C. Launer, Jr. initially joined our predecessor company, Old Mutual US Life, as the CEO-designate in August 2010. Mr. Launer became our President and Chief Executive Officer in April 2011 and has served as Chief Executive Officer since October 2014. Mr. Launer is an accomplished insurance executive having several leadership positions through a 28-year career with one of the world’s major insurance companies, MetLife. From 2007 to 2010, Mr. Launer was a private consultant in the life insurance industry and served as the Chief Investment Officer of two Bermuda-based start-up reinsurer companies, Bridge Point Insurance Ltd. and Lennox Reinsurance Ltd. He was president of Institutional Business from 2005 to 2007 and assembled teams to create and execute significant business plans in highly mature and competitive markets, which resulted in $1.5 billion profit in both 2005 and 2006. As the Chief Investment Officer at MetLife from 2003 to 2005, he created a strategy to accurately assess investment risk and opportunities for a $300 billion investment portfolio. From 2000 to 2001, Mr. Launer held the Treasurer post at MetLife. In addition to his tenure at MetLife, he previously served as Chairman of the Board for Reinsurance Group of America and was also an active board member at MetLife Bank. Mr. Launer completed his Bachelor of Science in Chemistry at the University of Redlands before obtaining an M.B.A. at the University of Southern California. We believe that Mr. Launer’s experience as an insurance executive well qualifies him to serve on the board of directors.

William P. Melchionni has served as one of our directors since 2012. Mr. Melchionni currently works as an independent consultant for a number of financial services companies. For 17 years, he served in a number of senior roles for Credit Suisse, an investment bank, in the investment advisory business. Prior to Credit Suisse, Mr. Melchionni worked for Solomon Brothers for 12 years as a director. He played professional basketball with the Philadelphia 76ers and New York Nets. He received a Bachelor of Science in Economics from Villanova University. We believe that Mr. Melchionni’s asset management experience well qualifies him to serve on our board of directors.

Class III Directors—Terms Expiring 2017

William J. Bawden has served as one of our directors and chairman of our audit committee since 2013. Mr. Bawden previously served as a member of the board of directors of Aviva USA Corporation, a life and annuity insurance company, where he also chaired the audit committee and was a member of the risk committee. He is a retired partner of PricewaterhouseCoopers LLP (“PwC”), in which role he served the insurance industry for many years. While at PwC, Mr. Bawden led the PwC Canadian insurance practice from 1995 to 2007, was chairman of the world insurance partner leadership team from 1987 to 1993, and was co-chairman of the firm’s U.S. insurance practice from 1987 to 1992. He also has been a member of several AICPA and Canadian standards setting committees that focused on insurance accounting and reporting. Mr. Bawden has a B.S. and M.B.A. from Indiana University. We believe that Mr. Bawden’s extensive accounting and insurance qualifications and experience well qualify him to serve as a member of our board of directors.

L. John H. Tweedie has served as one of our directors since 2011. Mr. Tweedie serves as CEO and is responsible for setting and executing the strategy of FSRCI. Over a period of 35 years, Mr. Tweedie has managed businesses that provide individual life and annuities, property & casualty in both domestic and international markets. Most recently, he served as President and CEO of Northstar Re, a start-up, from 2002 to 2009. Prior to his retirement in 2001, Mr. Tweedie served as a Senior Executive Vice President for Metropolitan Life (then the majority owner of Reinsurance Group of America, Incorporated), in charge of corporate actuarial, corporate controllers and international operations. His tenure at Metropolitan Life included positions as Chief Actuary, President and CEO of Canadian Operations and Executive Officer for International Operations. In addition, Mr. Tweedie oversaw RGA operations and served on the RGA board of directors until his retirement. Mr. Tweedie rejoined the Canadian RGA board of directors in 2010. Mr. Tweedie received his Bachelor of Commerce degree from the University of Manitoba in 1966 and became a fellow of the Canadian Institute of Actuaries and the Society of Actuaries in 1971. We believe that Mr. Tweedie’s extensive actuarial, financial and executive experience well qualifies him to serve on our board of directors.

Thomas A. Williams has served as one of our directors since 2013. Mr. Williams has been the Executive Vice President and Chief Financial Officer of HGI since March 2012 and HGI Asset Management Holdings, LLC since April 2013. Mr. Williams also serves as the Executive Vice President and Chief Financial Officer of Zap.Com, a subsidiary of HGI, since March 2012. Mr. Williams is also a director of FSRCI, since August 2012. Prior to joining HGI, Mr. Williams was President, Chief Executive Officer and a director of RDA Holding Co. and its subsidiary Reader’s Digest Association, Inc. (together, “RDA”) from April 2011 until September 2011. Previously, Mr. Williams was RDA’s Chief Financial Officer from February 2009 until April 2011 where his primary focus was on developing business restructuring plans for the company. RDA later filed for bankruptcy protection in February 2013. Prior to joining RDA, Mr. Williams served as Executive Vice President and Chief

Financial Officer for Affinion Group Holdings, Inc., a portfolio company of Apollo Management, L.P., from January 2007 until February 2009 where his primary focus was on growing enterprise value, finance, accounting, treasury, tax, investor relations and SOX compliance. Previously, Mr. Williams spent more than 21 years with AT&T, Inc., where he held a progression of senior financial and officer positions including Chief Financial Officer, AT&T Networks; Chief Financial Officer, AT&T Global Network Technology Services; Chief Financial Officer, AT&T Laboratories; and AT&T Chief Process Officer. Mr. Williams started at AT&T with Bell Laboratories in June 1985. Prior to his tenure at AT&T, Mr. Williams was International Controller of McLean Industries Inc. from 1984 to 1985, Industry Analyst of Interpool Ltd. from 1982 to 1984 and Commodity Trading Associate with Bache Halsey Stuart Shields, Inc. from 1981 to 1982. Mr. Williams received a B.A. in Economics from the University of South Florida. We believe that Mr. Williams’ accounting and financial experience well qualifies him to serve on our board of directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has approved the engagement of KPMG as the company’s independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2015. Our board and audit committee believes that the appointment of KPMG as our company’s independent registered public accounting firm is in the best interests of our stockholders and our company.

Although stockholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by any applicable law or regulation, stockholder views are being solicited and will be considered by our audit committee and our board. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it is determined that such a change would be in the best interests of our company and its stockholders. We expect that a representative of KPMG will be present at our annual meeting, with the opportunity to make a statement if he or she so desires and to be available to answer appropriate questions.

To the company’s knowledge, neither KPMG nor any of its partners has any direct financial interest or any indirect financial interest in our company other than as the company’s independent registered public accounting firm.

For information about the professional services rendered by KPMG to us for Fiscal 2014, please see the section of this proxy statement captioned “Principal Accountant Fees and Services.”

Vote Required

The affirmative vote of the holders of a majority of the votes represented at our annual meeting in person or by proxy is required to ratify our appointment of KPMG as our independent registered public accounting firm for Fiscal 2015.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related rules of the SEC, we are including this resolution to enable our stockholders to approve, on a discretionary and non-binding basis, the compensation of our named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, you are asked to vote on the following resolution at our annual meeting:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the proxy statement for this meeting.”

This vote is advisory, and therefore non-binding. In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement. Our compensation committee regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our performance that our executive officers can impact and that are likely to have an impact on stockholder value. We believe that our continued strong financial performance demonstrates the effectiveness of our compensation program. Our board and our compensation committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Vote Required

The affirmative vote of the holders of a majority of the votes represented at our annual meeting in person or by proxy is required to approve, on an advisory basis, the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF A FUTURE ADVISORY VOTE ON EXECUTIVE

COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, in accordance with the requirements of the Dodd-Frank Act and the related rules of the SEC, we are including in this proxy statement a separate resolution to enable our stockholders to recommend, on a discretionary and non-binding basis, whether a non-binding stockholder vote on executive compensation should occur every one, two or three years.

After careful consideration, our board of directors believes that a frequency of every three years for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say-on-pay” vote. We believe that this frequency is appropriate as a triennial vote would provide our company with sufficient time to engage with stockholders to understand and respond to the “say-on-pay” vote results. Stockholders who have concerns about executive compensation during the interval between “say-on-pay” votes are welcome to bring their specific concerns to the attention of our board of directors. Please refer to “Communications with Board Members” in this proxy statement for information about communicating with our board.

The proxy card and the Internet proxy submission procedures each provide stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove our board’s recommendation.

Although this advisory vote on the frequency of the “say-on-pay” vote is non-binding, our board of directors and the compensation committee expect to take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of every one, two or three years, or abstaining from voting, when you vote in response to the resolution set forth below:

“Resolved, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which our company is to hold a stockholder vote to approve, on an advisory basis, the compensation of the named executive officers, as disclosed at the time.”

Vote Required

Generally, the affirmative vote of the holders of a majority of the votes represented at our annual meeting in person or by proxy is required to approve matters presented to the stockholders. However, because the vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE OPTION OF “EVERY THREE YEARS” FOR HOLDING A FUTURE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 5

APPROVAL OF THE FIDELITY & GUARANTY LIFE SECTION 162(m) EMPLOYEE INCENTIVE

PLAN

At our annual meeting, stockholders will be asked to approve the Fidelity & Guaranty Life Section 162(m) Employee Incentive Plan (the “162(m) Plan”), which was approved by the compensation committee on February 25, 2014, subject to stockholder approval. If approved by our stockholders, the 162(m) Plan would become effective for the performance periods beginning as of January 1, 2014. This approval is necessary to qualify performance awards payable in cash to our executives for the performance-based compensation exemption under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Section 162(m)”).

Our board recommends a vote for the approval of the 162(m) Plan because it believes the plan is in the best interests of our company and its stockholders. It is designed to promote the growth and profitability of our company by (i) providing incentives to contribute to our growth and financial success, and (ii) enabling us to attract, retain and reward the best available persons for positions of substantial responsibility.

Background

Section 162(m) generally provides that compensation provided by a publicly held corporation to its chief executive officer, or any of its three most highly paid named executive officers (other than its chief executive officer and chief financial officer) (“Covered Employees”) is not deductible by the corporation for U.S. federal income tax purposes for any taxable year to the extent it exceeds $1 million.

This limitation does not apply to compensation that qualifies as exempt performance-based compensation by meeting certain requirements under Section 162(m), including the requirement that the material terms of the related performance goals be disclosed to and approved by the corporation’s stockholders not less frequently than every five years. Under Section 162(m), the material terms include the class of eligible employees, a description of the business criteria on which the performance goals may be based and the maximum amount that can be paid to any participant for a specified period. Although stockholder approval is one of the requirements for exemption under Section 162(m), even with stockholder approval, there can be no guarantee that compensation will be treated as exempt performance-based compensation under Section 162(m).

We seek approval of the material terms of the 162(m) Plan, including the performance goals thereunder, to afford us the opportunity to provide exempt performance-based compensation under the 162(m) Plan. The rules and regulations promulgated under Section 162(m) are complicated, however, and may change from time to time, sometimes with retroactive effect. As such, there can be no guarantee that any award intended to qualify as performance-based compensation within the meaning of Section 162(m) will so qualify. Further, the compensation committee will continue to have authority and discretion to provide for compensation that is not exempt from the limits on deductibility under Section 162(m).

If the 162(m) Plan is not approved at our annual meeting, the 162(m) Plan will not be effective. The compensation committee, however, will have the discretion to pay annual cash bonuses to our executive officers and other key employees with respect to the periods that would otherwise have been covered under the 162(m) Plan. To the extent that any such bonuses are paid, they will not qualify as “performance-based compensation” and therefore may not be fully deductible by us due to the compensation limit imposed by Section 162(m).

Summary of Material Features of the Plan

The following is a summary of the material features of the 162(m) Plan. The summary is qualified in its entirety by reference to the complete text of the 162(m) Plan attached as Annex B to this proxy statement.

Administration. A sub-committee (for purposes of this proposal, the “Committee”) of the compensation committee comprised of at least two outside directors shall administer the 162(m) Plan and will have sole and absolute discretion to grant awards thereunder.

Participation. Participation in the Plan will be open to all of our Covered Employees or individuals who are expected to be Covered Employees when a performance award becomes payable.

Performance Awards. The Committee will have discretion to: i) determine the participants ii) establish performance goals for selected participants, and iii) authorize payments to participants in cash upon achievement of performance goals. The performance goals and methods for computing the amount that will be paid will be set at a time when the outcome is substantially uncertain and prior to the earlier of: i) 90 days after commencement of the applicable performance period or ii) the lapse of 25% of the applicable performance period.

Business Criteria for the Plan Performance Goals. Each award granted under the 162(m) Plan that is intended to qualify as Section 162(m) performance-based compensation will be subject to performance goals set by the Committee. Such performance goals may include one or more of the following criteria:

Pre-tax adjusted operating income, return on equity, after-tax adjusted operating income, operating efficiency; adjusted EBITDA; EBITDA excluding capital expenditures; other financial return measures (e.g., return on invested capital, investments, investment income generated by underwriting or other operations or on the float from such operations, equity, or revenue); cash flow return on equity; cash flow return on investment; dividends paid, productivity ratios (e.g., measuring liquidity, profitability or leverage); enterprise value; statutory capital levels; risk-based capital levels; revenue levels; expense/cost management targets (e.g., improvement in or attainment of expense levels, capital expenditure levels, and/or working capital levels); other margins (e.g., operating margin, underwriting margins, net income margin, cash margin, net or operating profit margins, EBITDA margins, adjusted EBITDA margins); market share or market penetration; customer targets (e.g., customer growth or customer satisfaction); working capital targets or improvements; profit measures (e.g., gross profit, net profit, operating profit, investment profit and/or underwriting profit), including or excluding charges for share compensation, fee income and/or other specified items; certain balance sheet metrics (e.g., inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA, book value); workforce targets (e.g., diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); implementation, completion or attainment of measurable objectives with respect to risk management, research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; and/or comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria.

Maximum amount of compensation under the 162(m) Plan. The maximum amount payable to an individual participant for any performance period shall not exceed $2,000,000.

Clawback of compensation. Awards under the 162(m) Plan are subject to clawback by our company where required by law, regulation, exchange rule or any policy adopted by our company pursuant to law, regulation or exchange rule.

Amendment or Termination. The Committee shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of federal or state laws or that may be authorized or made desirable by such laws. The board may amend or terminate the 162(m) Plan, however, no amendment shall become effective without prior approval of our stockholders, if stockholder approval is required under the terms of the 162(m) Plan or is necessary to comply with any tax, regulatory or exchange rule.

U.S. Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the awards under the 162(m) Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 162(m) Plan, nor does it cover state, local, or non-U.S. taxes.

Under present federal income tax law, a 162(m) Plan participant will be taxed at ordinary income rates on an award in the year in which cash payment under the award, if any, is received. Generally, and subject to Section 162(m), our company will receive a federal income tax deduction on the amount of income recognized by the participants, and at the same time such income is recognized by participants. The failure of any aspect of the 162(m) Plan to satisfy Section 162(m) shall not void any action taken by the compensation committee under the 162(m) Plan.

New Plan Benefits

Except as set forth below, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 162(m) Plan because awards under the 162(m) Plan will be made at the discretion of our compensation committee, or sub-committee thereof, if necessary for Section 162(m) or Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), and are subject to achievement of the relevant performance goals.

Our executive officers have a financial interest in this proposal because our compensation committee has selected and may in the future select one or more of our executive officers as eligible to receive grants under the 162(m) Plan.

The following table shows the amounts that will be received by participants under awards that have been granted under the 162(m) Plan for the 2014 stub year, subject to stockholder approval of the 162(m) Plan. For more information on the 162(m) Plan and awards granted under the plan, see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Short-Term Incentives—162(m) Plan.”

NEW PLAN BENEFITS

Name and Position	Dollar Value ($)
Leland C. Launer, Jr.	590,000
Chief Executive Officer and Director
Rajesh Krishnan	150,769
Executive Vice President and Chief Investment Officer
Eric L. Marhoun	—
Executive Vice President, General Counsel and Secretary
John P. O’Shaughnessy	140,000
Senior Vice President and Chief Actuary
Dennis R. Vigneau	—
Senior Vice President and Chief Financial Officer
Wendy J.B. Young	—
Senior Vice President and Chief Risk Officer
Executive Group	1,020,769
Non-Executive Director Group	—
Non-Executive Officer Employee Group	—

Vote Required

The affirmative vote of the holders of a majority of the votes represented at our annual meeting in person or by proxy is required to approve the 162(m) Plan.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 162 (m) PLAN.

PROPOSAL 6

APPROVAL OF THE FIDELITY & GUARANTY LIFE 2013 STOCK INCENTIVE PLAN, AS

AMENDED

At our annual meeting, stockholders will be asked to approve the Fidelity & Guaranty Life 2013 Stock Incentive Plan, as amended (the “Omnibus Plan”). Such plan is administered by the company’s compensation committee, which has authority to make awards under the plan. Under the currently operative plan, members of the compensation committee may not receive awards. The amended plan will remove this restriction and permit the compensation committee to receive awards thereunder. In addition, the board is asking stockholders to approve the Omnibus Plan, including the performance goals thereunder, which approval is necessary to qualify performance awards for the performance-based compensation exemption under Section 162(m).

After careful consideration, the board believes that approving the Omnibus Plan is in the company’s best interests. The Omnibus Plan promotes ownership in the company by the entire board and company employees, and aligns incentives between the board, company employees, and stockholders by permitting the entire board and company employees to receive compensation in the form of plan awards.

Our board has recommended that our stockholders approve the Omnibus Plan to permit members of our compensation committee to receive part of their annual compensation in company equity under the plan and for purposes of Section 162(m). The currently operative plan was originally approved on November 19, 2013, by HGI, our sole stockholder at the time. A copy of the Omnibus Plan, including the first amendment thereto, is attached as Annex A to this proxy statement.

Summary of the Omnibus Plan

The following is a summary of the material features of the Omnibus Plan. The summary is qualified in its entirety by reference to the complete text of the Omnibus Plan attached as Annex A to this proxy statement.

Purpose; Types of Awards. The purpose of the Omnibus Plan is to promote our long-term growth and profitability by (i) providing incentives to improve stockholder value and to contribute to our growth and financial success, and (ii) enabling us to attract, retain and reward the best available persons for positions of substantial responsibility. To accomplish this purpose, the Omnibus Plan permits the granting of awards in the form of qualified stock options (also known as incentive stock options), non-qualified stock options (also known as non-statutory stock options), restricted stock, restricted stock units, stock appreciation rights, unrestricted stock, performance-based awards, dividend equivalents and any combination of the foregoing.

Shares Subject to the Omnibus Plan. A total of 2,837,500 shares, have been reserved and are available for issuance under the Omnibus Plan. If a stock award granted under the plan is forfeited, expires, terminates, or otherwise lapses, the shares of common stock underlying that award will again become available for issuance under the plan. The aggregate number of shares of common stock that may be granted under the Omnibus Plan to any single individual who is a Covered Employee during a fiscal year may not exceed 851,250 shares. The maximum number of shares of common stock that may be issued in respect of qualified stock options is 2,350,000.

Administration of the Omnibus Plan. The Omnibus Plan is administered by our compensation committee. Subject to the terms of the Omnibus Plan and any necessary board authorization, our compensation committee may approve grants to employees and directors under the plan, and determine the participants, the dates of grant, the numbers and types of awards to be granted, the exercise or purchase price of each award, and the terms and conditions of the stock awards, including the period of their exercisability and vesting and the fair market value applicable to a stock award. In addition, our compensation committee may interpret the Omnibus Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the plan or any awards granted under the plan as it deems to be appropriate. Our compensation committee may also delegate certain of its powers, responsibilities or duties in respect of the plan to our Chief Executive Officer or our other senior officers if permitted by law. In addition, a sub-committee has been established under the terms of the Omnibus Plan to comply with Section 162(m) and Rule 16b-3 under the Exchange Act.

Participation. Participation in the Omnibus Plan shall be open to all officers, employees, directors and consultants of the company, or of any subsidiary or affiliate of the company, as may be selected from time to time by the compensation committee. Awards of qualified stock options, however, shall be limited to employees of the company or any subsidiary of the company.

Types of Awards. The types of awards that may be made under the Omnibus Plan are described below. These awards may be made singly or in combination, as part of compensation awards or performance awards, or both. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by our compensation committee, in its sole discretion subject to certain limitations provided in the Omnibus Plan. Each award will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Performance Awards. An award may be conditioned on satisfaction of certain performance measures. Such awards may take the form of qualified stock options, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights or unrestricted stock.

Performance Measure. Performance awards may be based on one or more of the following criteria, or such other operating objectives, selected by the compensation committee and set forth in a grant agreement, to measure performance of the company or any subsidiary or affiliate or other business division of same for a performance period, whether in absolute or relative terms:

Pre-tax adjusted operating income, return on equity, after-tax adjusted operating income, operating efficiency; adjusted EBITDA; EBITDA excluding capital expenditures; other financial return measures (e.g., return on invested capital, investments, investment income generated by underwriting or other operations or on the float from such operations, equity, or revenue); cash flow return on equity; cash flow return on investment; productivity ratios (e.g., measuring liquidity, profitability or leverage); enterprise value; expense/cost management targets (e.g., improvement in or attainment of expense levels, capital expenditure levels, and/or working capital levels); other margins (e.g., operating margin, underwriting margins, net income margin, cash margin, net or operating profit margins, EBITDA margins, adjusted EBITDA margins); market share or market penetration; customer targets (e.g., customer growth or customer satisfaction); working capital targets or improvements; profit measures (e.g., gross profit, net profit, operating profit, investment profit and/or underwriting profit), including or excluding charges for share compensation, fee income and/or other specified items; certain balance sheet metrics (e.g., inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA); workforce targets (e.g., diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); implementation, completion or attainment of measurable objectives with respect to risk management, research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; and/or comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria.

Restricted Stock. A restricted stock award is an award of outstanding shares of our common stock that is subject to transfer and/or forfeiture restrictions for a period of time. During the period that any restrictions apply, the transfer of restricted shares is generally prohibited. Participants holding restricted shares will generally have the same voting and dividend rights as any other stockholder.

Restricted Stock Units. A restricted stock unit is an unfunded, unsecured contractual right to receive shares of our common stock or cash at a future date, subject to such terms and conditions as our compensation committee may determine.

Non-Qualified Stock Options. A non-qualified stock option entitles the recipient to purchase shares of our common stock at a fixed exercise price. The exercise price per share will be determined by the compensation committee but will not be less than 100% of the fair market value of our common stock on the date of grant. Fair market value will generally be the closing price of our common stock on the NYSE on the date of grant. Non-qualified stock options under the Omnibus Plan generally must be exercised within ten years from the date of grant. A non-qualified stock option is an option that does not meet the qualifications of a qualified stock option as described below.

Qualified Stock Option. A qualified stock option is a stock option that meets the requirements of Section 422 of the Internal Revenue Code. Qualified stock options may be granted only to employees and the aggregate fair market value of common stock determined at the time of grant with respect to qualified stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No qualified stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the qualified stock option does not exceed five years from the date of grant.

Stock Appreciation Rights. A stock appreciation right (“SAR”) entitles the recipient to receive an amount equal to the difference between the fair market value of our common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of our common stock on the grant date), multiplied by the number of shares of common stock subject to the stock appreciation right. SARs may be granted to a recipient in tandem with non-qualified options (or, in the case of qualified stock options, with consent from the participant) or on a free-standing basis. Tandem stock appreciation rights will generally have substantially similar terms and conditions as the options with which they are granted. The participant has none of the rights of a stockholder with respect to any stock represented by a SAR prior to the exercise of the SAR.

Unrestricted Shares. We may grant or sell to any participant unrestricted shares of our common stock under the Omnibus Plan.

Dividend Equivalents. A dividend equivalent is a right to receive payments, based on dividends with respect to shares of our common stock. Dividend equivalents may be granted to participants in tandem with another award or as freestanding awards.

Adjustments. In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event, the maximum number and kind of shares of common stock reserved for issuance or with respect to which awards may be granted under the Omnibus Plan will be adjusted to reflect such event, and our compensation committee will make such adjustments as it deems appropriate and equitable in the number, kind and price of shares of common stock covered by outstanding awards made under the Omnibus Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.

Change in Control. In the event of any proposed change in control (as defined in the Omnibus Plan), our compensation committee will take any action as it deems appropriate and equitable to effectuate the purposes of the Omnibus Plan and to protect the participants who hold outstanding awards under the plan, which action may include, without limitation, any one or more of the following to the extent permitted by Section 409A of the Internal Revenue Code: (i) acceleration of vesting; (ii) acceleration or change of the exercise and/or expiration dates of any award to require that settlement be made, if at all, prior to the change in control; (iii) cancellation of any award upon payment to the holder in cash of the fair market value of the stock subject to such award as of the date of (and, to the extent applicable, as established for purposes of) the change in control, less the aggregate exercise price, if any, of the award; and (iv) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to our common stock, arrangements to have such other entity replace the awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the award.

Clawback/Recoupment. Awards under the Omnibus Plan may be subject to recoupment or clawback as may be required by applicable law, or any recoupment or “clawback” policy we may institute.

Amendment and Termination. The board of directors, without further approval of the stockholders, may amend or terminate the Omnibus Plan or any portion of the plan at any time and from time to time; however, no amendment will become effective without prior approval of our stockholders to increase the number of shares of common stock subject to the Omnibus Plan or if stockholder approval is required under the terms of the Omnibus Plan or is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which our common stock is listed or quoted (including for this purpose stockholder approval that is required for continued compliance with Rule 16b-3) or stockholder approval that is required to enable the compensation committee to grant qualified stock options under the Omnibus Plan. Our compensation committee may make minor or administrative amendments to the Omnibus Plan as well as amendments that may be dictated by requirements of U.S. federal or state laws applicable to us or that may be authorized or made desirable by such laws. Our compensation committee may amend any outstanding award in any manner as provided in the Omnibus Plan and to the extent that the compensation committee would have had the authority to make such award as so amended. No amendment to the Omnibus Plan or any award may adversely affect the right of any participant with respect to a previously granted award without the participant’s written consent.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Omnibus Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. The Code requires that, for treatment of an option as a qualified stock option, shares of common stock acquired through the exercise of a qualified stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if a qualified stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as a qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). Section 162(m) generally provides that compensation provided by a publicly held corporation to any Covered Employee is not deductible by the corporation for U.S. federal income tax purposes for any taxable year to the extent it exceeds $1 million.

This limitation does not apply to compensation that qualifies as exempt performance-based compensation by meeting certain requirements under Section 162(m), including the requirement that the material terms of the related performance goals be disclosed to and approved by the corporation’s shareholders not less frequently than every five years. Under Section 162(m), the material terms include the class of eligible employees, a description of the business criteria on which the performance goals may be based and the maximum amount that can be paid to any participant for a specified period. Although shareholder approval is one of the requirements for exemption under Section 162(m), even with shareholder approval, there can be no guarantee that compensation will be treated as exempt performance-based compensation under Section 162(m). The rules and regulations promulgated under Section 162(m) are complicated and may change from time to time, sometimes with retroactive effect. Therefore, there can be no guarantee that any award intended to qualify as performance-based compensation within the meaning of Section 162(m) will so qualify. Further, the compensation committee will continue to have authority and discretion to provide for compensation that is not exempt from the limits on deductibility under Section 162(m).

New Plan Benefits

Except as set forth below, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the Omnibus Plan because awards under the Omnibus Plan will be made at the discretion of our compensation committee (or a sub-committee thereof, if necessary for Section 162(m) or Rule 16b-3 promulgated under the Exchange Act).

Our executive officers and directors have a financial interest in this proposal because our compensation committee has selected and may in the future select one or more of our executive officers or directors as eligible to receive grants under the Omnibus Plan.

The following table shows the awards that have been granted under the Omnibus Plan, subject to stockholder approval of the plan, as of December 15, 2014. The awards subject to stockholder approval of the Omnibus Plan have all been made to members of our compensation committee.

NEW PLAN BENEFITS

Name and Position	Dollar Value ($)	Number of Units
Leland C. Launer, Jr.	—	—
Chief Executive Officer and Director
Rajesh Krishnan	—	—
Executive Vice President and Chief Investment Officer
Eric L. Marhoun	—	—
Executive Vice President, General Counsel and Secretary
John P. O’Shaughnessy	—	—
Senior Vice President and Chief Actuary
Dennis R. Vigneau	—	—
Senior Vice President and Chief Financial Officer
Wendy J.B. Young	—	—
Senior Vice President and Chief Risk Officer
Executive Group	—	—
Non-Executive Director Group	1,185,000	54,301	(1)
Non-Executive Officer Employee Group	—	—

(1)	Represents restricted stock awards for 2,562 shares and options for the purchase of 2,205 shares granted to each of the three members and an additional restricted stock award for 40,000 shares granted to one member of our compensation committee.

Vote Required

Under relevant NYSE Rules relating to approval of equity compensation plans, the affirmative vote of the holders of a majority of the votes represented at our annual meeting in person or by proxy is required to approve the Omnibus Plan.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE FIDELITY & GUARANTY LIFE 2013 STOCK INCENTIVE PLAN, AS AMENDED.

OTHER MATTERS

The company knows of no other matters to be submitted to the stockholders at our annual meeting. The persons named on the proxy are authorized to vote in their discretion upon such other business as may properly come before our annual meeting.

COMMUNICATIONS WITH BOARD MEMBERS

We believe that communications between our board, our stockholders and other interested parties are an important part of our corporate governance. Stockholders and other interested parties may communicate with the board as a whole, the independent directors, or any individual member of the board or any committee of the board. All such communications should be submitted by email at:

Legalgovernance@fglife.com

Or by mail at the following address:

Fidelity & Guaranty Life

c/o General Counsel

Two Ruan Center

601 Locust Street, 14th Floor

Des Moines, IA 50309

The board has designated the company’s General Counsel as its agent to receive and review written communications addressed to the board, any of its committees, or any board member or group of members. As an initial matter, the General Counsel will determine whether the communication is a proper communication for the board. The General Counsel will promptly forward to the chairman of the audit committee any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the General Counsel to be potentially material to the company. The General Counsel will not forward communications of a personal nature or not related to the duties and responsibilities of the board, including junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the General Counsel to be immaterial to the company.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to our executive officers, as of December 15, 2014. All officers of our company serve at the discretion of our board.

Name	Age	Position
Leland C. Launer, Jr.	59	Chief Executive Officer and Director
Christopher J. Littlefield	48	President
Rajesh Krishnan	43	Executive Vice President and Chief Investment Officer
Eric L. Marhoun	52	Executive Vice President, General Counsel and Secretary
Rosanne Boehm	56	Senior Vice President, Human Resources
Christopher S. Fleming	47	Senior Vice President, Operations and Technology
John P. O’Shaughnessy	58	Senior Vice President and Chief Actuary
John A. Phelps, II	54	Senior Vice President and Chief Distribution Officer
Paul Tyler	49	Senior Vice President, Strategy
Dennis R. Vigneau	48	Senior Vice President and Chief Financial Officer
Wendy J.B. Young	50	Senior Vice President and Chief Risk Officer

Leland C. Launer, Jr. initially joined our predecessor company, Old Mutual US Life, as the CEO-designate in August 2010. Mr. Launer became our President and Chief Executive Officer in April 2011 and has served as Chief Executive Officer since October 2014. Mr. Launer is an accomplished insurance executive having several leadership positions through a 28-year career with one of the world’s major insurance companies, MetLife. From 2007 to 2010, Mr. Launer was a private consultant in the life insurance industry and served as the Chief Investment Officer of two Bermuda-based start-up reinsurer companies, Bridge Point Insurance Ltd. and Lennox Reinsurance Ltd. He was president of Institutional Business from 2005 to 2007 and assembled teams to create and execute significant business plans in highly mature and competitive markets, which resulted in $1.5 billion profit in both 2005 and 2006. As the Chief Investment Officer at MetLife from 2003 to 2005, he created a strategy to accurately assess investment risk and opportunities for a $300 billion investment portfolio. From 2000 to 2001, Mr. Launer held the Treasurer post at MetLife. In addition to his tenure at MetLife, he previously served as Chairman of the board for Reinsurance Group of America and was also an active board member at MetLife Bank. Mr. Launer completed his Bachelor of Science in Chemistry at the University of Redlands before obtaining an M.B.A. at the University of Southern California.

Christopher J. Littlefield joined as our President in October 2014. Mr. Littlefield has extensive financial services and public company experience, having served as (1) President and Chief Executive Officer from February 2009 to October 2013 and Chief Operating Officer from February 2008 to September 2009 of Aviva USA Corporation, a provider of indexed universal life and indexed annuity products, (2) Executive Vice-President-General Counsel and Secretary from January 2006 to February 2008 of AmerUs Group Co., a provider of individual life insurance and annuity products, which was acquired by Aviva plc in November 2006, and (3) Senior Vice-President and General Manager—Food Products from November 2004 to January 2006 and Senior Vice-President-General Counsel and Secretary from January 1998 to January 2006 of The Dial Corporation. Mr. Littlefield received a B.S. in Business Administration, cum laude, from University of Arizona and a J.D. with high distinction from the University of Iowa.

Rajesh Krishnan is our Executive Vice President and Chief Investment Officer and is responsible for all aspects of our investment portfolio. Mr. Krishnan joined our company in 2009, as Senior Vice President and Chief Investment Officer, and led the restructuring of the company’s fixed income portfolio. Following the FGLH Acquisition, Mr. Krishnan led the development of in-house asset management capabilities including the establishment of the company’s Baltimore-based trading desk, and was promoted to Executive Vice President in August 2012. Prior to joining Old Mutual US Life, Mr. Krishnan spent 14 years with Wellington Management Company, an investment management company, in Boston, Massachusetts, where he was most recently a Fixed Income Portfolio Manager and Associate Partner focusing on managing bond portfolios for a wide range of insurance clients. Mr. Krishnan is a Chartered Financial Analyst and a member of the Boston Security Analysts Society. He holds a Bachelor of Arts degree from Harvard College.

Eric L. Marhoun joined our company in 2007 as Senior Vice President and General Counsel. Mr. Marhoun was promoted to Executive Vice President in November 2013. In his current position, Mr. Marhoun oversees Legal and Compliance matters for the U.S. life and annuity businesses of HGI. Mr. Marhoun has 27 years of legal experience in U.S. and non-U.S. insurance markets. Mr. Marhoun was previously Senior Vice President and General Counsel to Old Mutual US Life and managed the Legal and Compliance departments for the U.S. and Bermuda life and annuity businesses of Old Mutual plc of the United Kingdom from 2007 to 2011. Prior to joining Old Mutual US Life, Mr. Marhoun was Vice President, Lead Group Counsel and Secretary of American Express Financial Advisors, Inc., a financial services company, from 1995 to 2006 where he oversaw the legal operations of the insurance division of American Express. He was also Of Counsel with Lord, Bissell & Brook in 2006 and an Associate with the firm at the beginning of his career. Mr. Marhoun received his J.D., cum laude, from DePaul University College of Law and is admitted to practice law in the states of Illinois, Minnesota, Wisconsin and Georgia as well as various federal courts.

Rosanne Boehm joined our company as Assistant Vice President, Organization Development in 2008 and was promoted to Vice President, Human Resources in April 2011. She was promoted to Senior Vice President, Human Resources in August 2012. She is responsible for all of the company’s human resources and talent management strategies and initiatives. Ms. Boehm has more than 25 years of domestic and international human resources experience in the financial services, manufacturing and government services industries. Prior to joining our company, Ms. Boehm held human resources leadership positions with companies including Honeywell Technology Solutions, Northrop Grumman and PACE Incorporated and has experience with both large and small, union and non-union as well as multi-location organizations. Ms. Boehm holds a Bachelor of Science degree in Business Administration/Human Resources from Columbia Union College as well as a Graduate Certification in Organization Development from Johns Hopkins University. She holds an active accreditation as Senior Professional in Human Resources (SPHR) from the Human Resources Certification Institute and a Fellow—Life Management Institute (Level 1) from LOMA. Ms. Boehm is a member of the Society of Human Resources Management and the Organization Development Network, and holds a number of professional certifications in the use of various human resources assessment tools and instruments.

Christopher S. Fleming joined our company in November 2011 as Senior Vice President, Operations & Technology. Prior to joining our company, he was Head of Corporate Six Sigma & Strategic Cost Management at ING North American Insurance Corporation, a $1.7 billion operating expenses and 7,000 employee retirement, investment and insurance company. Prior to his tenure at ING, Mr. Fleming served as Chief Operating Officer for ING Central Europe Insurance—a region that generated double-digit top-line growth and served eight million clients. Mr. Fleming also previously held leadership roles at General Electric and American General holding Senior Vice President and Vice President roles, respectively. Mr. Fleming earned his Bachelor of Science degree in Business Administration, majoring in Finance and Economics from The Ohio State University. Additionally, he is a Six Sigma Master Black Belt.

John P. O’Shaughnessy joined our company in January 2008 as Vice President, Special Projects. Mr. O’Shaughnessy assumed responsibility for our asset/liability model development and product review. In April 2009, Mr. O’Shaughnessy was promoted to Vice President and Chief Insurance Risk Officer. In this expanded role, Mr. O’Shaughnessy oversaw our company’s entire actuarial function including reinsurance relationships and product development. Two years later in April 2011, Mr. O’Shaughnessy was named Chief Actuary and Chief Risk Officer—reporting directly to the CEO. In addition to the aforementioned responsibilities, Mr. O’Shaughnessy has risk oversight for all actuarial functions. Prior to joining our company in 2009, Mr. O’Shaughnessy served as Vice President and Actuary, Product Development at Great American Financial from 2004 to 2009. While at Great American Financial, he designed and developed a complete suite of annuity products as the company re-entered the fixed indexed annuity marketplace. This included providing risk adjusted evolution of existing and proposed products and working with several producer groups to develop proprietary products for niche markets. Prior to his position at Great American Financial, Mr. O’Shaughnessy held positions at Lincoln Financial from 2002 to 2004, Travelers in 2001, Sage from 2000 to 2001 and Nationwide Financial from 1989 to 2000. Mr. O’Shaughnessy is a Member of the American Academy of

Actuaries as well as a Fellow of the Society of Actuaries. He earned his Bachelor of Science from Columbus State University and his Master of Arts (Mathematics) from the University of Louisville.

John A. Phelps, II is our Senior Vice President and Chief Distribution Officer. In 2000, Mr. Phelps joined FGLIC as National Life Sales Director and in 2002 was promoted to Vice President, Brokerage Life Sales. In 2003, Mr. Phelps was promoted to Vice President, Life Distribution. In 2006, Mr. Phelps was promoted to the position of Senior Vice President, Sales & Marketing, overseeing all life & annuity product development and distribution channels. In 2009, Mr. Phelps was named Chief Distribution Officer and continues to function in this role today. During his 32-year career in the industry, Mr. Phelps has served as a personal producer, general agent and has held executive sales and marketing positions with home office insurance companies as well as having served on the ACLI Life Insurance Committee, the LIMRA Distribution Leaders Round Table Committee and LIMRA Brokerage Committee. Mr. Phelps obtained his Masters of Science Management degree from The American College and holds a Bachelor of Science degree in Economics from Manchester College.

Paul Tyler joined our company in May 2012 as Senior Vice President, Strategy & Corporate Development. Mr. Tyler is responsible for corporate strategy, brand development, marketing communication, social media and mobile applications. From 2011 to 2012, Mr. Tyler was CEO and President of 1837 Media Inc., a digital media company. Prior to that, Mr. Tyler worked at MetLife, an insurance company, in a variety of roles for 14 years. He held strategic leadership roles in operations, technology, sales, compliance and was Chief of Staff to the President of MetLife’s retail business. Prior to that, Mr. Tyler worked in management consulting as a project manager for Monitor Group, specializing in the financial services and telecommunications industries. He earned his A.B. from Princeton University and his J.D. from Cornell Law School.

Dennis R. Vigneau joined our company as Senior Vice President in January 2014 and began serving as our Chief Financial Officer in February 2014. Mr. Vigneau brings us extensive public company experience, having served as Senior Vice President and Chief Financial Officer from November 2010 to March 2013 at Kemper Corporation, a multi-line insurance holding company offering life, health, auto, and homeowners insurance, Senior Vice President and Chief Financial Officer or Deputy Chief Financial Officer from August 2008 to May 2010 at American Life Insurance Company, an insurance company subsidiary during such time of American International Group operating primarily in the foreign life insurance market, and Senior Vice President and Chief Financial Officer, Retirement and Protection division of Genworth Financial, a life and health insurance company, from January 2007 to July 2008. Mr. Vigneau received his Bachelor of Science degree in Accounting from New Hampshire College, summa cum laude.

Wendy J.B. Young joined the company in 2000 as Actuary and currently serves as Chief Risk Officer. During her tenure with the company, she was promoted to Senior Vice President and has assumed ever increasing responsibilities, including leading the Financial Planning & Analysis area. Ms. Young has been instrumental in many of the major financial projects over the past several years, including our issuance of senior notes. In February 2014, Ms. Young moved into her current position where she is responsible for risk management across the organization which includes ERM, internal controls, and internal audit. Ms. Young has over 28 years of experience as an actuary in the insurance industry. Prior to joining the company, Ms. Young served for ten years at the Acacia Group, a life and annuity company holding various actuarial roles, ending as 2nd Vice President and Associate Actuary responsible for statutory reporting and projections for regulatory filings. Ms. Young began her career in Ernst & Young’s insurance practice performing auditing and consulting functions. Ms. Young has extensive experience across all aspects of the life actuarial practice area, particularly in financial reporting, capital planning, analysis and M&A. This experience prepared her to be an integral part of the finance leadership team at our company. She holds a Bachelor of Science in Insurance with a concentration in Actuarial Science from The Pennsylvania State University. Ms. Young is a Member of the American Academy of Actuaries as well as a Fellow in the Society of Actuaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and any persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such reporting persons are also required by the SEC’s regulations to furnish us with copies of all forms they file with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that the reporting persons have complied with all applicable filing requirements during the Fiscal 2014, except that Leland C. Launer, Jr. and Wendy J.B. Young each filed a Form 4 to report single transactions later than the time prescribed by the SEC.

CORPORATE GOVERNANCE

Controlled Company

As of December 15, 2014, HGI owned approximately 80.1% of our common stock, representing a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the NYSE corporate governance standards. Accordingly, we rely on exemptions from certain corporate governance requirements. Specifically, as a controlled company, we are not be required to have (1) a majority of independent directors, (2) a nominating and corporate governance committee composed entirely of independent directors or (3) a compensation committee composed entirely of independent directors.

Corporate Governance Guidelines and Code of Ethics and Business Conduct

Our board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. These guidelines reflect our board’s commitment to monitor the effectiveness of policy and decision making both at our board and management level, with a view to enhancing stockholder value over the long term. The Corporate Governance Guidelines address, among other things, our board and board committee composition and responsibilities, director qualifications standards and selection of the Chairman of the Board and our Chief Executive Officer.

Our board has adopted a Code of Business Conduct and Ethics that applies to directors and all of our employees, including our senior executive and financial officers, which include our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. A copy of the Code of Business Conduct and Ethics is available on our website. We will promptly disclose any future amendments to this code on our website as well as any waivers from this code for executive officers and directors. Copies of this code also are available in print from our corporate secretary upon request.

Board and Committee Meetings

The board held a total of seven meetings during Fiscal 2014. Other standing committees of our board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The audit, compensation and nominating and corporate governance committees held eight, seven and one meetings, respectively, during Fiscal 2014. The board and the directors recognize the importance of director attendance at board and committee meetings. Attendance at board and committee meetings was at least 75% for each director. The company does not have a formal policy regarding the attendance of directors at annual meetings of stockholders, but we strongly encourage all of our directors to attend.

Meetings of Independent Directors

We generally hold executive sessions at each board and committee meeting. The Chairman of the Board presides over executive sessions of the entire board and the chairman of each committee presides over the executive session of that committee.

Board Structure and Risk Oversight

Mr. Gass serves as the Chairman of the Board and Mr. Launer serves as our Chief Executive Officer. The board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The board believes it is important to retain the flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of our company at a given point in time. Our board believes that we benefit from this structure and, based upon extensive experience of each such individual, Mr. Gass’ continuation as our Chairman and Mr. Launer’s continuation as our Chief Executive Officer is in the best interests of our stockholders.

Our management is responsible for understanding and managing the risks that we face in our business, and our board is responsible for overseeing management’s overall approach to risk management. Our board also is assisted by our nominating and corporate governance committee with, among other things, its oversight of risk. Our board receives reports on the operations of our businesses from members of management and members of management of our subsidiaries as appropriate and discusses related risks. Our board also fulfills its oversight role through the operations of our nominating and corporate governance committee, audit committee and compensation committee. As appropriate, these committees of our board provide periodic reports to our board on their activities. Our audit committee is responsible for oversight of corporate finance and financial reporting related risks, including those related to our accounting, auditing and financial reporting practices. Our compensation committee is responsible for the oversight of our compensation policies and practices, including conducting annual risk assessments of our compensation policies and practices. Our nominating and corporate governance committee is responsible for assisting our board with the oversight of risks and reviewing and making recommendations to our board regarding our overall corporate governance, including board and committee composition, board nominees, size and structure and director independence, our corporate governance profile and ratings, and our political participation and contributions.

Governance Documents Availability

We have posted our Corporate Governance Guidelines, Code of Business Conduct and Ethics, audit committee charter, compensation committee charter and nominating and corporate governance committee charter on our website under the heading “Corporate Governance” at www.fglife.com. We intend to disclose any amendments to, and, if applicable, any waivers of, these governance documents on that section of our website. These governance documents are also available in print without charge to any stockholder of record that makes a written request to our company. Inquiries should be directed to the Investor Relations Department at Fidelity & Guaranty Life, Two Ruan Center, 601 Locust Street, 14th Floor, Des Moines, IA 50309.

INFORMATION ABOUT COMMITTEES OF OUR BOARD

Our board maintains an audit committee, a compensation committee, a nominating and corporate governance committee, an executive committee and an affiliate transaction committee. The composition and responsibilities of each committee are described below.

Audit Committee

Our audit committee is responsible for, among other things, assisting our board of directors in overseeing and reviewing our accounting and financial reporting and other internal control processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting, and the performance of our internal audit function and independent registered public accounting firm. Our audit committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal and regulatory requirements. Our audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The members of our audit committee are Messrs. Bawden, Gregson and Melchionni. All members of the audit committee are independent within the meaning of the federal securities laws and the meaning of the NYSE Rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE, and our board has determined that Mr. Bawden is an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC. Our board of directors has approved a written charter under which the audit committee operates. A copy of the charter is available without charge on our website.

Compensation Committee

The compensation committee is responsible for, among other things, reviewing and approving the compensation and benefits of our CEO, other executive officers and directors, administering our employee benefit plans, authorizing and ratifying stock option grants and other incentive arrangements, and authorizing employment and related agreements. The members of our compensation committee are Messrs. Cheliotis, Gregson and Melchionni. Our board of directors has approved a written charter under which the compensation committee operates. A copy of the charter is available without charge on our website.

The compensation committee has the authority to delegate any of its responsibilities to sub-committees as the compensation committee may deem appropriate, provided that the sub-committees are composed entirely of directors satisfying the independence standards then applicable to the compensation committee generally. The compensation committee has delegated to a sub-committee its responsibility with respect to (i) the approval of acquisitions and dispositions of company securities by officers and directors of the company for purposes of Section 16(b) of the Exchange Act and (ii) the grant or award of certain “qualified performance-based compensation” within the meaning of Section 162(m) to certain officers of the company under the Omnibus Plan and the 162(m) Plan. The members of the sub-committee are Messrs. Gregson and Melchionni.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things, identifying and recommending candidates to the board of directors for election to our board of directors, reviewing the composition of the board of directors and its committees, developing and recommending to the board of directors the criteria for evaluating director candidates, overseeing board of directors evaluations, and recommending director compensation to our compensation committee.

Our nominating and corporate governance committee may use a variety of means to identify nominees. The committee has the authority to hire consultants and search firms for the purpose of identifying candidates. The board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Individuals will be considered for nomination to the board based on their business and professional experience, judgment, diversity, age, skills and background. Pursuant to our Corporate Governance Guidelines adopted in December 2013, individuals over the age of 72 will generally not stand for election or re-election to the board.

The committee will consider candidates recommended by stockholders in the same manner that it considers candidates identified through other sources. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of company stock must be sent in care of the corporate secretary to the following address: Two Ruan Center, 601 Locust Street, 14th Floor, Des Moines, IA 50309. A stockholder who wishes to nominate a candidate must follow the procedures described in Section 1.12 of our Bylaws.

The members of our nominating and corporate governance committee are Messrs. Cheliotis, Gass and Tweedie. Our board has approved a written charter under which the nominating and corporate governance committee operates. A copy of the charter is available without change on our website.

Executive Committee

The executive committee has the responsibility for assisting the board of directors with its responsibilities and, except as may be limited by law, our certificate of incorporation or by-laws, to exercise the powers and authority of the board of directors while the board of directors is not in session. The members of our executive committee are Messrs. Cheliotis, Gass and Launer.

Affiliate Transaction Committee

The affiliate transaction committee has the responsibility for the review and approval of transactions with related persons as set forth in the rules and regulations of the SEC as well as “affiliate transactions” that require approval pursuant to the covenants set forth in the indenture governing the our company’s senior notes. The members of our affiliated transaction committee are Messrs. Gregson and Melchionni and three non-voting, non-director members, namely our Chief Investment Officer, our Chief Financial Officer and our General Counsel.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

Our audit committee operates under, and has the responsibility and authority set forth in, the written charter adopted by our board of directors, which can be viewed on our website, www.fglife.com under “Corporate Governance.”

Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our audit committee charter adopted by our board incorporates requirements mandated by Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and NYSE Rules. As described above, all members of our audit committee are independent as defined by SEC rules and NYSE Rules. At least one member of our audit committee is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and for auditing the company’s internal control over financial reporting and issuing their reports thereon. Our audit committee’s responsibility is to monitor and oversee these processes.

In this context, our audit committee has reviewed and discussed with management and KPMG the audited financial statements for Fiscal 2014, management’s assessment of the effectiveness of the company’s internal control over financial reporting and KPMG’s audit of our company’s internal control over financial reporting. Our audit committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, KPMG has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding our independent accountant’s communications with our audit committee concerning independence and our audit committee has discussed with KPMG their firm’s independence. Our audit committee has concluded that KPMG’s provision of audit and non-audit services to our company and its affiliates is compatible with KPMG’s independence.

In reliance on the reviews and discussions referred to above, our audit committee recommended to our board that the audited consolidated financial statements for the Fiscal 2014 be included in our Annual Report on Form 10-K filed with the SEC for that year. The audit committee also recommended to our board of directors that KPMG be appointed as our independent registered public accounting firm for Fiscal 2015.

AUDIT COMMITTEE

/s/ William J. Bawden

/s/ Kevin J. Gregson

/s/ William P. Melchionni

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis provides an overview and analysis of our executive compensation program, including a discussion of our compensation philosophy. The discussion below is intended to help you understand the detailed information in the compensation tables and related narrative disclosure below. We discuss the material elements of our compensation program and the material factors considered by the compensation committee in making compensation decisions. Our analysis focuses on the compensation of the following individuals, who are our named executive officers (“NEOs”), as defined by SEC regulations:

Officer	Position
Leland C. Launer, Jr.	Chief Executive Officer and Director
Rajesh Krishnan	Executive Vice President and Chief Investment Officer
Eric L. Marhoun	Executive Vice President, General Counsel and Secretary
John P. O’Shaughnessy	Senior Vice President and Chief Actuary
Dennis R. Vigneau	Senior Vice President and Chief Financial Officer
Wendy J.B. Young(1)	Senior Vice President and Chief Risk Officer

(1)	Ms. Young served as Chief Financial Officer until February 12, 2014, when she assumed the role of Chief Risk Officer.

Philosophy and Objectives

Our compensation programs are based on the following objectives:

•	Attract and retain highly qualified executives and employees;

•	Align our incentives with stockholder interests;

•	Drive performance and results; and

•	Support our culture.

To meet these objectives, our compensation programs include:

•	Base salary;

•	Short-term cash incentives;

•	Long-term equity incentives;

•	Opportunities for career development; and

•	Competitive benefits.

Market and industry practices are taken into account when developing compensation programs. Third-party market industry surveys and compensation data from other public companies are utilized when reviewing compensation. We consider our peer group to be companies that operate in markets in which we compete for customers, labor and capital and are similar to our company not only in industry and business model, but also in size which is appropriate for compensation comparisons.

Our goal is to align total compensation to the competitive market within our peer group while being mindful of internal equity. Salaries are reviewed annually in a process correlated to our performance management program and a competitive base salary market review. Incentives are the primary motivators to achieve business goals and strong business or individual performance can result in above-market incentives.

Process

Our Compensation Committee. Our compensation committee is responsible for reviewing and approving the compensation and benefits strategy for our employees, including our NEOs, authorizing and ratifying equity grants and other incentive arrangements, and authorizing employment and related agreements. The compensation committee has the full authority of the board of directors to make compensation decisions relating to our NEOs.

Role of Executive Officers. Although our compensation committee has the authority to make final decisions with respect to executive compensation, our Senior Vice President, Human Resources in partnership with our Chief Executive Officer, drive the design and implementation of all executive compensation programs. The goal is to ensure that the design of our compensation programs supports our overall strategy. Except for his own compensation, the Chief Executive Officer has final management-level review of any compensation program or individual element of compensation for our NEOs before they are reviewed by the compensation committee. The Chief Executive Officer and our other NEOs do not participate in discussions regarding their own compensation.

Review and Assessment of Compensation Policies. During Fiscal 2014, we reviewed our executive compensation policies and practices in light of our emergence as a newly public company. While no changes were made to the current compensation structure, the compensation committee and our management will be involved in an on-going assessment of our compensation structure. We retained Mercer to serve as our executive compensation consultant and to assist and advise the compensation committee in connection with executive compensation policies and practices. Mercer conducted a comprehensive overview of the market compensation levels for similarly situated executives operating in a similar environment to our company. In order to obtain a complete view of the competitive market for talent, Mercer considered data from publicly available peer company proxy statements, and, as a secondary view of the market, considered data from published survey sources, which includes industry peers from privately held and publicly traded organizations. In particular, Mercer analyzed two key elements: pay magnitude and pay practices. Pay magnitude relates to overall base pay delivery, base salaries, annual and long-term incentive targets and payouts. Pay practices is the assessment of the design attributes of other organizations’ incentive plans that provide perspectives on performance measurement, the mix of long-term incentive vehicles, vesting and stockholding requirements.

Comparison Group. To benchmark the competitiveness of our executive compensation programs, the compensation committee established a comparison group of peer companies (the “Comparison Group”), with the assistance and advice of the company’s management and Mercer. The Comparison Group is used as a reference to address key areas of executive compensation, including pay magnitude, pay practices and the design of incentive plans. We analyze the performance and compensation data of the Comparison Group to ensure that our executive pay is appropriately aligned with results and consistent with the performance of our peers.

In establishing the Comparison Group, we selected peers that operate in markets in which we compete for customers, labor and capital. For Fiscal 2014, the Comparison Group used by the compensation committee consisted of the following companies:

•	American Equity Investment Life

•	American Financial Group

•	Assurant, Inc.

•	American National Insurance

•	CNO Financial Group Inc.

•	FBL Financial Group Inc.

•	National Western Life

•	Phoenix Companies Inc.

•	Protective Life Corp.

•	Stancorp Financial Group Inc.

•	Symetra Financial Corp.

•	Torchmark Corp.

Mercer produced a report comparing the compensation of our executive officers to similarly situated executives in the Comparison Group. In addition to market and compensation data about the Comparison Group, Mercer took into account industry surveys that include private peer companies. These surveys included the following:

•	Mercer US Executive Remuneration Suite

•	Mercer US Compensation Planning Report

•	LOMA Executive Compensation Survey

•	Towers Watson Top Management Compensation Survey Report.

Mercer also uses ISS and Glass-Lewis peer groups as reference points to understand how our company may be benchmarked from a governance perspective.

Elements of Our Executive Compensation Program

In connection with our initial public offering completed in December 2013, we adopted the Omnibus Plan and began sponsorship of various other benefit plans and compensation arrangements for our executive officers. Prior to November 2013, our wholly owned subsidiary, Fidelity & Guaranty Life Holdings, Inc. (“FGLH”), sponsored the employee benefit plans and compensation arrangements for our executives, under the direction of FGLH’s board of directors and compensation committee.

For Fiscal 2014, the compensation program for our NEOs consisted of the following key elements:

•	Base salary;

•	Short-term incentive compensation;

•	Long-term incentive compensation; and

•	Benefits and perquisites.

Each of these elements is considered critical to our executive compensation program. Set forth below is a discussion of each element of compensation, the rationale for each element, and how each element fits into our overall compensation philosophy.

Base Salary. We provide a base salary to our NEOs to compensate them for their services rendered on a day-to-day basis during the year. Base salaries are set to attract and retain executives with qualities necessary to ensure our short-term and long-term financial success. We strive to set base salary levels that are competitive to the salaries of executives in similar positions with similar responsibilities at companies in the Comparison Group. We target our base salaries to be competitive with our market relative to the Comparison Group. The determination of any particular NEOs base salary is based on market compensation rates and individual factors, including personal performance and contribution, experience in the role, scope of responsibility and overall impact on the business. The base salaries of our NEOs are reviewed annually and adjusted when necessary to reflect market conditions as well as individual roles and performance.

The table below shows increases to base salaries for Fiscal 2014. We increased Mr. Marhoun’s base salary in recognition of his promotion to Executive Vice President. We increased Ms. Young’s base salary in recognition of her promotion to Senior Vice President and Chief Risk Officer.

Name	Fiscal 2014 Base Salary	Percentage Increase from Fiscal 2013
Leland C. Launer, Jr.	$700,000	0%
Rajesh Krishnan	350,000	0%
Eric L. Marhoun	350,000	7.7%
John P. O’Shaughnessy	325,000	0%
Dennis R. Vigneau	400,000	N/A
Wendy J.B. Young	300,000	36%

Short-Term Incentives. In order to promote our “pay for performance” culture, we pay annual cash incentives to our NEOs for achieving performance targets that support our corporate goals. The Chief Executive Officer and our executive team develop an annual business plan that includes objectives for the next year to drive short- and long-term business performance. The compensation committee reviews these objectives and establishes performance targets. Performance against plan objectives are reviewed and approved by the compensation committee to establish the bonus pool for each performance period. Short-term incentive payouts require that minimum targets are satisfied and allow for recognition of individual performance and contribution against those goals.

Prior to our initial public offering, eligible employees were covered under the Fidelity & Guaranty Life Employee Incentive Plan (the “EICP”), an annual, cash-based bonus plan. Effective January 1, 2014, the EICP was amended and restated, and will continue to be used for awards not intended to qualify as “performance-based compensation” under Section 162(m). Also effective January 1, 2014, the company established the 162(m) Plan for cash awards intended to qualify as performance-based compensation. The 162(m) Plan was created to attract and retain the best available executive officers to be responsible for the management, growth, and success of the company’s business and to provide an incentive for such individuals to exert their best efforts on behalf of the company and its stockholders. The 162(m) Plan is subject to stockholder approval, as set forth in Proposal 5.

Until December 31, 2013, we operated the EICP on a calendar-year basis. The EICP and 162(m) Plan operated on a “stub year” for the period of January 1, 2014 to September 30, 2014. Going forward, the EICP and 162(m) Plan will be measured on our fiscal year (October 1 to September 30), with the bonus payouts scheduled for the following January.

2013 Calendar Year EICP

For the 2013 calendar year, the EICP included two performance components: one based on achievement of certain specified financial and operational objectives, which we refer to as the “corporate performance component,” and the other based upon achievement of certain measurable individual objectives, which we refer to as the “individual performance component.” Each of the corporate performance component and the individual performance component is weighted at 50% of the NEO’s bonus calculation.

The corporate performance component for the 2013 calendar year included the following metrics:

2013 Objectives	Weighting
Achieve the Financial Plan	60%
Achieve the Sales/Product Development Plan	15%
Implement Corporate Strategy	10%
Implement Investment Strategy	10%
Implement People Strategy	5%

Weighting Total	100%

Depending on actual performance, bonus payments could range from 50% to 150% of the target. As a result of the performance against our goals in calendar year 2013, the bonus pool for determining individual executive incentive awards under our EICP resulted in an overall award of 111.6% of target for each of our NEOs for the 2013 calendar year, which was paid out in March 2014.

Name	2013 Target Bonus (% of Base Salary Earnings)	Actual Bonus Earned (% of Base Salary Earnings)
Leland C. Launer, Jr.	100%	112%
Rajesh Krishnan	50%	55%
Eric L. Marhoun	41%	45%
John P. O’Shaughnessy	40%	46%
Dennis R. Vigneau(1)	N/A	N/A
Wendy J.B. Young	36%	40%

(1)	Mr. Vigneau began his employment with our company in January 2014.

2014 Stub Year EICP

The 2014 stub year EICP included a corporate performance component and an individual performance component, each weighted at 50%. The corporate performance component of the EICP included the following metrics:

2014 Objectives	Weighting
Achieve the Financial Plan	60%
Transition to a Public Company	10%
Implement Corporate Strategy	12%
Implement Investment Strategy	10%
Implement People Strategy	8%

Weighting Total	100%

The compensation committee approved the percentage of base salary paid for performance at the target levels depicted below. Depending on actual performance, bonus payments could range from 50% to 150% of target. As a result of the performance against our goals in stub year 2014, the bonus pool for determining individual executive incentive awards to be paid in January 2015 under the EICP resulted in an overall award of 112% of target.

Name	2014 Target Bonus (% of Base Salary Earnings)	Actual Bonus Earned (% of Base Salary Earnings)
Leland C. Launer, Jr.(1)	N/A	N/A
Rajesh Krishnan(1)	N/A	N/A
Eric L. Marhoun	50%	56.0%
John P. O’Shaughnessy(1)	N/A	N/A
Dennis R. Vigneau	40%	44.8%
Wendy J.B. Young	40%	44.8%

(1)	Messrs. Launer, Krishnan and O’Shaughnessy are participants in our 162(m) Plan.

162(m) Plan

The compensation committee, in its sole discretion, has the authority to select the officers (including officers who are directors) to participate in the 162(m) Plan, to establish the performance goals, and to determine the amounts of incentive compensation bonus payable to any participant. Awards will be paid to a participant as a result of the satisfaction of performance goals in each performance period, which may consist of one or more fiscal years designated by the compensation committee in which a performance goal must be satisfied in order for the award or a portion thereof to be payable. Prior to each performance period, the compensation committee will establish a performance goal or goals for each participant and the payout formula for purposes of determining the award payable to such participant upon the attainment of the performance goal. At the time the performance goals are approved by the compensation committee, their outcome must be substantially uncertain. Neither the performance goals nor the payout formula may be changed following their establishment, except that the compensation committee has the authority to adjust such goals and formulas during a performance period for such reasons as it deems equitable to the extent permitted while still satisfying the requirements for qualified performance based compensation under Section 162(m).

The performance goals for the 2014 stub year approved by the compensation committee included the following measures:

•	After-Tax Adjusted Operating Income

•	Return on Equity

•	Sales

•	RBC Ratio

•	Lifetime New Business Return on Equity

•	New Business Internal Rate of Return

For the 2014 stub year, the target percentages of base salary to be paid for performance are as depicted in the table below.

Name	2014 Target Bonus (% of Base Salary Earnings)	Actual Bonus Earned (% of Base Salary Earnings)
Leland C. Launer, Jr.	150%	110%
Rajesh Krishnan	75%	56%
Eric L. Marhoun(1)	N/A	N/A
John P. O’Shaughnessy	60%	56%
Dennis R. Vigneau(2)	N/A	N/A
Wendy J.B. Young(1)	N/A	N/A

(1)	Mr. Marhoun and Ms. Young are participants in our EICP.
(2)	Our Chief Financial Officer is not a Covered Employee for Section 162(m) purposes and therefore Mr. Vigneau remains a participant under our EICP.

The compensation committee approved the performance of the 162(m) Plan metrics at 108%. Incentive payments under the 162(m) Plan are scheduled to be paid out in January 2015.

Long-Term Incentives. We believe that equity-based awards link compensation levels with performance results and ensure sustained alignment with stockholder interests. Additionally, we believe equity awards provide an important retention tool for our NEOs, because the awards are subject to multi-year vesting. In furtherance of these objectives, we grant equity-based awards, including stock options, restricted stock and performance restricted stock units (“Performance RSUs”) to our NEOs and other employees.

The target long-term incentive awards are based on relative percentage of base salary as well as the number of options or shares offered to be granted. This target is based on the executive’s position and level in the organization. For our NEOs, the targets are as follows:

Position Title	LTI Award (% of Base Salary)
Chief Executive Officer	100%
Executive Vice President	50%
Senior Vice President	40%

Options and Restricted Shares

For the 2014 stub year, our compensation committee approved the grant of options and restricted shares to our NEOs under the Omnibus Plan, as set forth in the table below. The amounts approved for grants were calculated as a percentage of base salary, which was determined based on the NEO’s position, plus a supplemental option award to Mr. Krishnan. In addition, our CEO received supplementary equity awards for services in his role as director of our company.

Name and Position	Percentage of Base Salary	Total Dollar Value of Equity Grant	Options Granted(#)		Restricted Shares Granted(#)
Leland C. Launer, Jr.(1)	100%	$700,000	109,470		24,339
Rajesh Krishnan	50%	195,410	14,142	(2)	8,751
Eric L. Marhoun	50%	175,000	7,956		8,751
John P. O’Shaughnessy	40%	130,000	5,910		6,501
Dennis R. Vigneau	—	—	—		—
Wendy J.B. Young	40%	120,000	5,454		6,000

(1)	Reported amounts exclude director grants. See “Director Compensation” below.
(2)	Includes supplemental option grant.

Performance RSUs

Our compensation committee approved grants of Performance RSUs under the Omnibus Plan to all of our NEOs and select other senior executives. We believe the grant of Performance RSUs will further incentivize our NEOs to increase stockholder value and will align the compensation of our NEOs with the long-term growth and profitability of our company. In addition, the Performance RSUs have retentive value, because recipients will be required to remain employed by us in order to realize the value of the awards at the end of the three-year performance period. The agreements governing the Performance RSUs contain a three-year performance period and performance metrics, which include a minimum threshold target, and stretch goals and maximum earnings for two key metrics of annual operating income (AOI) and return on equity (ROE) for the October 1, 2013 through September 30, 2016 performance period. The payout percentage for reaching these achievement levels are as follows:

Achievement Level Against Target	Payout Percentage
Minimum	50%
Target	100%
Stretch	175%
Maximum	200%

The performance measures will be evaluated by the independent sub-committee of our compensation committee. The sub-committee will determine the extent to which the performance measures have been met following the end of the performance period, and the number of Performance RSUs earned and vested. Performance RSUs will not be deemed to have been earned until the sub-committee has completed its determination and certification that the performance measures have been attained. The committee or sub-committee may exercise discretion to reduce or eliminate any payment otherwise due under the Performance RSUs.

For Fiscal 2014, the independent sub-committee approved the following achievement against target:

Annual Operating Income (AOI)	Percentage Achieved: 43.6%
Return on Equity (ROE)	Percentage Achieved: 81.0%
Total Combined 2014	Percentage Achieved: 124.6%

Performance RSUs which are earned will become vested on September 30, 2016, provided that the NEO remains in our continuous employment from the grant date through such date. On an involuntary termination of employment by us without cause, the NEO will become vested in his or her Performance RSUs through the fiscal year prior to the fiscal year in which the termination of employment occurred and will forfeit the remaining Performance RSUs. If the NEO terminates employment with us for any other reason prior to September 30, 2016, the NEO will forfeit all of the Performance RSUs.

For each of the three years in the performance period, the number of Performance RSUs as of the grant date will be multiplied by 33-1/3%, multiplied by the applicable percentage based on attained AOI and ROE, and will be credited to the NEO’s account. At the end of the three-year performance period, the number of Performance RSUs in the NEOs account will be adjusted so that the total number of Performance RSUs is determined as the sum of the following:

Fiscal Year	Percentage of Credited—Performance RSUs based on AOI	Percentage of Credited—Performance RSUs based on ROE	Percentage of Credited—Performance RSUs Each Year
2014	50%	50%	33 1/3%
2015	50%	50%	33 1/3%
2016	50%	50%	33 1/3%

For Fiscal 2014, our compensation committee approved grants of Performance RSUs to our NEOs set forth in the table below.

Name and Position	Performance RSU Grants
Leland C. Launer, Jr.	108,225
Rajesh Krishnan	72,150
Eric L. Marhoun	72,150
John P. O’Shaughnessy	72,150
Dennis R. Vigneau	72,150
Wendy J.B. Young	72,150

Modification of FGL Awards Granted Prior to our IPO

In preparation for our IPO in December 2013, our compensation committee approved certain changes to the outstanding equity awards in respect of FGLH common stock under various FGLH equity incentive plans. The effect of these changes was to convert the awards into cash settled equity awards, so that FGLH would continue to remain our wholly owned subsidiary after the IPO. The modification also ensures that our NEOs and other employees will realize the value of their current equity holdings, which may not otherwise be possible, because there is no public market for FGLH common stock. The modifications to the outstanding FGLH equity awards were as follows:

•	All vested options to purchase Class A common stock of FGLH granted in November 2011 to our NEOs and in April 2012 to our directors will be cash settled upon exercise. Upon exercise, the holder will receive a cash payment equal to the excess of the fair market value of a share of Class A common stock of FGLH over the exercise price of the option.

•	All vested options to purchase Class B common stock of FGLH granted in January 2013 to our NEOs and in May 2013 to our directors will be cash settled upon exercise. Upon exercise, the holder will receive a cash payment equal to the excess of the fair market value of a share of Class B common stock of FGLH over the exercise price of the option.

•	All outstanding restricted shares of Class B common stock of FGLH held by our NEOs and directors were canceled. For each canceled share, we issued a restricted stock unit, which will vest on the same dates as set forth in the restricted stock agreement and will be settled in cash upon vesting based on the fair market value of a share of Class B common stock of FGLH.

•	We amended the 2012 FGLH Dividend Equivalent Plan to eliminate the performance vesting criteria associated with the dividend equivalent awards granted under the plan. The dividend equivalents awarded to our NEOs and directors will vest and pay out if the holder continues in our employment or to provide services as a director through March 31, 2016.

Benefits and Perquisites. Our NEOs are eligible to participate in our tax-qualified 401(k) defined contribution plan and our health and welfare plans on the same basis as our other salaried employees. Our NEOs also participate in a limited number of perquisite programs.

401(k) Plan. Under the 401(k) Plan, our company will match 100% of a participant’s contributions up to five percent of compensation, subject to the limits specified in the Internal Revenue Code. For years prior to calendar year 2013, the employer match vests ratably over three years of employment. Effective January 1, 2013, the employer match vests immediately. The 401(k) plan also allows for annual discretionary profit sharing contributions, which historically have been 2% of earnings, subject to Internal Revenue Code limits. Any profit sharing contributions are immediately vested.

Nonqualified Deferred Compensation Arrangements. We permit our NEOs to defer on an elective basis a specified portion of their base salaries and performance-based bonus compensation, if any. See the narrative description following the table entitled “Nonqualified Deferred Compensation” below for more information surrounding the terms of the nonqualified deferred compensation plan.

Health and Welfare Benefits. We also offer a package of insurance benefits to all salaried employees, including our NEOs, including health, vision and dental insurance, basic life insurance, accidental death and dismemberment insurance and short- and long-term disability insurance.

Limited Executive Perquisites. All of our NEOs are eligible to participate in the Executive Life Insurance Plan. Under this plan, the beneficiary of a participant who dies while employed by us is entitled to a lump sum payment equal to three times his or her annual base salary at the time of hire. Our NEOs are also offered executive physicals at our cost once biannually. The value of these executive perquisites is reflected in the “All Other Compensation” column of the Summary Compensation Table below.

We maintain no defined benefit pension plans or retiree medical plans.

Employment Agreements

Each of Messrs. Launer, Krishnan, Marhoun, O’Shaughnessy, and Vigneau and Ms. Young is party to an employment agreement. In November 2013, we entered into amended and restated employment agreements with Messrs. Krishnan and O’Shaughnessy, and new employment agreements with Mr. Marhoun and Ms. Young. In January 2014, we entered into an employment agreement with Mr. Vigneau. These employment agreements include the specific terms set forth in greater detail below in “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table.” We believe that having employment agreements with our NEOs is beneficial to us because it provides retentive value, subjects the executives to key restrictive covenants, and generally provides us with a competitive advantage in the recruiting process over a company that does not offer employment agreements.

Stock Ownership Guidelines

During Fiscal 2014, the compensation committee approved stock ownership guidelines that require certain of our executive officers to acquire and retain a minimum number of shares of our common stock. The purpose of the guidelines is to align the interests of the executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance. Under the guidelines, executive officers have three years to accumulate the minimum holding amount, which is a multiple of base salary, as follows:

Participant	Multiple of Base Salary
Chief Executive Officer	4x
President	2x
Executive Vice President	2x
Chief Actuary	1x
Chief Distribution Officer	1x
Chief Financial Officer	1x
Chief Risk Officer	1x

Participants are required to maintain the minimum holding amount so long as they serve in an executive position covered by the guidelines. Shares of common stock that count toward the minimum holding amount include:

•	shares owned outright by the participant or his or her immediate family members residing in the same household,

•	shares of restricted stock, whether vested or not,

•	shares earned as part of a Performance RSU under a plan that pays out in shares,

•	shares acquired upon option exercises, and

•	other shares granted under the Omnibus Plan or similar equity award plan.

The compensation committee may, in its discretion, amend, waive or suspend the guidelines to take into account changes in our common stock, our compensation philosophy, or other factors it deems relevant.

Impact of Tax Considerations

With respect to taxes, Section 162(m) imposes a $1 million limit on the deduction that a company may claim in any tax year with respect to compensation paid to any Covered Employee, unless certain conditions are satisfied. Certain types of performance-based compensation are generally exempted from the $1 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock, and certain formula-driven compensation that meets the requirements of Section 162(m). One of the factors that we may consider in structuring the compensation for our NEOs is the deductibility of such compensation under Section 162(m), to the extent applicable. However, this is not the driving or most influential factor. Our compensation committee may approve non-deductible compensation arrangements after taking into account several factors, including our ability to utilize deductions based on projected taxable income, and specifically reserves the right to do so.

Relationship of Compensation Policies and Practices to Risk Management

The company adheres to compensation policies and practices that are designed to support a strong risk management culture. We have reviewed the company’s compensation programs, policies and practices for employees and have determined that those programs, policies and practices do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the company.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this report with our management. Based on that review and discussion, our compensation committee recommended to our board that the Compensation Discussion and Analysis be included in this report.

THE COMPENSATION COMMITTEE

/s/ Kostas Cheliotis

/s/ Kevin J. Gregson

/s/ William P. Melchionni

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(2)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Leland C. Launer. Jr.(7)	2014	700,000	—	2,189,838	350,005	1,003,342	—	29,924	4,273,109
Chief Executive Officer and Director	2013	700,000	—	350,007	350,000	739,375	—	1,288,641	3,428,023
	2012	700,000	—	—	172,903	794,164	—	591,213	2,258,280

Rajesh Krishnan	2014	350,000	—	1,375,317	46,669	250,442	—	19,859	2,042,287
Executive Vice President and Chief Investment Officer	2013	350,000	32,500	167,883	29,626	181,250	—	175,983	937,242
	2012	322,165	390,900	—	47,173	201,029	—	176,662	1,137,929

Eric L. Marhoun(8)	2014	347,308	—	1,375,317	26,255	171,924	—	50,626	1,971,430
Executive Vice President, General Counsel and Secretary

John O’Shaughnessy	2014	325,000	—	1,337,067	19,503	187,668	—	6,045	1,875,283
Senior Vice President and Chief Actuary	2013	325,000	32,500	138,163	24,374	132,000	—	137,620	789,657
	2012	314,423	351,670	—	44,461	147,479	—	154,293	1,012,326

Dennis R. Vigneau(9)	2014	269,231	200,000	1,424,963	—	107,692	—	15,851	2,017,737
Senior Vice President and Chief Financial Officer

Wendy J.B. Young(10)	2014	291,385	—	1,328,550	17,998	115,123	—	20,424	1,773,480
Senior Vice President and Chief Risk Officer	2013	220,000	25,000	67,994	12,000	77,682	—	71,898	474,573
	2012	200,476	98,088	—	14,535	79,770	—	56,531	449,400

(1)	The amount reported for Mr. Vigneau represents a hiring bonus paid pursuant to his employment agreement dated January 27, 2014.
(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Information on the assumptions used to calculate the value of awards is set forth in Note 12 to the consolidated financial statements in our Annual Report on Form 10-K for Fiscal 2014, which are incorporated by reference herein.
(3)	The amounts reported for Fiscal 2014 in this column represent the sum of the aggregate grant date fair value of restricted stock and Performance RSUs. In connection with the outstanding Performance RSUs, if the highest achievement level against target is attained, the amounts reported for Fiscal 2014 would increase by $1,839,825 for Mr. Launer and would increase by $1,226,550 for each of the other NEOs.
(4)	The amounts reported for Fiscal 2013 and Fiscal 2012 in this column represent the aggregate grant date fair value of awards granted under FGLH legacy plans, which have been converted to cash-settled awards.
(5)	The amounts reported for Fiscal 2014 in this column reflect (a) the actual payout of 25% of the EICP award for 2013 and (b) the EICP award accrued for 2014 and payable in January 2015. The 2014 payment is for nine months only.

(6)	All other compensation for Fiscal 2014 was as follows:

Name	401(k) Match ($)	Life Insurance Premium ($)	Long-Term Disability Insurance Premium ($)	Temporary Housing ($)	Total ($)
Leland C. Launer, Jr.	18,100	10,879	945	—	29,924
Rajesh Krishnan	18,100	814	945	—	19,859
Eric L. Marhoun	18,100	1,017	945	30,564	50,626
John P. O’Shaughnessy	5,100	—	945	—	6,045
Dennis R. Vigneau	13,000	2,197	654	—	15,851
Wendy J.B. Young	18,100	1,408	916	—	20,424

(7)	The amounts reported for Mr. Launer exclude director fees, which are separately disclosed under “Director Compensation.”
(8)	Mr. Marhoun was not a NEO prior to Fiscal 2014.
(9)	Mr. Vigneau commenced his employment with the company on January 27, 2014 and became the Senior Vice President and Chief Financial Officer, effective February 12, 2014.
(10)	Ms. Young served as Chief Financial Officer until February 12, 2014, when she assumed the role of Chief Risk Officer.

Grants of Plan-Based Awards

The following table sets forth information concerning estimated possible payouts under non-equity and equity incentive plan awards for Fiscal 2014 performance and equity incentive plan awards granted in Fiscal 2014 to our NEOs. The terms and conditions applicable to these awards are described above in “Compensation Discussion and Analysis.”

Name	Grant Date		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Leland C. Launer, Jr.	12/12/2013 12/12/2013 12/12/2013 1/1/2013 3/7/2014	(1) (2) (3) (4) (5)	— — — 87,500 403,846	— — — 175,000 807,692	— — — 262,500 1,211,538	— — 54,113 — —	— — 108,225 — —	— — 216,450 — —	— 24,339 — — —	109,470 — — — —	17.00 — — — —	361,251 413,763 1,839,825 — —

Rajesh Krishnan	12/12/2013 12/12/2013 12/12/2013 1/1/2013 3/7/2014	(1) (2) (3) (4) (5)	— — — 21,875 100,962	— — — 43,750 201,923	— — — 65,625 302,885	— — 36,075 — —	— — 72,150 — —	— — 144,300 — —	— 8,751 — — —	14,142 — — — —	17.00 — — — —	46,669 148,767 1,226,550 — —

Eric L. Marhoun	12/12/2013 12/12/2013 12/12/2013 1/1/2013 3/7/2014	(1) (2) (3) (4) (5)	— — — 16,942 67,308	— — — 33,885 134,615	— — — 50,827 201,923	— — 36,075 — —	— — 72,150 — —	— — 144,300 — —	— 8,751 — — —	7,956 — — — —	17.00 — — — —	26,255 148,767 1,226,550 — —

John P. O’Shaughnessy	12/12/2013 12/12/2013 12/12/2013 1/1/2013 3/7/2014	(1) (2) (3) (4) (5)	— — — 16,250 75,000	— — — 32,500 150,000	— — — 48,750 225,000	— — 36,075 — —	— — 72,150 — —	— — 144,300 — —	— 6,501 — — —	5,910 — — — —	17.00 — — — —	19,503 110,517 1,226,550 — —

Dennis R. Vigneau	12/12/2013 3/7/2014	(3) (5)	— 53,846	— 107,692	— 161,538	36,075 —	72,150 —	144,300 —	— —	— —	— —	1,424,963 —

Wendy J.B. Young	12/12/2013 12/12/2013 12/12/2013 1/1/2013 3/7/2014	(1) (2) (3) (4) (5)	— — — 10,287 46,154	— — — 20,573 92,308	— — — 30,860 138,462	— — 36,075 — —	— — 72,150 — —	— — 144,300 — —	— 6,000 — — —	5,454 — — — —	17.00 — — — —	17,998 102,000 1,226,550 — —

(1)	Represents option awards made pursuant to the Omnibus Plan.
(2)	Represents restricted stock awards subject to time-based vesting. These awards vest one-third each year, starting one year after the date of grant. Dividends declared and paid on shares of our common stock are accrued at the same rate on this restricted stock. Accrued amounts are forfeitable and not paid until the related restricted stock award vests. No preferential dividends are paid on such awards.
(3)	Represents Performance RSUs which vest only if performance criteria are met three years after the date of grant.
(4)	Represents 25% of possible 2013 calendar year EICP bonus award (i.e., the portion of the bonus in respect of the period from October 1, 2013 to December 31, 2013).
(5)	Represents possible 2014 stub year EICP bonus award.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements with Named Executive Officers

Mr. Launer’s Amended and Restated Employment Agreement

On March 21, 2013, we entered into an amended and restated employment agreement with Mr. Launer, which amended and restated his prior employment agreement (dated as of June 27, 2011 and subsequently amended on November 1, 2012). The employment agreement had an initial term commencing on May 1, 2013 and ending on April 30, 2014, provided that the agreement will automatically renew each year for an additional one-year period unless either party provides prior written notice of non-renewal. The employment agreement provides for an annual base salary of $700,000. During the initial term of the employment agreement, Mr. Launer was eligible for an annual target bonus opportunity in an amount equal to 100% of his base salary, depending on company and individual performance during the performance period. Except upon certain qualified terminations (as described below), Mr. Launer must be actively employed by the employer on the date the bonus is scheduled to be paid in order to receive the annual bonus.

The amended and restated employment agreement also provides for future equity grants. For each additional term in which Mr. Launer is employed by the employer as of the first day of each additional term (May 1 of each year starting in 2014), Mr. Launer will be granted by the following December 31 stock options, restricted stock or both with a grant date fair market value of $700,000. Each equity grant will vest and become exercisable in equal annual installments on the first three anniversaries of the grant date.

On any termination of employment, Mr. Launer will receive base salary through the termination date, accrued but unused vacation days as of the termination date and any earned and unpaid bonuses for any previously completed bonus years. The employment agreement also provides, in general terms, for the following severance benefits: (i) if Mr. Launer’s employment is terminated because of death or disability, a pro rata annual bonus for the year in which the termination occurs; (ii) if Mr. Launer’s employment is terminated by the employer without “cause” (and not as a result of death or disability) or if Mr. Launer terminates his employment for “good reason,” a pro rata annual bonus for the year in which the termination occurs and continued payment of base salary through the remainder of the term (including any additional term) or, if for longer, for six months following his termination; and (iii) if Mr. Launer’s employment is terminated as the result of a non-renewal of the term by the employer, base salary for a period of three months from the date the employer notifies Mr. Launer of its election to not renew the term. As a condition to receiving any severance payments, Mr. Launer (or the executor or administrator of his estate in the event of his death) must execute and not revoke a general release agreement in a form provided by the employer within thirty days following his separation from service.

Mr. Launer will be deemed terminated for “cause” under the amended and restated employment agreement if the employer terminates his employment in writing after Mr. Launer (i) has been convicted, indicted for, or entered a plea of nolo contendere to, any felony or any other act involving fraud, theft, misappropriation, dishonesty or embezzlement, (ii) has committed intentional and willful acts of misconduct that materially impair the goodwill or business of the employer or (iii) has willfully refused to, or willfully failed to, perform in any material respect his duties under the agreement, provided that the employer had given written notice of his refusal or failure and Mr. Launer had not cured the refusal or failure within ten days.

“Good reason” under Mr. Launer’s employment agreement generally means one of the following events: (i) any material diminution in his title, responsibilities or authorities, (ii) the assignment of duties that are materially inconsistent with his duties as President and Chief Executive Officer of the employer, (iii) any change in the reporting structure so that he reports to any person or entity other than the board of directors of FGLH, (iv) a breach by the employer of any material terms of the employment agreement or (v) any failure of the employer to obtain the assumption of its obligations under the employment agreement by any successor to all or substantially all of its business or assets upon the consummation of a corporate transaction, in each case above, without either (x) Mr. Launer’s express prior written consent or (y) full cure by the employer within 30 days after Mr. Launer gives written notice requesting cure (provided that his written notice is given within 60 days after he first learns the event has occurred). To constitute “good reason,” Mr. Launer must terminate his employment no later than four months following the date he learns of the event constituting “good reason.”

In November 2013, Mr. Launer executed a written letter agreement in which he acknowledged the existence of and consented to the change in the reporting structure such that he will report to our board of directors, rather than FGLH, and waived the change in reporting structure as a condition on which he could terminate his employment for “good reason” under his amended and restated employment agreement.

The employment agreements also provide that in the event that any payments and benefits payable pursuant to the employment agreement or any other agreement in connection with a change in control would be subject to the golden parachute excise tax, (1) such payments and benefits will be reduced to the amount that would result in no portion of the payments or benefits being subject to the excise tax and (2) if any portion of the payments or benefits that would be reduced pursuant to clause (1) would not be so reduced if the stockholder approval requirements of Section 280G(b)(5) of the Code are satisfied, then the employer will use commercially reasonable efforts to cause such portion of the payments and benefits to be submitted for approval prior to giving rise to the payments.

Mr. Launer is subject to a non-competition covenant and a non-solicitation covenant during employment and six and twelve months thereafter for the non-competition covenant and the non-solicitation covenant, respectively.

The amended and restated employment agreement also provides that the employer may elect, in its sole discretion, on or before the thirtieth day following Mr. Launer’s termination of employment (i) by the employer without cause, (ii) by reason of non-renewal of the term by the employer or (iii) by reason of a resignation by Mr. Launer with good reason, to pay to Mr. Launer his continued base salary for an additional period not to exceed 270 days beyond the expiration of the expiring term, provided that Mr. Launer agrees (x) to comply with the requirements of the non-competition and non-solicitation covenants for the duration of the extended period and (y) to comply with each of his other obligations under the employment agreement, including the requirements related to confidentiality and non-disparagement and his obligation to release the company.

In connection with Mr. Launer’s amended and restated employment agreement, FGLH amended Mr. Launer’s employee stock option agreements and restricted stock agreement governing his outstanding equity awards. The amendments are described above under “—Long Term Incentives—Options and Restricted Stock.”

In light of Mr. Littlefield joining the company as President on October 6, 2014, Mr. Launer executed an amendment to his amended and restated employment agreement to change his title from President and Chief Executive Officer to Chief Executive Officer. In addition, this amendment provides for future equity grants from FGL in lieu of FGLH grants which will satisfy the original requirement for FGLH grants for each additional term in which Mr. Launer is employed by the employer as of the first day of each additional term with a grant date fair market value of $700,000. Each equity grant will vest and become exercisable in equal annual installments on the first three anniversaries of the grant date.

Employment Agreements with Messrs. Krishnan, O’Shaughnessy, Marhoun and Vigneau and Ms. Young

In November 2013, we entered into an amended and restated employment agreement with each of Messrs. Krishnan and O’Shaughnessy, which amended and restated their prior employment agreements with the predecessor entity of FGL Services. We have noted below the terms where the amended and restated employment agreements of Messrs. Krishnan and O’Shaughnessy differ from their prior employment agreements in effect as of fiscal year end 2013. In addition, in November 2013, FGL Services entered into new employment agreements with Mr. Marhoun and Ms. Young. In January 2014, FGL Services entered into a new employment agreement with Mr. Vigneau. Entry into the amended and restated and new employment agreements was approved by our compensation committee in November 2013. Mr. Vigneau’s employment agreement was approved by our compensation committee in January 2014. The amended and restated employment agreements with each of Messrs. Krishnan and O’Shaughnessy and the new employment agreements with Messrs. Vigneau and Marhoun and Ms. Young are referred to herein together as the “employment agreements.”

The employment agreements do not have a fixed term and provide for compensation and benefits at our sole discretion. Under the employment agreements, we may terminate the executive’s employment for “cause” at any time. Either we or the executive may terminate the executive’s employment (other than in cases of cause, death or disability) by giving the other party three months’ written notice. In the event that either party provides notice, for the duration of the three-month notice period, the executive will continue to receive the base salary that he received immediately prior to the notice and will continue to be eligible for benefits. Except as provided below, the executive will not be eligible for any bonus (either in full or pro rata) otherwise payable after the date on which notice is given, nor be eligible for any benefits after the termination date. Upon a termination of employment, the executive will have the right to elect COBRA continuation coverage at his expense.

Under any termination, the executive will be entitled to salary, accrued and unused vacation time and accrued benefits through the termination date. Upon a termination by us other than for “cause,” provided the executive signs and delivers, and does not revoke, a general release in a form acceptable to us, the executive will be entitled to receive the following severance benefits in a lump sum following the expiration of any revocation period in the release agreement: (i) severance payment equal to two weeks of base salary for every year of employment (counting service to the predecessor entity and its affiliates), subject to a minimum payment of, for Messrs. Vigneau, Krishnan, Marhoun and O’Shaughnessy, 26 weeks’, and for Ms. Young, 39 weeks’ base salary and a maximum payment of 52 weeks’ base salary, and (ii) if the executive properly elects COBRA coverage, we will make payments to the insurance provider equal to the amount due for the executive’s COBRA coverage payments for a period of time equal to the number of weeks of severance payments (or, if sooner, until the executive is eligible to receive health benefits under another medical plan).

Upon a termination for disability, the executive will receive a pro rata bonus for the period when the executive was performing his or her regular duties on a full-time basis. Upon the executive’s death, the executive’s estate shall be eligible to receive the executive’s bonus, if any, for the period up through the executive’s death (and in the event the executive’s death is prior to the end of a compensation year, the bonus will be prorated).

For purposes of the employment agreements, “cause” means, generally, our determination that (i) the executive has breached his obligations under the employment agreement; (ii) the executive has failed to perform duties assigned to him in a manner satisfactory to us, subject to our obligation to provide the executive with prior notice providing reasonable detail of the bases for the unsatisfactory performance and an opportunity to correct the performance deficiencies; (iii) the executive has engaged in acts of dishonesty or moral turpitude, or any unlawful conduct; or (iv) the executive has engaged in conduct that is likely to affect adversely our business and/or reputation.

Under the employment agreements, during the executive’s employment and for 18 months following any termination of employment, the executive is subject to a non-solicitation covenant related to clients and employees. In addition, during employment and for six months following any termination of employment, each executive is subject to a non-competition restrictive covenant under the employment agreements.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding company equity awards held by our NEOs at the end of Fiscal 2014.

Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Leland C. Launer, Jr.	—	109,470	17.00	12/12/2020	24,339	519,638	108,225	2,310,604
Rajesh Krishnan	—	14,142	17.00	12/12/2020	8,751	186,834	72,150	1,540,403
Eric L. Marhoun	—	7,956	17.00	12/12/2020	8,751	186,834	72,150	1,540,403
John P. O’Shaughnessy	—	5,910	17.00	12/12/2020	6,501	138,796	72,150	1,540,403
Dennis R. Vigneau	—	—	—	—	—	—	72,150	1,540,403
Wendy J.B. Young	—	5,454	17.00	12/12/2020	6,000	128,100	72,150	1,540,403

(1)	Represents non-qualified stock options granted under our Omnibus Plan, which vest in three equal annual installments on December 12, 2014, 2015 and 2016.
(2)	Represents restricted stock awards granted under our Omnibus Plan, which vest in three equal annual installments on December 12, 2014, 2015 and 2016.
(3)	Represents Performance RSUs, which vest only if performance criteria are met three years after the date of grant.

The following table set forth the outstanding FGLH legacy plan awards held by our NEOs at the end of Fiscal 2014. Such awards now all settle in cash.

FGLH Option Awards							FGLH Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Leland C. Launer, Jr.	60,606	(1)	30,303	(1)	49.45	12/31/2019	—		—	—	—
	—		—		—		2,359	(2)	231,843	—	—

Rajesh Krishnan	2,016	(3)	4,032	(3)	38.14	11/2/2018	—		—	—	—
	2,565	(4)	5,130	(4)	49.45	12/31/2019	—		—	—	—
	—		—		—		2,263	(5)	222,408	—	—
Eric L. Marhoun	5,500	(3)	3,965	(3)	38.14	11/2/2018	—		—	—	—
	1,786	(4)	3,571	(4)	49.45	12/31/2019	—		—	—	—
	—		—		—		1,576	(5)	154,889	—	—

John P. O’Shaughnessy	—		3,800	(3)	38.14	11/2/2018	—		—	—	—
	—		4,221	(4)	49.45	12/31/2019	—		—	—	—
	—		—		—		1,863	(5)	183,096	—	—
Dennis R. Vigneau	—		—		—	—	—		—	—	—

Wendy J.B. Young	—		1,242	(3)	38.14	11/2/2018	—		—	—	—
	1,039	(4)	2,078	(4)	49.45	12/31/2019	—		—	—	—
	—		—		—		917	(5)	90,123	—	—

(1)	Represents options in respect of shares of Class B common stock of FGLH granted on January 29, 2013. One-third of the options vested on December 31, 2013, one-third vested on April 30, 2014 and the remaining one-third will vest on December 31, 2015.
(2)	Represents restricted shares of Class B common stock of FGLH granted on January 29, 2013 and which vest on December 31, 2015.
(3)	Represents options in respect of shares of Class A common stock of FGLH granted on November 2, 2011, which vest in three equal annual installments on November 2, 2012, 2013 and 2014.
(4)	Represents options in respect of shares of Class B common stock of FGLH granted on January 29, 2013, which vest in three equal annual installments on December 31, 2013, 2014 and 2015.
(5)	Represents restricted shares of Class B common stock of FGLH granted on January 29, 2013 and which vest ratably on December 31, 2014 and December 31, 2015.

Option Exercises and Stock Vested

No company stock options were exercised by our NEOs during Fiscal 2014. No company restricted stock awards vested in Fiscal 2014.

Value realized on exercise or vesting of awards issued under FGLH legacy plans, which now all settle in cash, appears below.

FGLH Option Awards			FGLH Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Leland C. Launer, Jr.	—	2,739,398	—	428,068
Rajesh Krishnan	—	373,706	—	94,714
Eric L. Marhoun	—	138,799	—	65,932
John P. O’Shaughnessy	—	418,232	—	77,897
Dennis R. Vigneau	—	—	—	—
Wendy J.B. Young	—	76,805	—	38,321

Pension Benefits

We do not provide any defined benefit plans to our NEOs.

Nonqualified Deferred Compensation

The following table provides information concerning the nonqualified deferred compensation of each of the participating NEOs in the Executive Nonqualified Deferred Compensation Plan of Fidelity & Guaranty Life Holdings, Inc. (the “Deferred Compensation Plan”) as of September 30, 2014. Our Chief Executive Officer, Mr. Launer, does not participate in the Deferred Compensation Plan.

Name	Aggregate Balance at Beginning of Last Fiscal Year ($)	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Leland C. Launer, Jr.	—	—	—	—	—	—
Rajesh Krishnan	141,375	24,994	—	28,683	—	195,052
Eric L. Marhoun	126,881	—	—	14,215	—	141,096
John P. O’Shaughnessy	74,632	29,351	—	6,378	—	110,360
Dennis R. Vigneau	—	—	—	—	—	—
Wendy J.B. Young	—	11,538	—	479	—	12,017

(1)	Amounts reported in this column are included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for Fiscal 2014.
(2)	Amounts reported in this column are not reported as compensation in the Summary Compensation Table.

The Deferred Compensation Plan permits our participating NEOs and certain other employees to elect to defer up to 50% of their base salary and up to 100% of any performance-based non-equity incentive plan compensation. Any deferral elections are made under the Deferred Compensation Plan pursuant to a participation agreement with the NEO. We have eliminated the annual discretionary grant to each active participating NEO effective January 2013. Past employer contributions vest 20% for each year of service and are fully vested after five years of service. Deferred amounts and employer contributions are contributed to individual accounts in the FGLH Executive Deferred Compensation Plan Trust. The participants self-direct the notional investment of deferred contribution accounts in investment funds from a selection made available by our retirement committee.

The vested balance of the deferred compensation accounts will be distributed to each participating NEO upon his or her death, disability or separation from service (including retirement). Participants may elect upon initial enrollment to have accounts distributed upon a change in control event, although none of our NEOs have so elected. In-service hardship and education account withdrawals are permitted under the plan with respect to participant deferrals and employer credits.

Potential Payments upon Termination or Change in Control

Effect of Termination or Change in Control under the Employment Agreements

For a description of the potential payments upon a termination pursuant to the employment agreements with our NEOs, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers.”

Effect of Termination or Change in Control on Company Options

Termination of Employment. Under the grant agreements, upon termination of employment for any reason other than for “cause” (as defined in the grant agreements), non-vested options are forfeited, and vested options remain exercisable for up to 30 days. Upon termination of employment for cause, all unexercised options, whether vested or nonvested, are forfeited.

Change in Control. Upon a proposed “change in control” (as defined in the Omnibus Plan), the plan provides that compensation committee shall take such action as it deems appropriate and equitable to effectuate the purposes of the plan and to protect participants, which action may include, without limitation, any one or more of the following to the extent permitted by Section 409A of the Code: (i) acceleration of vesting; (ii) acceleration or change of the exercise and/or expiration dates of any award to require that settlement be made, if at all, prior to the change in control; (iii) cancellation of any award upon payment to the holder in cash of the fair market value of the stock subject to such award as of the date of (and, to the extent applicable, as established for purposes of) the change in control, less the aggregate exercise price, if any, of the award; and (iv) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to stock of the company, arrangements to have such other entity replace the awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the award.

The grant agreements provide that no cancellation, acceleration, vesting, lapse of restrictions or other payments shall occur in connection with a change in control if the compensation committee determines that the options will be honored or assumed, or materially similar (or more favorable) new awards will be granted, in connection with the change in control. If the compensation committee determines that the options will not be honored or assumed, and materially similar (or more favorable) awards will not be granted, in connection with the change in control, then the outstanding nonvested options shall vest, and all outstanding options shall remain exercisable for 30 days following the change in control, unless the compensation committee decides to cash out the options (based on the current spread) or take other actions permitted by the plan (as described above). If an amount payable would result in imposition of the excise tax under Section 4999 of the Code, then the payment shall be reduced in order to provide the maximum after-tax benefit to the grantee.

Effect of Termination or Change in Control on Company Restricted Stock

Termination of Employment. Under the grant agreements, upon termination of employment for any reason, nonvested restricted stock is forfeited.

Change in Control. Upon a proposed “change in control” (as defined in the Omnibus Plan), the plan provides that compensation committee shall take such action as it deems appropriate and equitable to effectuate the purposes of the plan and to protect participants, which action may include, without limitation, any one or more of the following to the extent permitted by Section 409A of the Code: (i) acceleration of vesting;

(ii) acceleration or change of the exercise and/or expiration dates of any award to require that settlement be made, if at all, prior to the change in control; (iii) cancellation of any award upon payment to the holder in cash of the fair market value of the stock subject to such award as of the date of (and, to the extent applicable, as established for purposes of) the change in control, less the aggregate exercise price, if any, of the award; and (iv) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to stock of the company, arrangements to have such other entity replace the awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the award.

The grant agreements provide that no acceleration of vesting shall occur in connection with a change in control if the compensation committee determines that the restricted stock agreements will be honored or assumed, or materially similar (or more favorable) new awards will be granted, in connection with the change in control. If the compensation committee determines that the restricted stock agreements will not be honored or assumed, and materially similar (or more favorable) awards will not be granted in connection with the change in control, then the outstanding restricted stock shall vest. If an amount payable would result in imposition of the excise tax under Section 4999 of the Code, then the payment shall be reduced in order to provide the maximum after-tax benefit to the grantee.

Effect of Termination or Change in Control on Company Performance RSUs

Termination of Employment. Under the grant agreements, upon termination of employment due to death or “disability” (as defined in the grant agreements), Performance RSUs are forfeited unless the compensation committee, in its discretion, provides for accelerated vesting in full or in part. Upon involuntary termination of employment without “cause” (as defined in the grant agreements), the portion of the Performance RSUs pertaining to fiscal years before termination of employment become vested, and the remainder of the Performance RSUs are forfeited. Upon voluntary termination of employment or termination for cause, nonvested Performance RSUs are forfeited.

Change in Control. Upon a proposed “change in control” (as defined in the Omnibus Plan), the plan provides that compensation committee shall take such action as it deems appropriate and equitable to effectuate the purposes of the plan and to protect participants, which action may include, without limitation, any one or more of the following to the extent permitted by Section 409A of the Code: (i) acceleration of vesting; (ii) acceleration or change of the exercise and/or expiration dates of any award to require that settlement be made, if at all, prior to the change in control; (iii) cancellation of any award upon payment to the holder in cash of the fair market value of the stock subject to such award as of the date of (and, to the extent applicable, as established for purposes of) the change in control, less the aggregate exercise price, if any, of the award; and (iv) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to stock of the company, arrangements to have such other entity replace the awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the award.

The grant agreements provide that if an amount payable would result in imposition of the excise tax under Section 4999 of the Code, then the payment shall be reduced in order to provide the maximum after-tax benefit to the grantee.

Effect of Termination or Change in Control on FGLH Options

Termination of Employment. In the case of a termination for “cause” (as defined in the applicable FGLH stock incentive plan), the optionee’s unvested and vested FGLH stock options will be canceled as of the effective date of the termination. For our NEOs who hold FGLH options (other than Mr. Launer), upon a termination of employment by us other than for “cause” (as defined in the executive’s employment agreement, or, in the absence of an employment agreement, by the applicable FGLH stock incentive plan), any unvested FGLH options granted on November 2, 2011 will immediately vest as of the effective date of the termination, and any unvested FGLH options granted on January 29, 2013 will be immediately forfeited and canceled; upon any other termination of employment (including by reason of death, disability or a voluntary resignation), all unvested FGLH options will be immediately forfeited and canceled. For Mr. Launer, upon a termination of employment by us other than for “cause” or by Mr. Launer for “good reason” (each as defined in his employment agreement), all unvested FGLH options held by him will immediately vest as of the effective date of the termination; upon any other termination of employment (including by reason of death, disability or a voluntary resignation without “good reason”), all unvested FGLH options will be immediately forfeited and canceled. All vested FGLH options (including as a result of accelerated vesting described above) will be settled in cash following the next scheduled valuation date of FGLH. In the event the aggregate exercise price of the vested FGLH options equals or exceeds the fair market value of the common stock underlying the options, the underwater vested options will be terminated without payment.

Change in Control. If FGLH experiences a “change in control” (as defined in the applicable FGLH stock incentive plan), any outstanding FGLH options will accelerate and be canceled in exchange for a cash payment equal to the change-in-control price per share minus the exercise price of the applicable FGLH option, unless our compensation committee determines to allow alternative awards in lieu of acceleration and payment or to provide for alternative treatment of the options.

Effect of Termination or Change in Control on FGLH Restricted Stock and Restricted Stock Units

Termination of Employment. Upon a termination for any reason, any unvested restricted shares of FGLH stock or restricted stock units held by an NEO (other than Mr. Launer) will be immediately forfeited and canceled.

If Mr. Launer’s employment is terminated without “cause” or if he resigns for “good reason” (each as defined in his employment agreement), any unvested restricted shares of FGLH stock or restricted stock units will become vested as of the date of termination. Upon a termination for “cause” or by Mr. Launer without “good reason,” or as the result of Mr. Launer’s death or disability, any unvested restricted shares of FGLH stock or restricted stock units will be forfeited as of the termination date.

Change in Control. In the event of a change in control of FGLH, any restricted shares of FGLH stock or restricted stock units will immediately vest and be settled as set forth in the applicable FGLH stock incentive plan, unless our compensation committee decides to allow alternative awards in lieu of acceleration and payment or to provide for alternative treatment of the awards.

Effect of Termination or Change in Control on Dividend Equivalents

Termination of Employment. If an executive’s employment terminates for any reason, (i) any dividend equivalents held by a participant that have not vested on or before the termination date will be forfeited and terminate immediately and (ii) any vested dividend equivalents on the termination date will be settled such that we will deliver to the executive a payment in cash equal to the amount of the dividend equivalent on or as soon as practicable following the termination date. Upon settlement, the dividend equivalent will immediately terminate.

Change in Control. In the event of a change in control of FGLH (as defined in the applicable dividend equivalent plan), unless our compensation committee determines otherwise, if the applicable minimum “net dividend value” has been achieved, all outstanding dividend equivalents will vest immediately prior to the change in control and be settled such that FGLH will deliver to the executive a payment in cash equal to the amount of the dividend equivalent on or as soon as practicable following the vesting date. “Net Dividend Value” means the aggregate value of cash dividends declared and paid by FGLH to HGI (including for this purpose Indebtedness Repayments) minus the aggregate value of all cash contributions from HGI to FGLH in a particular period. “Indebtedness Repayments” means payments made to HGI for repayment of indebtedness with the value per share of common stock determined by dividing such loan repayment amount by the number of outstanding shares of Class A and Class B common stock. With respect to the dividend equivalents granted under the FGLH 2012 Dividend Equivalent Plan only, unless otherwise determined by our compensation committee, the dividend equivalents will immediately vest upon a change in control without regard to any performance vesting criteria.

Effect of Termination or Change in Control on Nonqualified Deferred Compensation

For any participating NEO in our deferred compensation plan, the vested balance of the deferred compensation accounts will be distributed upon death, disability or separation from service, and, if elected upon initial enrollment, upon a change-in-control event. None of our participating NEOs have elected to have vested account balances distributed upon a change-in-control event without a separation from service. For more information on our nonqualified deferred compensation plan, see the narrative description entitled “—Nonqualified Deferred Compensation.”

Effect of Termination under Our General Severance Policy

Our general severance policy is available to all of our employees (who are not otherwise party to an employment agreement) and does not discriminate in favor of our NEOs. Our general severance policy is a discretionary policy that provides for a lump sum severance payment equal to two weeks’ base salary for each full year of continuous service, with a minimum payment of four weeks’ base salary upon an involuntary termination as a result of position elimination or restructuring.

Potential Payments Table

The following table sets forth the estimated amount of compensation each of our NEOs would receive under the termination or change in control situations, as applicable, discussed above. The table assumes that such termination or change in control event occurred on September 30, 2014. The table excludes (i) amounts accrued through the termination date that would be paid in the normal course of continued employment, such as accrued but unpaid salary, (ii) vested account balances under our 401(k) plan that are generally available to all of our employees and (iii) except as indicated in the footnotes below, any post-employment benefit that is available to all of our employees and does not discriminate in favor of our NEOs. In the case of a change in control situation, we assume that the vesting of all options, restricted stock, Performance RSUs and dividend equivalents will be accelerated, even though our compensation committee has the discretion to provide for alternative treatment of the awards upon a change in control.

Name(1)	Termination Trigger	Severance (Salary)(2)	Severance (Bonus)(3)	Equity & Dividend Equivalent Vesting(4)	Nonqualified Deferred Compensation(5)	Other Benefits(6)	Total
Leland C. Launer, Jr.	Involuntary termination w/o cause	$933,333	$538,462	$5,630,600	$—	$53,846	$7,156,241
	Voluntary termination	—	—	2,959,391	—	53,846	3,013,237
	Retirement(7)(8)	—	—	—	—	—	—
	Death(7)	—	538,462	—	—	53,846	592,308
	Disability(7)	—	538,462	—	—	53,846	592,308
	Change in control(9)	—	—	7,324,100	—	—	7,324,100

Rajesh Krishnan	Involuntary termination w/o cause	175,000	—	1,128,756	195,052	38,856	1,537,664
	Voluntary termination	—	—	246,491	195,052	26,923	468,466
	Retirement(7)(8)	—	—	—	—	—	—
	Death(7)	—	134,615	—	195,052	—	329,667
	Disability(7)	—	134,615	—	195,052	26,923	356,590
	Change in control(9)	—	—	1,928,974	—	—	1,928,974
Eric L. Marhoun	Involuntary termination w/o cause	175,000	—	1,296,216	141,096	38,856	1,651,168
	Voluntary termination	—	—	417,980	141,096	26,923	585,999
	Retirement(7)(8)	—	—	—	—	—	—
	Death(7)	—	134,615	—	141,096	—	275,711
	Disability(7)	—	134,615	—	141,096	26,923	302,634
	Change in control(9)	—	—	1,901,893	—	—	1,901,893

John P. O’Shaughnessy	Involuntary termination w/o cause	162,500	—	868,313	110,360	36,933	1,178,105
	Voluntary termination	—	—	—	110,360	25,000	135,360
	Retirement(7)(8)	—	—	—	—	—	—
	Death(7)	—	100,000	—	110,360	—	210,360
	Disability(7)	—	100,000	—	110,360	25,000	235,360
	Change in control(9)	—	—	1,486,995	—	—	1,486,995
Dennis R. Vigneau	Involuntary termination w/o cause	200,000	—	639,781	—	35,010	874,790
	Voluntary termination	—	—	—	—	23,077	23,077
	Retirement(7)(8)	—	—	—	—	—	—
	Death(7)	—	107,692	—	—	—	107,692
	Disability(7)	—	107,692	—	—	23,077	130,769
	Change in control(9)	—	—	639,781	—	—	639,781

Wendy J.B. Young	Involuntary termination w/o cause(10)	225,000	—	765,209	12,017	46,745	1,048,971
	Voluntary termination	—	—	50,734	12,017	28,846	91,597
	Retirement(7)(8)	—	—	—	—	—	—
	Death(7)	—	92,308	—	12,017	—	104,325
	Disability(7)	—	92,308	—	12,017	28,846	133,171
	Change in control(9)	—	—	1,140,608	—	—	1,140,608

(1)	Entitlements in this table for each event are as set forth in (i) employment agreements in effect as of the relevant date; (ii) the Omnibus Plan and FGLH legacy plans; and (iii) participation agreements under the Deferred Compensation Plan.
(2)	Under the terms of Mr. Launer’s employment agreement, severance is payable in the form of salary continuation. For Mr. Launer, amounts in this column assume that the company elected to pay Mr. Launer his continued base salary for an additional period of 270 days provided that Mr. Launer agreed with the restrictive covenants in his employment agreement for the duration of the additional period. Under the terms of the employment agreements with the other NEOs, severance pays out in a lump sum. Amounts payable in this column are subject to the executive executing and not revoking a release of claims against the company. See “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers.”

(3)	Amounts in this column include, if provided in an employment agreement with the NEO, a pro rata bonus for the year of termination upon certain types of terminations.
(4)	For certain qualifying terminations and a change-in-control event, (i) the value of stock options is calculated by multiplying the number of vested options (including any unvested options that would accelerate on a qualifying termination or change-in-control event) by the excess of the fair market value of the underlying common stock on September 30, 2014 over the applicable exercise price per share and (ii) the value of restricted stock is calculated based on the fair market value of the underlying common stock on September 30, 2014. On September 30, 2014, the fair market value of a share of our common stock was $21.35 and the fair market value of a share of FGLH common stock was $98.28. The following table details the valuations of the outstanding unvested equity awards determined using the fair market value of the applicable stock on September 30, 2014 for qualifying terminations and/or a change in control event, assuming the accelerated vesting of all unvested awards:

Name	Company Stock Options	Company Restricted Stock Awards	Company Performance RSUs	FGLH Stock Options	FGLH Restricted Stock
Leland C. Launer, Jr.	$476,195	$519,638	$959,671	$4,439,086	$231,843
Rajesh Krishnan	61,518	186,834	639,781	739,474	222,408
Eric L. Marhoun	34,609	186,834	639,781	830,807	154,889
John O’Shaughnessy	25,709	138,796	639,781	434,643	183,096
Dennis R. Vigneau	—	—	639,781	—	—
Wendy J.B. Young	23,725	128,100	639,781	226,897	90,123

The following table details the estimated valuations of the unvested FGLH dividend equivalent awards on September 30, 2014 for a change in control event, assuming the accelerated vesting of the awards:

Name	Value
Leland C. Launer, Jr.	$697,667
Rajesh Krishnan	78,961
Eric L. Marhoun	54,974
John O’Shaughnessy	64,970
Dennis R. Vigneau	N/A
Wendy J.B. Young	31,983

(5)	For any participating NEO, the vested balance of the deferred compensation accounts will be distributed upon death, disability or separation from service.
(6)	Amounts include any accrued vacation as of September 30, 2014, which would be paid out upon a termination. For Messrs. Krishnan, and O’Shaughnessy, this amount also includes payments by us to the insurance provider equal to the amount due for COBRA coverage payments for a period of time equal to the number of weeks of severance payments.
(7)	Our stock incentive plans and dividend equivalent plans do not provide for accelerated vesting on death, disability or retirement.
(8)	As of September 30, 2014, none of our NEOs were retirement eligible.
(9)	In the case of a change in control, we assume that the vesting of all options, restricted stock, Performance RSUs and dividend equivalents will be accelerated, although our compensation committee has the discretion to provide for alternative treatment of the awards.
(10)	Amounts include severance under our general severance policy, which is available to all of our employees (who are not otherwise party to an employment agreement) and does not discriminate in favor of our NEOs. Our general severance policy is a discretionary policy that provides for a lump sum severance payment equal to two weeks’ base salary for each full year of continuous service, with a minimum payment of four weeks’ base salary upon an involuntary termination as a result of position elimination or restructuring.

Director Compensation

The following table provides summary information concerning compensation paid or accrued by us to our directors for services rendered to us during Fiscal 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Omar M. Asali	93,750	63,750	11,250	—	—	—	168,750
William J. Bawden	77,500	135,303	11,250	—	—	—	224,053
James M. Benson	—	—	—	—	—	—	—
Kostas Cheliotis	87,500	268,175	11,250	—	—	—	366,925
Philip J. Gass	106,250	268,175	11,250	—	—	—	385,675
Kevin J. Gregson	117,500	104,635	11,250	—	—	—	233,385
Leland C. Launer, Jr.	125,000	63,750	11,250	—	—	—	200,000
William P. Melchionni	118,750	125,086	11,250	—	—	—	255,086
L. John H. Tweedie	37,500	268,175	11,250	—	—	—	316,925
Thomas A. Williams	37,500	268,175	11,250	—	—	—	316,925

(1)	Represents the grant of restricted stock awards during Fiscal 2014 under the Omnibus Plan. The amounts reported in this column are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Information on the assumptions used to calculate the value of these awards is set forth in Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for Fiscal 2014, which are incorporated by reference herein.

The aggregate number of unvested shares of restricted stock outstanding at the end of Fiscal 2014 held by those who served as directors during Fiscal 2014 was as follows:

Name	Number of Shares of Restricted Stock
Omar M. Asali	3,750
William J. Bawden	3,750
James M. Benson	—
Kostas Cheliotis	3,750
Philip J. Gass	3,750
Kevin J. Gregson	3,750
Leland C. Launer, Jr.	24,339
William P. Melchionni	3,750
L. John H. Tweedie	3,750
Thomas A. Williams	3,750

(2)	For Fiscal 2014, the directors had the option to elect their cash compensation be paid in shares of our common stock. In addition, for Fiscal 2014, for any directors electing to receive their cash compensation in shares of our common stock, the directors have been granted a “gross up” amount of additional shares to offset the taxes associated with electing to receive compensation in shares. As a result of that election, Messrs. Bawden, Cheliotis, Gass, Gregson, Melchionni, Tweedie and Williams have acquired 4,209, 12,025, 12,025, 2,405, 3,608, 12,025 and 12,025 shares of our common stock, respectively, in lieu of cash compensation and including the additional shares to offset the taxes associated with such shares.
(3)	Represents the grant of stock options during Fiscal 2014 under the Omnibus Plan. The amounts reported in this column are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Information on the assumptions used to calculate the value of these awards is set forth in Note 12 to our audited consolidated financial statements in our Annual Report in Form 10-K for Fiscal 2014, which are incorporated by reference herein.

The aggregate number of unexercised stock options outstanding at the end of Fiscal 2014 held by those who served as directors during Fiscal 2014 was as follows:

Name	Number of Stock Options
Omar M. Asali	3,408
William J. Bawden	3,408
James M. Benson	—
Kostas Cheliotis	3,408
Philip J. Gass	3,408
Kevin J. Gregson	3,408
Leland C. Launer, Jr.	109,470
William P. Melchionni	3,408
L. John H. Tweedie	3,408
Thomas A. Williams	3,408

Our board of directors is compensated according to the rates set forth in the following table:

Annual Cash Retainer for Non-Employee and Employee Directors, including the CEO	Additional Annual Cash Retainers	Annual Equity Awards for Non-Employee and Employee Directors, including the CEO	Other
$75,000	• Chairman - $30,000 • Audit Committee Chair - $25,000 • Other Committee Chair - $25,000 • Committee Members - $15,000	$75,000	Reimbursement for out- of-pocket expenses in connection with meetings, board duties, etc.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information as of September 30, 2014, regarding our securities authorized for issuance under equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	810,306	$17.00	1,248,251
Equity compensation plans not approved by security holders(2)	10,224	$17.00	—

Total	820,530	$17.00	1,248,251

(1)	Represents securities issued or issuable under our Omnibus Plan. The outstanding securities consist of options for the purchase of 232,296 shares and 578,010 Performance RSUs. The weighted-average exercise price does not take into account the Performance RSUs.
(2)	Consists of options granted to compensation committee members outside our Omnibus Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For Fiscal 2014, our compensation committee consisted of Messrs. Cheliotis, Gregson and Melchionni. Except as described below, during Fiscal 2014, no member of the compensation committee served as an officer or employee of the company or any of its subsidiaries. In addition, except as described below, during Fiscal 2014, no executive officer of the company served as a director or as a member of the compensation committee of a company (i) whose executive officer served as a director or as a member of the compensation committee of our company and (ii) which employed a director of the company. Mr. Launer, our Chief Executive Officer, currently serves on the board of directors of FSRCI, a company for which Mr. Cheliotis, a member of our board of directors and compensation committee, is an executive officer. Mr. Cheliotis is an employee of HGI, and as such, may have a direct or indirect interest in certain related party transactions involving HGI or its affiliates. See “Certain Relationships and Related Party Transactions.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 15, 2014, unless otherwise noted, by (a) each person who is known to us to own beneficially more than 5% of our common stock, (b) each director and nominee for director, (c) each named executive officer and (d) the directors and executive officer as a group. The table lists voting securities, including restricted stock held by our directors and executive officers over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each person identified below has sole voting and investment power over the shares reported. Except as otherwise noted below, we know of no agreements among our stockholders which related to voting or investment power with respect to our common stock and none of the stated shares have been pledged as a security.

Name and Address of Beneficial Owner(1)	Beneficial Ownership(1)		Percent of Class(2)
Harbinger Group, Inc	47,000,000	(3)	80.1%
FS Holdco II, Ltd	47,000,000	(3)	80.1%
Omar M. Asali	11,007	(4)(5)	*
William Bawden	14,902	(4)(5)	*
James M. Benson	2,562	(5)	*
Kostas Cheliotis	64,473	(4)(5)	*
Philip J. Gass	124,473	(4)(5)	*
Kevin Gregson	9,853	(4)(5)	*
Leland C. Launer, Jr	77,464	(4)(5)	*
William Melchionni	11,306	(4)(5)	*
L. John H. Tweedie	22,473	(4)(5)	*
Thomas W. Williams	23,032	(4)(5)	*
Rajesh Krishnan	19,910	(4)(5)	*
John P. O’Shaughnessy	12,143	(4)(5)	*
Dennis R. Vigneau	5,469	(5)	*
Eric L. Marhoun	16,848	(4)(5)	*
Wendy J.B. Young	11,308	(4)(5)(6)	*
All current directors and executive officers as a group (21 persons)	505,955	(7)	*

*	Indicates less than 1% of our outstanding common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Unless otherwise noted below, the address of each beneficial owner listed in the table is Two Ruan Center, 601 Locust Street, 14th Floor, Des Moines, IA 50309.
(2)	Percentage of beneficial ownership is based on 58,691,200 shares outstanding as of December 15, 2014. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.
(3)

Based solely on a Schedule 13D/A filed with the SEC on December 3, 2014 by Harbinger Group Inc., a Delaware corporation (“HGI”), and FS Holdco II Ltd., a Delaware corporation and a wholly owned subsidiary of HGI (“FSH”, collectively, the “Reporting Persons”). The shares reported in the Schedule 13D/A are directly held by FSH. HGI does not directly own any of our company’s securities. However, as a result of FSH being the wholly owned subsidiary of HGI, HGI may be deemed to beneficially own our company’s securities directly owned by FSH. Each of the Reporting Persons specifically disclaims beneficial ownership in the shares reported herein except to the extent it or he actually exercises voting or dispositive power with respect to such shares. As of December 3, 2014, HGI may be deemed to be the beneficial owner of 47,000,000 shares, constituting 80.1% of the outstanding Shares. HGI has the sole power to vote or direct the vote of none of the shares; has the shared power to vote or direct the vote of 47,000,000 shares; has sole power to dispose or direct the disposition of none of the shares; and may be deemed to have shared power to dispose or direct the disposition of 47,000,000 shares. As of December 3, 2014, FSH may be deemed to be the beneficial owner of 47,000,000 shares, constituting 80.1% of the outstanding shares. FSH has the sole power to vote or direct the vote of 47,000,000 of the shares and has sole power to dispose or direct the disposition of 47,000,000 of the shares. Each of the Reporting Persons specifically disclaims beneficial ownership in the shares reported herein except to the extent it actually exercises voting or dispositive power with respect to such shares. The address of the Reporting Persons is 450 Park Avenue, 30th Floor, New York, New York 10022.
(4)	Includes shares purchasable by the named person upon the exercise of options granted under our Omnibus Plan: Omar M. Asali (1,136 shares); William Bawden (1,136 shares); Kostas Cheliotis (1,136 shares); Phillip J. Gass (1,136 shares); Kevin J. Gregson (1,136 shares); Leland C. Launer, Jr. (36,490 shares); William P. Melchionni (1,136 shares); L. John H. Tweedie (1,136 shares); Thomas A. Williams (1,136 shares); Rajesh Krishnan (4,714 shares); Eric L. Marhoun (2,652 shares); John P. O’Shaughnessy (1,970 shares); and Wendy J.B. Young (1,818 shares).
(5)	Includes shares of unvested restricted stock issued to the named person granted under our Omnibus Plan: Omar M. Asali (5,062 shares); William Bawden (5,062 shares); James M. Benson (2,562), Kostas Cheliotis (45,062 shares); Phillip J. Gass (105,062 shares); Kevin J. Gregson (5,062 shares); Leland C. Launer, Jr. (32,861 shares); William P. Melchionni (5,062 shares); L. John H. Tweedie (5,062 shares); Thomas A. Williams (5,062 shares); Rajesh Krishnan (11,816 shares); Eric L. Marhoun (11,816 shares); John P. O’Shaughnessy (8,777 shares); Dennis R. Vigneau (5,469 shares); and Wendy J.B. Young (8,101 shares).
(6)	Includes 100 shares held by Ms. Young’s son.
(7)	Includes 63,702 shares which directors and executive officers have the right to acquire through exercise of stock options, and 325,378 shares over which there is sole voting power but no investment power.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described above in the section entitled “Executive Compensation,” the following is a description of each transaction since October 1, 2013 and each currently proposed transaction in which (i) we have been or are to be a participant, (ii) the amount involved exceeded or will exceed $120,000 and (iii) any of our directors, nominees for director, executive officers, holders of more than 5% of our common stock, or any member of their immediate families or person sharing their household had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions

We have adopted a related person transactions policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of an independent committee of our board. This policy provides procedures for the approval of transactions with related persons as set forth in the rules and regulations of the SEC as well as “Affiliate Transactions” that require approval pursuant to the covenants set forth in the indenture governing our company’s senior notes.

Related Person Transactions

Harbinger Ownership; Indemnification

As of December 15, 2014, HGI owned approximately 80.1% of our common stock and has four representatives, Phillip J. Gass, Omar M. Asali, Kostas Cheliotis and Thomas A. Williams, on our board of directors (the “HGI directors”). The HGI directors are considered related persons in the transactions involving HGI described below as a result of their affiliation with HGI and us. Other than as described below, the HGI directors do not have any direct interest in any of the transactions. In addition, our by-laws provide for the indemnification of our directors, including the HGI directors, to the fullest extent permitted by law against liabilities and expenses incurred in connection with any threatened, pending or completed claim or proceeding, whether brought by or in the right of the company or otherwise, in which a director is involved because he or she is or has been a director. Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy in corporate opportunities that are presented to HGI.

Since our inception in 2011, we have utilized the services of the management and staff of HGI and also share office space with HGI. We recorded approximately $1.0 million as contributed capital for such services for Fiscal 2014. We believe this allocation was made on a reasonable basis; however, it does not necessarily represent the costs that we could incur on a stand-alone basis.

Reinsurance Transactions

On December 31, 2012, following regulatory approval, Fidelity & Guaranty Life Insurance Company (“FGLIC”), a wholly owned subsidiary of the company, entered into a coinsurance agreement with FSRCI, now an indirectly wholly owned subsidiary of HGI. Pursuant to the agreement, FSRCI reinsured a 10% quota share percentage of certain FGLIC annuity liabilities of approximately $1.4 billion. As of September 30, 2014, ceded reserves are $1.3 billion. Under the terms of the agreement, FSRCI paid an initial ceding allowance of $15.0 million, which was determined to be fair and reasonable according to an independent third-party actuarial firm. The agreement is on a funds withheld basis, meaning that funds are withheld by FGLIC from the coinsurance premium owed to FSRCI as collateral for FSRCI’s payment obligations. Accordingly, the collateral assets remain under the ultimate ownership of FGLIC.

Effective September 17, 2014, FGLIC entered into a second reinsurance treaty with FSRCI whereby FGLIC ceded 30% of any new business of its multi-year guaranteed annuity block business on a funds withheld basis. Under the September 30, 2014, FGLIC has written $50.7 million of new business under this treaty.

Below are the operating results ceded to FSRCI Fiscal 2014 (in millions):

Fiscal 2014
Revenues:
Premiums	$0.9
Net investment income	64.3
Net investment gains	24.9
Insurance and investment product fees	4.4

Total revenues	94.5

Benefits and expenses:
Benefits and other changes in policy reserves	(59.9)
Acquisition & operating expenses, net of deferrals	(5.8)

Total benefits and expenses	(65.7)

Operating income	$28.8

Loan Participations and Debt Financing Agreement

FGLIC participates in loans to third parties originated by Salus, an affiliated, limited liability company indirectly owned by HGI. Salus originates senior secured asset-based loans to unaffiliated third-party borrowers. FGLIC also participates in collateralized loan obligations managed by Salus. In addition to participating in loans originated or managed by Salus, FGLIC also agreed to provide Salus with financing in the form of a revolving loan and promissory note. In January 2014, FGLIC acquired from FSRCI preferred equity interests in Salus which have a 10.0% per annum return and a total par value of $30.0 million which is included in the FSRCI funds withheld portfolio. Accordingly all income on this asset is ceded to FSRCI. The company’s maximum exposure to loss as a result of its investments in Salus is limited to the carrying value of the preferred equity interests, the promissory note and any amounts owed under the revolving loan, which totaled $303.6 million as of September 30, 2014.

In connection with the acquisition by HGI Energy Holdings, LLC, a subsidiary of HGI, of EXCO Resources, Inc., on February 14, 2013, FGLIC and FSRCI loaned $100.0 million to the HGI subsidiary, of which $20.0 million is part of the FSRCI funds withheld account investments. The loan was rated “B-” by Fitch, matures on February 14, 2021 and pays interest at a rate of 9.0% annually. In accordance with Maryland insurance law, FGLIC’s state of domicile at the time, the terms of the loan were determined to be fair and reasonable to FGLIC.

The company’s related party investments as of September 30, 2014 are summarized as follows (in millions):

Transaction	Balance Sheet Classification	September 30, 2014
		Asset carrying value	Accrued Investment Income	Total carrying value
Salus collateralized loan obligations	Fixed Maturities, available for sale	$239.5	$0.6	$240.1
Fortress Investment Group collateralized loan obligations	Fixed Maturities, available for sale	194.9	1.9	196.8
Salus preferred equity(1)	Equity securities, available for sale	34.1	—	34.1
Participations in third party loans originated by Salus	Other Invested Assets	213.3	1.5	214.8
Foreign exchange embedded derivative	Other Invested Assets	1.7	—	1.7
HGI energy loan(2)	Related Party Loans	70.0	1.6	71.6
Participations in third party loans originated by Salus in 2012	Related Party Loans	10.9	0.1	11.0
Salus promissory note	Related Party Loans	20.0	—	20.0
Salus revolver	Related Party Loans	10.0	—	10.0

(1)	Salus preferred equity is included in the FSRCI funds withheld portfolio, accordingly all income on this asset is ceded to FSRCI.
(2)	$20.0 million of the total HGI energy loan is included in the FSRCI funds withheld portfolio, accordingly the income related to this portion is ceded to FSRCI.

Investment Management Agreements

The company has investment management agreements with Salus, CorAmerica Capital, LLC, and Energy & Infrastructure Capital, LLC, all indirect subsidiaries of HGI Asset Management Holdings, LLC, an affiliate of HGI. The company pays management fees to these entities for the services provided under these agreements which are usual and customary for these types of services.

Special Dividend and Registration Rights Agreement

On December 18, 2013, the company received net proceeds from its initial public offering (“IPO”) of $172.5 million. A portion of the proceeds were used to pay a dividend of $43.0 million to HGI. Also in connection with our IPO, we entered into a registration rights agreement with HGI. The registration rights agreement grants HGI specified demand registration rights with respect to our common stock. As a result, HGI may require us to use reasonable best efforts to effect the registration under the Securities Act of the shares of our common stock which they own, at our own expense. The registration rights agreement also provides that we will indemnify HGI in connection with the registration of our common stock.

Tax Sharing Agreement

We have entered into a customary tax sharing agreement with HGI pursuant to which we will compensate HGI for the discharge of our (and those of our consolidated subsidiaries) tax obligations and be compensated for the use of our (and those of our consolidated subsidiaries) favorable tax attributes.

DIRECTOR INDEPENDENCE

Our board has determined that Messrs. Bawden, Benson, Gregson and Melchionni are independent directors under NYSE Rules. Under NYSE Rules, no director qualifies as independent unless our board affirmatively determines that the director has no material relationship with our company. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, our board has determined that each of the independent directors named above has no material relationship with our company, nor has any such person entered into any material transactions or arrangements with our company or its subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with our company, and is therefore independent under NYSE Rules.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In accordance with Sarbanes-Oxley, our audit committee charter provides that our board’s audit committee has the sole authority and responsibility to pre-approve all audit services, audit-related tax services and other permitted services to be performed for our company by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and the PCAOB, our audit committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by our independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of our independent registered public accounting firm.

The table below sets forth the professional fees paid to our independent registered public accounting firm for professional services rendered during Fiscal 2014 and during Fiscal 2013.

	Fiscal 2014	Fiscal 2013
Audit fees	$2,962,600	$2,853,271
Audit-related fees	375,000	300,000
Tax fees	118,000	100,000
All other fees	—	2,202,745

Total fees	$3,455,600	$5,456,016

•	Audit Fees are fees for professional services for the audit of the consolidated financial statements included in Form 10-K and the review of the consolidated financial statements included in Form 10-Qs or services that are provided in connection with statutory and regulatory filings or engagements, such as statutory audits required for certain foreign subsidiaries.

•	Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements.

•	Tax Fees are fees for tax compliance, tax advice and tax planning.

•	All Other Fees are fees, if any, for any services not included in the first three categories. For Fiscal 2013, All Other Fees consisted of $1,790,051 for our IPO and $412,694 for our debt offering.

ANNEX A

FIDELITY & GUARANTY LIFE

2013 STOCK INCENTIVE PLAN, AS AMENDED

1.	Establishment, Purpose and Types of Awards

Fidelity & Guaranty Life (the “Company”) hereby establishes the Fidelity & Guaranty Life 2013 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. The Plan permits the granting of Awards in the form of Incentive Stock Options, Non-Statutory Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Unrestricted Stock, and Performance Awards, in each case as such term is defined below, and any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

“Affiliate” means any entity other than a Subsidiary, that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

“Affiliated Group Member” means any member of the “affiliated group,” as such term is defined in Section 1504 of the Code (but determined without regard to Section 1504(b) of the Code), which includes the Company.

“Award” means an Incentive Stock Option, Non-Statutory Stock Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Unrestricted Stock, and Performance Award, Dividend Equivalents and any combination of the foregoing.

“Board” means the Board of Directors of the Company.

“Change in Control” means, except to the extent otherwise provided in a Grant Agreement, the first to occur of the following events after the Grant Date (i) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate owner, directly or indirectly, of 35% or more of the voting power of the Stock of the Company other than the Company, any Subsidiary, Harbinger Group, Inc. or any of their respective affiliates (a “Permitted Holder”); provided that such event shall not be deemed a Change in Control so long as one or more Permitted Holders shall own, directly or indirectly, more of the voting power of the Stock of the Company than such person or group; (iii) the merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, a majority of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; or (iv) the liquidation or dissolution of the Company other than a liquidation or dissolution for the purposes of effecting a corporate restructuring or reorganization as a result of which persons who were stockholders of the Company immediately prior to such liquidation or dissolution continue to own immediately thereafter, directly or indirectly, a majority of the combined voting power entitled to vote generally in the election of directors of the entity that owns, directly or indirectly, substantially all of the assets of the Company following such transaction.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

“Committee” means the Compensation Committee of the Board or such other committee or sub-committee of the Board as may be appointed pursuant to Section 3 of the Plan to administer the Plan.

“Committee Delegate” means the Chief Executive Officer or other senior officer of the Company to whom duties and powers of the Board or Committee hereunder have been delegated pursuant to Section 3(b).

“Covered Employee” means an employee of the Company or any Affiliated Group Member who is subject to Section 162(m) of the Code (as set forth in Section 1.162-27(c)(1)(ii) of the Treasury Regulations).

“Disabled” or “Disability” means, as to any Participant who is party to an employment agreement with the Company (or a Subsidiary or Affiliate), “disability” as defined therein. In the absence of such an employment agreement, “Disability” shall mean a long-term disability as defined the Company’s long-term disability policy or program in which the Participant participates, or if none, “Disability” shall mean that the Grantee is unable to perform substantially his or her required duties with the Company (or a Subsidiary or Affiliate) for a period of four (4) consecutive months or for any aggregate period of six (6) months in any twelve (12) month period.

“Dividend Equivalent” means an award of rights in respect of dividend payments made with respect to Stock, as set forth in Sections 7(c) or 9(c).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and any rules or regulations promulgated thereunder.

“Fair Market Value” of the Stock for any purpose on a particular date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on an established securities market, the Fair Market Value of the Stock shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method consistent with Treas. Reg. § 1.409A-1(b)(5)(iv)(B).

“Fiscal Year” means the fiscal year of the Company, which is currently each October 1st to September 30th. References to a particular Fiscal Year refer to the Fiscal Year ending in the specified year (e.g., the 2014 Fiscal Year refers to the Fiscal Year ending on September 30, 2014).

“Grant Agreement” means a written agreement between the Company and a Participant memorializing the terms and conditions of an Award granted pursuant to the Plan.

“Grant Date” means the date on which the Committee formally acts to grant an Award to a Participant or such other later date as the Committee shall so designate at the time of taking such formal action.

“Incentive Stock Options” means Stock options that meet the requirements of Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company, a Subsidiary or an Affiliate, or otherwise currently employed by the Company, a Subsidiary or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company, a Subsidiary or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K. Notwithstanding the foregoing, this definition is intended to reflect the requirements of Rule 16b-3 and shall be so construed. In the case of future amendments to Rule 16b-3, this definition shall be deemed amended accordingly.

“Non-Statutory Stock Options” means Stock options that do not meet the requirements of Section 422 of the Code.

“Outside Director” means any director who (i) is not an employee of the Company or of any Affiliated Group Member, (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Notwithstanding the foregoing, this definition is intended to reflect the requirements of Section 162(m) of the Code and the Treasury regulations issued thereunder and shall be so construed. In the case of future amendments to such Code or Treasury regulation sections, this definition shall be deemed amended accordingly.

“Participant” means any member of the Board or officer or key employee of the Company or any Subsidiary or Affiliate, who is granted an Award under the Plan.

“Performance Award” means an Award under Section 10 hereof

“Performance Measure” means one or more of the following criteria, or such other operating objectives, selected by the Committee and set forth in a Grant Agreement, to measure performance of the Company or any Subsidiary or Affiliate or other business division of same for a Performance Period, whether in absolute or relative terms:

(1) Pre-tax adjusted operating income, return on equity, after-tax adjusted operating income, operating efficiency; adjusted EBITDA; EBITDA excluding capital expenditures; other financial return measures (e.g., return on invested capital, investments, investment income generated by underwriting or other operations or on the float from such operations, equity, or revenue); cash flow return on equity; cash flow return on investment; productivity ratios (e.g., measuring liquidity, profitability or leverage); enterprise value; expense/cost management targets (e.g., improvement in or attainment of expense levels, capital expenditure levels, and/or working capital levels); other margins (e.g., operating margin, underwriting margins, net income margin, cash margin, net or operating profit margins, EBITDA margins, adjusted EBITDA margins); market share or market penetration; customer targets (e.g., customer growth or customer satisfaction); working capital targets or improvements; profit measures (e.g., gross profit, net profit, operating profit, investment profit and/or underwriting profit), including or excluding charges for share compensation, fee income and/or other specified items; certain balance sheet metrics (e.g., inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA); workforce targets (e.g., diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); implementation, completion or attainment of measurable objectives with respect to risk management, research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; and/or comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria.

(2) Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

“Performance Period” means a period set forth in a Grant Agreement of not less than one fiscal quarter over which the achievement of targets for Performance Measures is determined.

“Performance Shares” mean Restricted Stock Units granted under Section 7.

“Repricing” or “Reprice” means any of the following or other action that has the same effect: (i) lowering the exercise price of a Stock option after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling a Stock option at a time when its exercise price exceeds the Fair Market Value of the underlying Stock in exchange for another Award, or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

“Restricted Stock” and “Restricted Stock Units” means Awards under Section 7.

“Rule 16b-3” means Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended and any rules or regulations promulgated thereunder.

“Separation from Service” means separation from service (within the meaning of Section 409A(a)(2)(A)(i) of the Code).

“Stock” means common stock of the Company, par value $0.01 per share.

“Stock Appreciation Rights” or “SARs” means Awards under Section 8.

“Subsidiary” and “Subsidiaries” means, with respect to the Company, only a company or companies, whether now or hereafter existing, within the meaning of the definition of “subsidiary company” provided in Section 424(f) of the Code, or any successor thereto of similar import.

“Unrestricted Stock” means Awards under Section 9.3.

3.	Administration

(a) Procedure.

(i) The Plan shall be administered by a Stock Incentive Plan Committee (the “Committee”) consisting of all members of the Compensation Committee of the Company. The Board shall have discretion regarding whether particular Awards shall be intended to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. If such exemption requirements are intended to be satisfied with respect to particular Awards, the Committee shall designate a subcommittee, comprised only of Outside Directors and Non-Employee Directors, as applicable, to grant such Awards.

(ii) The Committee shall have at least two (2) members at all times. None of the members of the Committee shall have been granted any Award under this Plan. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

(b) Secondary Committees and Sub-Plans. The Board may, in its sole discretion, divide the duties and powers of the Committee by establishing one or more secondary Committees to which certain duties and powers of the Committee hereunder are delegated (each of which shall be regarded as a “Committee” under the Plan with respect to such duties and powers). Additionally, if permitted by applicable law, the Board or Committee may delegate certain of the Committee’s duties and powers hereunder to the Chief Executive Officer and/or to other senior officers of the Company subject to such conditions and limitations as the Board or Committee shall prescribe. However, only the Committee described under Subsection 3(a) may designate and grant Awards to Participants. The Committee shall also have the power to establish sub-plans (which may be included as appendices to the Plan or the respective Grant Agreements), which may constitute separate programs, for the purpose of establishing programs which meet any special tax or regulatory requirements of jurisdictions other than the United States and its subdivisions. Any such interpretations, rules, administration and sub-plans shall be consistent with the basic purposes of the Plan.

(c) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i) determine the Participants to whom, and the time or times at which, Awards shall be granted,

(ii) determine the types of Awards to be granted,

(iii) determine the number of shares of Stock to be covered by or used for reference purposes for each Award,

(iv) impose such terms, limitations, vesting schedules, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including without limitation establishing, in its discretion, Performance Measures that must be satisfied before an Award vests and/or becomes payable, the term during which an Award is exercisable, the purchase price, if any, under an Award and the period, if any, following a Participant’s termination of employment or service with the Company or any Subsidiary or Affiliate during which the Award shall remain exercisable,

(v) subject to the provisions of Section 409A of the Code, modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award that would materially, adversely affect the Participant without the Participant’s consent, or constitute a Repricing of an Incentive Stock Option or Non-Statutory Stock Option without the approval of the holders of the Company’s voting securities,

(vi) subject to the provisions of Section 4(c) and to the provisions of Section 409A of the Code, accelerate the time in which an Award may be exercised or in which an Award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an Award, and

(vii) establish objectives and conditions, including targets for Performance Measures, if any, for earning Awards and determining whether Awards will be paid after the end of a Performance Period.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary, desirable or appropriate in accordance with the Bylaws of the Company.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee or a Committee Delegate shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. The members of the Board and Committee and any Committee Delegate shall be indemnified by the Company in respect of all their activities under the Plan in accordance with the procedures and terms and conditions set forth in the Certificate of Incorporation and Bylaws of the Company as in effect from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation and Bylaws, as a matter of law, or otherwise.

(f) Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee or a Committee Delegate on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s or Committee Delegate’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

4.	Stock Available Under the Plan; Maximum Awards

(a) Stock Available Under the Plan.

(i) Subject to adjustments as provided in Section 13 of the Plan, the Stock that may be delivered or purchased with respect to Awards granted under the Plan, shall not exceed a number of shares of the Company’s outstanding shares of Stock equal to five percent (5%) of the Company’s outstanding shares of Stock immediately after the consummation of the initial public offering of the Company’s Stock, and the Stock that may be purchased on exercise of Incentive Stock Options shall not exceed a number of shares of the Company’s outstanding shares of Stock equal to five percent (5%) of the Company’s outstanding shares of Stock immediately prior to the time the stockholders of the Company approve this Plan. The Company shall reserve said number of shares of Stock for Awards under the Plan, subject to adjustments as provided in Section 13 of the Plan. If any Award, or portion of an Award, issued under the Plan, expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares of Stock without the delivery by the Company (or, in the case of Restricted Stock, without vesting) of Stock or other consideration, the Stock subject to such Award shall thereafter be available for further Awards under the Plan. In the case of a Stock Appreciation Right, the difference between the number of shares of Stock covered by the exercised portion of the SAR and the number of shares of Stock actually delivered upon exercise shall not be restored or available for future issuance under the Plan.

(ii) Stock available under the Plan may be, in any combination, (i) authorized but unissued shares of Stock, (ii) shares of Stock that are reacquired by the Company and held as treasury shares, and/or (iii) shares of Stock purchased on the open market by a broker designated by the Company and, subject to the requirements of Section 20, immediately thereafter issued for the benefit of a Participant under the Plan. It is intended that a registration statement under the Securities Act of 1933, as amended, shall be effective with respect to the shares of Stock issued under the Plan.

(b) Maximum Awards to Covered Employees. Awards that may be granted during any one Fiscal Year to any one Covered Employee shall not exceed a number of shares of the Company’s outstanding shares of Stock equal to one and one-half percent (1-1/2%) of the Company’s outstanding shares of Stock immediately after the consummation of the initial public offering of the Company’s Stock. To the extent required by Section 162(m) of the Code and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Stock subject to the foregoing maximum with respect to which the related Award is terminated, surrendered or canceled shall nonetheless continue to be taken into account with respect to such maximum for the calendar year in which granted.

5.	Participation

Participation in the Plan shall be open to all officers, employees, directors and consultants of the Company, or of any Subsidiary or Affiliate of the Company, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to Awards of Incentive Stock Options shall be limited to employees of the Company or of any Subsidiary of the Company.

Awards may be granted to such Participants and for or with respect to such number of shares of Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Award made in any one year to a Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

6.	Stock Options

Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to Participants Awards of Non-Statutory Stock Options and/or Incentive Stock Options. The stock option Awards granted shall be subject to the following terms and conditions.

(a) Grant of Option. The grant of a stock option shall be evidenced by a Grant Agreement, executed by the Company and the Participant, stating the number of shares of Stock subject to the stock option evidenced thereby, the exercise price and the terms and conditions of such stock option, in such form as the Committee may from time to time determine.

(b) Exercise Price. The price per share payable upon the exercise of each stock option shall be determined by the Committee but shall be no less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date.

(c) Payment. Stock options may be exercised in whole or in part by payment of the exercise price of the Stock to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made.

Payment may be made in cash (or cash equivalents acceptable to the Committee) or, if provided in the Grant Agreement and permitted by applicable law, in shares of Stock which have been held by Participant or which would otherwise be issuable to Participant on exercise, or a combination of cash and such Stock, or by such other means as the Committee may prescribe. The Fair Market Value of Stock delivered on exercise of stock options shall be determined as of the date of exercise.

The Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased Stock directly to such brokerage firm.

(d) Term of Options. The term during which each stock option may be exercised shall be determined by the Committee; provided, however, that in no event shall a stock option be exercisable more than ten (10) years from the date it is granted. Prior to the exercise of the stock option and delivery of the Stock certificates represented thereby, the Participant shall have none of the rights of a stockholder with respect to any Stock represented by an outstanding stock option.

(e) Restrictions on Incentive Stock Options. Incentive Stock Option Awards granted under the Plan shall comply in all respects with Section 422 of the Code and, as such, shall meet the following additional requirements:

(i) Grant Date. An Incentive Stock Option must be granted within ten (10) years of the earlier of the Plan’s adoption by the Board of Directors or approval by the Company’s stockholders.

(ii) Exercise Price and Term. The exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the stock option is granted and the term of the stock option shall not exceed ten (10) years. Also, the exercise price of any Incentive Stock Option granted to a Participant who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of Stock of the Company or any Subsidiary of the Company shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the grant date and the term of such stock option shall not exceed five (5) years.

(iii) Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of Stock of the Company with respect to which all Incentive Stock Options first become exercisable by any Participant in any calendar year under this or any other plan of the Company and any Subsidiaries may not exceed One Hundred Thousand Dollars ($100,000) or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed One Hundred

Thousand Dollars ($100,000), or other applicable amount, such stock options to the extent of the Stock in excess of such limit shall be treated as Non-Statutory Stock Options. In such case, the Company may designate the shares of Stock that are to be treated as Stock acquired pursuant to the exercise of an Incentive Stock Option.

(iv) Participant. Incentive Stock Options shall only be issued to employees of the Company or of a Subsidiary of the Company.

(v) Designation. No stock option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option.

(vi) Stockholder Approval. No stock option issued under the Plan shall be an Incentive Stock Option unless the Plan is approved by the stockholders of the Company within twelve (12) months of its adoption by the Board in accordance with the Bylaws of the Company and governing law relating to such matters.

(f) Other Terms and Conditions. Stock options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7.	Restricted Stock and Restricted Stock Units

(a) In General. Subject to the other applicable provisions of the Plan and applicable law, the Committee may at any time and from time to time grant Restricted Stock or Restricted Stock Units to Participants, in such amounts and subject to such vesting conditions, other restrictions and conditions for the lapse of restrictions as it determines. Unless determined otherwise by the Committee, Participants receiving Restricted Stock or Restricted Stock Units are not required to pay the Company cash consideration therefor (except as may be required for applicable tax withholding).

(b) Vesting Conditions and Other Restrictions. Each Award for Restricted Stock and Restricted Stock Units shall be evidenced by a Grant Agreement that specifies the applicable vesting conditions and other restrictions, if any, on such Award, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of the shares of Stock that are part of the Award.

(c) Stock Issuance and Stockholder Rights.

(i) Restricted Stock. Stock certificates with respect to Stock granted pursuant to a Restricted Stock Award shall be issued, and/or Stock shall be registered, in the Participant’s name at the time of grant of the Restricted Stock Award, subject to forfeiture if the Restricted Stock does not vest or other restrictions do not lapse. Any Stock certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock Award and the Participant will be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided by the Committee, during the period of restriction following issuance of Restricted Stock certificates, the Participant shall have all of the rights of a holder of Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the Restricted Stock. The Committee, in its discretion, may provide in the Grant Agreement that any dividends or distributions paid with respect to Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Restricted Stock to which such dividends or distributions relate.

(ii) Restricted Stock Units. For the shares of Stock subject to a Restricted Stock Unit that the Committee elects to settle in stock, Stock shall be registered in the Participant’s name upon vesting and lapse of any other restrictions with respect to the issuance of Stock under such Award. The Participant will not be entitled to vote such Stock or to any of the other rights of stockholders during the period prior to the registration of the Stock. An Award of Restricted Stock Units may provide the Participant with the right to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award while the Award is outstanding, and an Award may be settled in cash or Stock, all as determined by the Committee and set forth in the Grant Agreement. Unless otherwise determined by the Committee with respect to a particular Award (and set forth in the Grant Agreement), each outstanding Restricted Stock Unit that is entitled to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award while the Award is outstanding shall accrue such dividend and distribution equivalents, deferred as equivalent amounts of additional Restricted Stock Units, and such amounts shall be paid only when and if the Restricted Stock Unit (on which such dividend and distribution equivalents were accrued) vests and becomes payable. If the Committee determines to provide for the current payment of dividend equivalents and distributions with respect to Stock subject to the Award, the terms and conditions of such payment shall be set forth in the Grant Agreement and shall be structured in compliance with Section 409A of the Code. To the extent that a Restricted Stock Unit does not vest or is otherwise forfeited, any accrued and unpaid dividend and distribution equivalents shall be forfeited. Amounts payable or distributable (including dividend and distribution equivalents that are payable with respect to such Restricted Stock Units) shall be made or distributed within thirty (30) days after the Participant’s rights to such payments vest. In the event the Award provides for partial vesting over multiple years, amounts payable or distributable with respect to the Award (including dividend and distribution equivalents that are payable with respect to such Restricted Stock Units) shall be made or distributed within thirty (30) days after vesting occurs, except as otherwise provided in a Grant Agreement.

8.	Stock Appreciation Rights

(a) Award of Stock Appreciation Rights. Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant Stock Appreciation Rights (“SARs”) to Participants, either on a free-standing basis (without regard to or in addition to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option), as it determines. SARs granted in tandem with or in addition to a stock option may be granted at the same time as the stock option; provided, however, that a tandem SAR shall not be granted with respect to any outstanding Incentive Stock Option Award without the consent of the Participant. SARs shall be evidenced by Grant Agreements, executed by the Company and the Participant, stating the number of shares of Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee. In no event shall a SAR be exercisable more than ten (10) years from the date it is granted. The Participant shall have none of the rights of a stockholder with respect to any Stock represented by a SAR prior to exercise of the SAR.

(b) Restrictions of Tandem SARs. No Incentive Stock Option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Stock subject to the Incentive Stock Option is greater than the exercise price for such Incentive Stock Option. SARs granted in tandem with stock options shall be exercisable only to the same extent and subject to the same conditions as the stock options related thereto are exercisable. The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.

(c) Amount of Payment upon Exercise of SARs. A SAR shall entitle the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value of one share of Stock on the exercise date over (B) the base price per share of Stock specified in the Grant Agreement, times (ii) the number of shares of Stock specified by the SAR, or portion thereof, that is exercised. The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value of a share of Stock on the Grant Date. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related stock option (or any portion or portions thereof which the Participant from time to time determines to surrender for this purpose).

(d) Form of Payment upon Exercise of SARs. Payment by the Company of the amount receivable upon any exercise of a SAR shall be made by the delivery of the number of whole shares of Stock determined by dividing the amount payable under the SAR by the Fair Market Value of a share of Stock on the exercise date, or in cash. The amount equivalent in value to any fractional share will be paid out currently in cash.

9.	Unrestricted Stock and Dividend Equivalents

(a) Grant or Sale of Unrestricted Stock. Subject to the limitations contained in Section 4, the Committee in its discretion may grant or sell to any Participant shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers. The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

(c) Dividend Equivalents. The Committee may, in its sole discretion, award dividend equivalents in connection with the grant of other types of Awards hereunder, or as separate Awards hereunder, subject to the terms of the applicable Grant Agreement.

10.	Performance Awards

(a) In General. The Committee, in its discretion, may establish targets for Performance Measures for selected Participants and authorize the granting, vesting, payment and/or delivery of Performance Awards in the form of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units (which shall be referred to as “Performance Shares” if granted under this Section), Stock Appreciation Rights, and/or Unrestricted Stock to such Participants upon achievement of such targets for Performance Measures during a Performance Period. The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards. Performance Awards may be granted either alone or in addition to other Awards made under the Plan. Notwithstanding any contrary provision of the Plan, in the case of an Award intended to meet the performance-based compensation exception under Section 162(m) of the Code, the Committee may not exercise discretion to increase the amount of the Award that will be paid or vested.

(b) Covered Employee Targets. In connection with any Performance Awards granted to a Covered Employee which are intended to meet the performance-based compensation exception under Section 162(m) of the Code, the Committee shall (i) establish in the applicable Grant Agreement the specific targets relative to the Performance Measures which must be attained before the respective Performance Award is granted, vests, or is otherwise paid or delivered, (ii) provide in the applicable Grant Agreement the method for computing the portion of the Performance Award which shall be granted, vested, paid and/or delivered if the target or targets are attained in full or part, and (iii) at the end of the relevant Performance Period and prior to any such grant, vesting, payment or delivery certify the extent to which the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing the portion of such Performance Award which shall be granted, vested, paid or delivered to any Covered Employee shall be established by the Committee prior to the earlier to occur of (A) ninety (90) days after the commencement of the Performance Period to which the Performance Measure applies and (B) the lapse of twenty-five percent (25%) of the Performance Period and in any event while the outcome is substantially uncertain. In interpreting Plan provisions applicable to Performance Measures and Performance Awards which are intended to meet the performance-based compensation exception under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2), and the Committee in interpreting the Plan shall be guided by such provisions.

(c) Nonexclusive Provision. Notwithstanding this Section 10, the Committee may authorize the granting, vesting, payment and/or delivery of Performance Awards based on performance measures other than the Performance Measures and performance periods other than the Performance Periods to employees who are not Covered Employees or to Covered Employees to the extent such Awards are not intended to meet the performance-based compensation exception under Section 162(m) of the Code and in such case waive the deadlines for establishing performance measures under Subsection (b) above. Moreover, to the extent applicable, an Award may be structured to comply with the transitional relief described in Section 1.162-27(0(4) of the Treasury Regulations, to the extent such relief as available.

11.	Tax Withholding

(a) Withholding by the Company; Payment by Participant. The Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any Federal, state or local taxes of any kind required by law to be withheld from any payment of any kind due to the Participant under the Plan. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income.

(b) Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock that have been purchased by the Participant on the open market or have been beneficially owned by the Participant and are not then subject to restrictions under any Company plan and with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Grant Agreement may also provide that all tax withholding obligations will be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to an Award that number of shares having an aggregate Fair Market Value (as of the date the withholding is effected) required to satisfy the minimum withholding amounts due with respect to such Award.

(c) Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

12.	Transferability

No stock option, SAR or unvested Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, a stock option or SAR may be exercised during the lifetime of the Participant only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, with the Committee’s permission expressed in the Grant Agreement or otherwise, any Award may, in the Committee’s sole discretion, be transferable by gift or domestic relations order to (i) the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law or sister-in-law, including adoptive relationships (such persons, “Family Members”), (ii) a corporation, partnership, limited liability company or other business entity whose only stockholders, partners or members, as applicable are the Participant and/or Family Members, or (iii) a trust in which the Participant and/or Family Members have all of the beneficial interests, and subsequent to any such transfer any Award may be exercised by any such transferee.

13.	Adjustments; Business Combinations

(a) Adjustments. In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards made under the Plan, and in any other matters that relate to Awards and that are affected by the changes in the shares referred to above.

(b) Change in Control. In the event of any proposed Change in Control, the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the Participants, which action may include, without limitation, any one or more of the following to the extent permitted by Section 409A of the Code: (i) acceleration of vesting; (ii) acceleration or change of the exercise and/or expiration dates of any Award to require that settlement be made, if at all, prior to the Change in Control; (iii) cancellation of any Award upon payment to the holder in cash of the Fair Market Value of the Stock subject to such Award as of the date of (and, to the extent applicable, as established for purposes of) the Change in Control, less the aggregate exercise price, if any, of the Award; and (iv) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to Stock of the Company, arrangements to have such other entity replace the Awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the Award.

(c) Dissolution and Liquidation. In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then, to the extent permitted under Section 409A of the Code, each Participant shall have the right to exercise his or her vested, outstanding stock options and Stock Appreciation Rights and to require payment in cash or registration in Participant’s name of the Stock (as elected by the Committee), under any vested, outstanding Restricted Stock Unit Awards, at any time up to the effective date of such liquidation and dissolution, upon which date all Awards under the Plan shall terminate.

(d) Other Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding paragraphs of this Section 13) affecting the Company, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Except as hereinbefore expressly provided, issuance by the Company of stock of any class or securities convertible into stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock subject to Awards.

14.	Termination and Amendment

(a) Amendment or Termination by the Board. The Board, without further approval of the stockholders, may amend or terminate the Plan or any portion thereof at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company to increase the number of shares of Stock subject to the Plan or if stockholder approval is required under the terms of the Plan or is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the Stock is listed or quoted (including for this purpose stockholder approval that is required for continued compliance with Rule 16b-3) or stockholder approval that is required to enable the Committee to grant Incentive Stock Options pursuant to the Plan.

(b) Amendments by the Committee. The Committee shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may amend any outstanding Award in any manner as provided in Section 3(c) and to the extent that the Committee would have had the authority to make such Award as so amended.

(c) Approval of Participants. No amendment to the Plan or any Award may be made that would materially adversely affect any outstanding Award previously made under the Plan without the approval of the Participant.

15.	Non-Guarantee of Employment

Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate an employee at any time.

16.	Termination of Employment

For purposes of maintaining a Participant’s continuous status as an employee and accrual of rights under any Award, transfer of an employee among the Company and the Company’s Subsidiaries or Affiliates shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence that is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee’s right to reemployment shall no longer be guaranteed either by law or contract. In the case of non-employee directors or consultants, references in this Plan or an Award to “termination of employment” or other similar terms shall be deemed to refer to a cessation of the service provider relationship.

17.	Written Agreement

Each Grant Agreement entered into between the Company and a Participant with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

18.	Non-Uniform Determinations

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and time of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

19.	Limitation on Benefits

With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20.	Compliance with Securities and Other Laws

(a) Any Stock certificates for shares issued pursuant to this Plan may bear a legend restricting transferability of the Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable securities laws of the states of the U.S. The Company may notify its transfer agent to stop any transfer of Stock not made in compliance with these restrictions. Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of Stock certificates for such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any national securities exchange or Nasdaq System upon which the Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee.

(b) Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawbacks as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

21.	No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. With respect to any transfer or payment not yet made to a Participant pursuant to an Award, the obligation of the Company shall be interpreted solely as an unfunded contractual obligation to make such transfer or payment in the manner and under the conditions prescribed under the written instrument evidencing the Award. Any shares of Stock or other assets set aside with respect to an Award shall be subject to the claims of the Company’s general creditors, and no person other than the Company shall, by virtue of an Award, have any interest in such shares or assets. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provisions of this Section. In no event shall any assets set aside (directly or indirectly) with respect to an Award be located or transferred outside the United States.

22.	No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases), including without limitation the granting of stock options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or Unrestricted Stock Units otherwise than under the Plan.

23.	No Restriction of Corporate Action

Nothing contained in the Plan shall be construed to limit or impair the power of the Company or any Subsidiary or Affiliate to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to merge or consolidate, liquidate, sell or transfer all or any part of its business or assets or, except as otherwise provided herein, or in a Grant Agreement, to take other actions which it deems to be necessary or appropriate. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary or Affiliate as a result of such action.

24.	Construction; Governing Law

The Plan is generally intended to constitute an equity compensation plan that does not provide for the deferral of compensation subject to Section 409A of the Code and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan not being subject to the provisions of Section 409A. To the extent any Awards under the Plan are subject to Section 409A, then no amount of “deferred compensation” (within the meaning of Section 409A of the Code) shall be paid earlier than the earliest date permitted under Section 409A of the Code. To the extent that an Award is subject to the provisions of Section 409A of the Code, the provisions of the Plan relating to such Awards, including all distributions thereunder, are intended to comply with the provisions of Section 409A of the Code and if any such provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of the interpretation or construction which is consistent with the Plan complying with the provisions of Section 409A. To the extent an amount subject to Section 409A is payable upon termination of employment, such payment shall be made only if the termination of employment constitutes a Separation from Service. To the extent an amount referred to in the preceding sentence is payable to a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), such payment shall be delayed as set forth in such Code section. Any Award subject to Section 409A that is payable in installments shall be treated as a right to receive a series of separate payments under Section 409A and the regulations promulgated thereunder.

The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with applicable federal laws and the laws of the State of Delaware (without regard to its choice of law provisions).

25.	Plan Subject to Charter and Bylaws

This Plan is subject to the Certificate of Incorporation and Bylaws of the Company, as they may be in effect from time to time.

26.	Effective Date; Termination Date

The Plan is effective as of the date on which the Plan is approved by the Board. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth (10th) anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

27.	Tax Consequences of Awards/Payments

The Company makes no representations as to the tax consequences of any compensation or benefits provided hereunder (including, without limitation, under Section 409A of the Code, if applicable). A Participant is solely responsible for any and all income, excise or other taxes imposed on the Participant with respect to any and all compensation or other benefits provided to the Participant pursuant to an Award under the Plan.

FIRST AMENDMENT TO THE

FIDELITY & GUARANTY LIFE

2013 STOCK INCENTIVE PLAN

Pursuant to authority reserved by Fidelity & Guaranty Life (the “Company”) under Section 14(a) of the Fidelity & Guaranty Life 2013 Stock Incentive Plan (the “Plan”), the Board of Directors of the Company hereby ratifies the earlier amendment to the Plan by the Independent Subcommittee of the Compensation Committee, effective as of March 7, 2014:

SOLE CHANGE

Section 3(a) of the Plan is hereby deleted and replaced with the following:

“(a) Procedure.

(1) The Plan shall be administered by a Stock Incentive Plan Committee (the “Committee”) consisting of all members of the Compensation Committee of the Company. The Board shall have discretion regarding whether particular Awards shall be intended to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. If such exemption requirements are intended to be satisfied with respect to particular Awards, the Committee shall designate a subcommittee, comprised only of Outside Directors and Non-Employee Directors, as applicable, to grant such Awards.

(2) The Committee shall have at least two (2) members at all times. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.”

ANNEX B

FIDELITY & GUARANTY LIFE

SECTION 162(m) EMPLOYEE INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

Fidelity & Guaranty Life Business Services Inc. (the “Company”) hereby establishes the Fidelity & Guaranty Life Section 162(m) Employee Incentive Plan, effective as of January 1, 2014 (the “Plan”). Prior to the initial public offering of Fidelity & Guaranty Life’s common stock, all eligible Company employees were covered under an annual bonus plan known as the “Fidelity & Guaranty Life Employee Incentive Plan.” Effective for the performance period beginning January 1, 2014, the Fidelity & Guaranty Life Employee Incentive Plan was amended and restated, and will continue to be used for awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. At the same time, this Plan is being established for awards intended to qualify as “performance-based compensation.” The purpose of the Plan is to promote the growth and profitability of the Company by (i) providing incentives to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. The Plan permits the granting of Performance Awards payable in cash.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

“Affiliate” means any entity other than a Subsidiary, that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

“Affiliated Group Member” means any member of the “affiliated group,” as such term is defined in Section 1504 of the Code (but determined without regard to Section 1504(b) of the Code), which includes the Company.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

“Committee” means the sub-committee of the Compensation Committee of the Board, each member of which qualifies as an Outside Director, as appointed pursuant to Section 3 of the Plan to administer the Plan.

“Covered Employee” means an employee of the Company or any Affiliated Group Member who is subject to Section 162(m) of the Code (as set forth in Section 1.162-27(c)(1)(ii) of the Treasury Regulations), and who is granted a Performance Award under the Plan.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and any rules or regulations promulgated thereunder.

“Fiscal Year” means the fiscal year of the Company, which is currently each October 1st to September 30th. References to a particular Fiscal Year refer to the Fiscal Year ending in the specified year (e.g., the 2014 Fiscal Year refers to the Fiscal Year ending on September 30, 2014).

“Grant Agreement” means a written agreement between the Company and a Participant memorializing the terms and conditions of a Performance Award granted pursuant to the Plan.

“Grant Date” means the date on which the Committee formally acts to grant a Performance Award to a Participant or such other later date as the Committee shall so designate at the time of taking such formal action.

“Outside Director” means any director who (i) is not an employee of the Company or of any Affiliated Group Member, (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. Notwithstanding the foregoing, this definition is intended to reflect the requirements of Section 162(m) of the Code and the Treasury regulations issued thereunder and shall be so construed. In the case of future amendments to such Code or Treasury regulation sections, this definition shall be deemed amended accordingly.

“Participant” or “Grantee” means any Covered Employee, who is granted a Performance Award under the Plan.

“Performance Award” means an Award under Section 6 hereof.

“Performance Measure” means one or more of the following criteria, or such other operating objectives, selected by the Committee and set forth in a Grant Agreement, to measure performance of the Company or any Subsidiary or Affiliate or other business division of same for a Performance Period, whether in absolute or relative terms:

(1) Pre-tax adjusted operating income, return on equity, after-tax adjusted operating income, operating efficiency; adjusted EBITDA; EBITDA excluding capital expenditures; other financial return measures (e.g., return on invested capital, investments, investment income generated by underwriting or other operations or on the float from such operations, equity, or revenue); cash flow return on equity; cash flow return on investment; dividends paid, productivity ratios (e.g., measuring liquidity, profitability or leverage); enterprise value; statutory capital levels; risk-based capital levels; revenue levels; expense/cost management targets (e.g., improvement in or attainment of expense levels, capital expenditure levels, and/or working capital levels); other margins (e.g., operating margin, underwriting margins, net income margin, cash margin, net or operating profit margins, EBITDA margins, adjusted EBITDA margins); market share or market penetration; customer targets (e.g., customer growth or customer satisfaction); working capital targets or improvements; profit measures (e.g., gross profit, net profit, operating profit, investment profit and/or underwriting profit), including or excluding charges for share compensation, fee income and/or other specified items; certain balance sheet metrics (e.g., inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA, book value); workforce targets (e.g., diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); implementation, completion or attainment of measurable objectives with respect to risk management, research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; and/or comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria.

(2) Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

“Performance Period” means (1) January 1, 2014 through September 30, 2014, and (2) effective as of October 1, 2014, each October 1 through September 30 thereafter.

“Securities Act” means the U.S. Securities Act of 1933, as amended and any rules or regulations promulgated thereunder.

“Separation from Service” means separation from service (within the meaning of Section 409A(a)(2)(A)(i) of the Code).

“Subsidiary” and “Subsidiaries” means, with respect to the Company, a company or companies, whether now or hereafter existing, within the meaning of the definition of “subsidiary company” provided in Section 424(f) of the Code, or any successor thereto of similar import.

3.	Administration

(a) Procedure.

(1) The Plan shall be administered by a subcommittee of the Compensation Committee of the Company, comprised of at least two directors, each of whom is an Outside Director. Such subcommittee is referred to in the Plan as the “Committee.”

(2) The Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

(b) Powers of the Committee

The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Performance Awards under the Plan, prescribe Grant Agreements evidencing such Performance Awards and establish programs for granting Performance Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i) determine the Participants to whom, and the time or times at which, Performance Awards shall be granted,

(ii) impose such terms, limitations, restrictions and conditions upon any such Performance Award as the Committee shall deem appropriate, including without limitation establishing, in its discretion, Performance Measures that must be satisfied before an Award becomes payable,

(iii) establish objectives and conditions, including targets for Performance Measures, if any, for determining whether Awards will be paid after the end of a Performance Period.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary, desirable or appropriate in accordance with the Bylaws of the Company.

(c) Limited Liability

To the maximum extent permitted by law, no member of the Board or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Performance Award thereunder.

(d) Indemnification

The members of the Board and Committee shall be indemnified by the Company in respect of all their activities under the Plan in accordance with the procedures and terms and conditions set forth in the Certificate of Incorporation and Bylaws of the Company as in effect from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation and Bylaws, as a matter of law, or otherwise.

(e) Effect of Committee’s Decision

All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

4.	Maximum Awards

The maximum amount payable to a Participant under a Performance Award granted for any Performance Period shall not exceed two million dollars ($2,000,000).

5.	Participation

Participation in the Plan shall be open to all Employees of the Company, or of any Subsidiary or Affiliate of the Company, who are Covered Employees when a Performance Award is granted, or are expected to be Covered Employees when a Performance Award becomes payable, as may be selected by the Committee from time to time. Performance Awards may be granted to such Participants, and on such terms and conditions, as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of a Performance Award made in any one year to a Participant shall neither guarantee nor preclude a further grant of a Performance Award to such person in that year or subsequent years.

6.	Performance Awards

(a) In General

The Committee, in its discretion, shall establish targets for Performance Measures for selected Participants and authorize the granting of Performance Awards, and payment in respect of such awards in cash to such Participants upon achievement of such targets for Performance Measures during a Performance Period. The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the amount, terms and conditions of any Performance Awards. The Performance Awards are intended to meet the performance-based compensation exception under Section 162(m) of the Code, and therefore, notwithstanding any contrary provision of the Plan, the Committee may not exercise discretion to increase the amount of the Performance Award that will be paid.

(b) Covered Employee Targets

The Committee shall (i) establish in the applicable Grant Agreement the specific targets relative to the Performance Measures which must be attained before payment is made with respect to the Performance Award, (ii) provide in the applicable Grant Agreement the method for computing the amount that shall be paid with respect to the Performance Award if the target or targets are attained in full or part, and (iii) at the end of the relevant Performance Period and prior to any such payment, certify the extent to which the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing the amount that shall be paid with respect to a Performance Award shall be established by the Committee prior to the earlier to occur of (A) ninety (90) days after the commencement of the Performance Period to which the Performance Measure applies and (B) the lapse of twenty-five percent (25%) of the Performance Period and in any event while the outcome is substantially uncertain. In interpreting Plan provisions applicable to Performance Measures and Performance Awards which are intended to meet the performance-based compensation exception under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2), and the Committee in interpreting the Plan shall be guided by such provisions.

7.	Tax Withholding

The Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any Federal, state or local taxes of any kind required by law to be withheld from any payment due to the Participant under the Plan.

8.	Termination and Amendment

(a) Amendment or Termination by the Board

The Board, without further approval of the stockholders, may amend or terminate the Plan or any portion thereof at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval is required under the terms of the Plan or is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the Common Stock of Fidelity & Guaranty Life is listed or quoted (including for this purpose stockholder approval that is required for continued compliance with Section 162(m) of the Code).

(b) Amendments by the Committee

The Committee shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may amend any outstanding Award in any manner as provided in Section 3(b) and to the extent that the Committee would have had the authority to make such Performance Award as so amended.

(c) Approval of Participants

No amendment to the Plan or any Performance Award may be made that would materially adversely affect any outstanding Performance Award previously made under the Plan without the approval of the Participant.

9.	Non-Guarantee of Employment

Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate an employee at any time.

10.	Termination of Employment

For purposes of maintaining a Participant’s continuous status as an employee and accrual of rights under any Performance Award, transfer of an employee among the Company and the Company’s Subsidiaries or Affiliates shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence that is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee’s right to reemployment shall no longer be guaranteed either by law or contract.

11.	Written Agreement

Each Grant Agreement entered into between the Company and a Participant with respect to a Performance Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

12.	Non-Uniform Determinations

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Performance Awards, the form, amount and time of such Performance Awards, the terms and provisions of such Performance Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Performance Awards under the Plan, whether or not such persons are similarly situated.

13.	Clawback

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawbacks as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

14.	No Trust or Fund Created

Neither the Plan nor any Performance Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. With respect to any payment not yet made to a Participant pursuant to a Performance Award, the obligation of the Company shall be interpreted solely as an unfunded contractual obligation to make such payment in the manner and under the conditions prescribed under the written instrument evidencing the Performance Award. No person other than the Company shall, by virtue of a Performance Award, have any interest in any assets of the Company.

15.	No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases), including without limitation the granting of bonuses otherwise than under the Plan.

16.	Construction; Governing Law

The Plan is generally intended to constitute a bonus plan that does not provide for the deferral of compensation subject to Section 409A of the Code and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan not being subject to the provisions of Section 409A, but rather, “short-term deferrals” under Section 1.409-A(b)(4) of the Treasury Regulations. To the extent any Performance Awards under the Plan are subject to Section 409A, then no amount of “deferred compensation” (within the meaning of Section 409A of the Code) shall be paid earlier than the earliest date permitted under Section 409A of the Code. To the extent that a Performance Award is subject to the provisions of Section 409A of the Code, the provisions of the Plan relating to such Performance Awards, including all distributions thereunder, are intended to comply with the provisions of Section 409A of the Code and if any such provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of the interpretation or construction which is consistent with the Plan complying with the provisions of Section 409A. To the extent an amount subject to Section 409A is payable upon termination of employment, such payment shall be made only if the termination of employment constitutes a Separation from Service. To the extent an amount referred to in the preceding sentence is payable to a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), such payment shall be delayed as set forth in such Code section. Any Performance Award subject to Section 409A that is payable in installments shall be treated as a right to receive a series of separate payments under Section 409A and the regulations promulgated thereunder.

The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with applicable federal laws and the laws of the State of Delaware (without regard to its choice of law provisions).

17.	Plan Subject to Charter and Bylaws

This Plan is subject to the Certificate of Incorporation and Bylaws of the Company, as they may be in effect from time to time.

18.	Effective Date

The Plan is effective as of January 1, 2014.

19.	Tax Consequences of Awards/Payments

The Company makes no representations as to the tax consequences of any compensation or benefits provided hereunder (including, without limitation, under Section 409A of the Code, if applicable). A Participant is solely responsible for any and all income, excise or other taxes imposed on the Participant with respect to any and all compensation or other benefits provided to the Participant pursuant to a Performance Award under the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF

FIDELITY & GUARANTY LIFE

FEBRUARY 11, 2015

PROXY VOTING INSTRUCTIONS

INTERNET – Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on February 10, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting form.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided as soon as possible. Proxy cards submitted by mail must be received no later than 5:00 p.m., Eastern Time, on February 10, 2015, to be voted at our annual meeting.

IN PERSON - You may vote your shares in person by attending our annual meeting.

COMPANY NUMBER
ACCOUNT NUMBER

  NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available at www.fglife.com under the heading “Annual Reports and Proxy Statements.”

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. Election of directors:
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	☐ James M. Benson ☐ Kostas Cheliotis ☐ Phillip J. Gass ☐ Kevin J. Gregson

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 30, 2015.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve, on an advisory basis, the compensation of the Company’s executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve, on an advisory basis, the frequency of holding a future advisory vote on executive compensation.	EVERY YEAR ☐	EVERY TWO YEARS ☐	EVERY THREE YEARS ☐	ABSTAIN ☐

5.	To approve the Fidelity & Guaranty Life Section 162(m) Employee Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	To approve the Fidelity & Guaranty Life 2013 Stock Incentive Plan, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

The Board recommends a vote FOR each of the nominees listed in Proposal 1, FOR Proposals 2, 3, 5 and 6 and EVERY THREE YEARS for Proposal 4. This proxy when properly executed and returned in a timely manner will be voted in the manner directed, or if no choice is specified, it will be voted FOR each of the nominees listed in Proposal 1, FOR Proposals 2, 3, 5 and 6 and EVERY THREE YEARS for Proposal 4. The proxies are authorized to vote upon such other business, including postponements and adjournments, as may properly come before the meeting and any postponement or adjournment thereof.

If you vote your proxy by Internet you do NOT need to mail back your proxy card. Your Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FIDELITY & GUARANTY LIFE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 11, 2015

This proxy is solicited by the board of directors for use at the Fidelity & Guaranty Life Annual Meeting of Stockholders to be held on February 11, 2015, or at any postponement(s) or adjournment(s) thereof.

The undersigned, having read the Notice of Annual Meeting of Stockholders and proxy statement dated December 30, 2014, receipt of which is hereby acknowledged, does hereby appoint and constitute Eric L. Marhoun and Dennis R. Vigneau, each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the annual meeting of stockholders of Fidelity & Guaranty Life (the “Company”) to be held at Two Ruan Center, 601 Locust Street, Des Moines, IA 50309 on Wednesday, February 11, 2015 beginning at 11:00 a.m., Central Time, and at any postponement or adjournment thereof, with respect to all of the shares of the Company’s common stock, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. These proxies are authorized to vote in their discretion upon such other business as may properly come before the annual meeting of stockholders or any adjournment or postponement thereof.

This proxy when properly executed and returned in a timely manner, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted as the board of directors recommends.

(Continued and to be signed on the reverse side.)